As filed with the Securities and Exchange Commission on October 7, 2022

Registration No. 333-266195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Logiq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-5057897
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Brent Y. Suen

Chief Executive Officer

Logiq, Inc.

85 Broad Street, 16-079

New York, NY 10004

(808) 829-1057

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Christopher L. Tinen, Esq.

Procopio, Cory, Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 400

San Diego, California 92130

(858) 720-6320

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 7, 2022

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

6,000,000 Shares of Common Stock as Primary Settlement Shares

20,000,000 Shares of Common Stock as Purchase Shares

Logiq, Inc.

This registration statement relates to the offering and resale by the Selling Stockholder identified herein of (i) up to 6,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of Logiq, Inc. (the “Company”) as “Primary Settlement Shares” and (ii) up to 20,000,000 shares of the Company’s Common Stock as “Purchase Shares”. All such securities represent shares that are issuable to Ionic Ventures, LLC (“Ionic”) under a Purchase Agreement dated as of March 30, 2022, between the Company and Ionic, which we refer to herein as the “Purchase Agreement”.

The Selling Stockholder has advised us that they will sell the Common Stock from time to time in the open market, on the OTCQX Market, in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or a combination of those methods. See also “Plan of Distribution” on page 35 for more information.

We are not selling any securities under this registration statement and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. Additionally, we will not receive any gross proceeds from the sale of Primary Settlement Shares to Ionic under the Purchase Agreement, as such shares serve as a “true-up” of Primary Shares previously sold to Ionic on March 31, 2022. However, we may receive gross proceeds of up to $37,000,000 from the sale of Purchase Shares to Ionic under the Purchase Agreement, from time to time in our discretion after the date the registration statement of which this prospectus is a part is declared effective and after the other conditions in the Purchase Agreement have been satisfied. Depending on the market prices of our Common Stock at the time we elect to issue and sell Purchase Shares to Ionic under the Purchase Agreement, we may need to issue up to 6,000,000 of the “true-up” shares of Common Stock in order to receive aggregate gross proceeds equal to the $37,000,000 in remaining total commitment available to us under the Purchase Agreement.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 35.

Our shares of Common Stock are quoted on the OTCQX Market under the symbol, “LGIQ”, and on the NEO Exchange in Canada under the same symbol, “LGIQ”. On September 22, 2022, the last reported sales price for our common stock on the OTCQX Market was $0.32 per share, and C$0.45 per share on the NEO Exchange. This price will fluctuate based on the demand for our Common Stock.

The Holding Foreign Companies Accountable Act, (“HFCA Act”), was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a "foreign issuer," as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

Our current auditor, Centurion ZD CPA & Co. (“Centurion”) is an auditor of companies that are traded publicly in the United States and registered with the PCAOB and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Because our auditor is located in Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections because of positions taken by the authorities in that jurisdiction, including an approval requirement by such authorities, the PCAOB has indicated that it currently does not have free access to inspect the work of our auditor. The lack of access to the PCAOB inspection in Hong Kong prevents the PCAOB from fully evaluating audits and quality control procedures of our auditors based in Hong Kong. As a result, our investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of our auditor in Hong Kong makes it more difficult to evaluate the effectiveness of its audit procedures or quality control procedures as compared to auditors outside of Hong Kong and certain other foreign jurisdictions that are subject to the PCAOB inspections.

The HFCAA requires, among other things, for the SEC to identify public companies that that have retained a registered public accounting firm to issue an audit report where the firm has a branch or office that: (i) is located in a foreign jurisdiction, and (ii) PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction. On April 12, 2022, the Company was provisionally identified by the SEC as a Commission-Identified Issuer under the HFCAA, and given 15 business days (until May 3, 2022) to contact the SEC with evidentiary proof claiming that we have been incorrectly identified under the HFCAA. Because the Company’s auditors are located in Hong Kong, the Company did not have a claim that it was incorrectly identified under the HFCAA, and as a result, it has been placed on the conclusive list. Due to the fact that we have been placed on the conclusive list, our securities may be subject to prohibitions on trading on a U.S. securities exchange or OTC trading market in the U.S. if we do not engage a new auditor or our auditor is not inspected by the PCAOB for three consecutive years (or two years if the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) is enacted), which would make it difficult for you to sell your securities. Additionally, the Company will be required to provide certain information to the SEC establishing that it is not owned or controlled by a governmental entity in Hong Kong on or before the filing deadline for the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company has not yet submitted such information to the SEC, but intends to do so prior to the deadline. There can be no assurances that the SEC will remove the Company from the list of issuers identified under the HFCAA, either now or in the future. Please review the Risk Factor relating to such beginning on page 13.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. This prospectus is not an offer to sell, nor is the selling stockholder seeking an offer to buy, securities in any state where such offer or solicitation is not permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

The date of this prospectus is         , 2022.

Logiq, Inc., the Logiq logo, and other trademarks or service marks of Logiq appearing in this prospectus are the property of Logiq, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

You should rely only on the information contained in this prospectus or in any related free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized anyone to provide you with any information or to make any representation not contained in this prospectus or incorporated by reference. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes included in this prospectus, contained or incorporated by reference in this prospectus. You should carefully consider, among other things, the matters discussed under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in our consolidated financial statements, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find Additional Information.”

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our Company,” the “Company” and “Logiq” refer to Logiq, Inc. and all its subsidiaries that may exist from time to time.

Our Company

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients. The Company’s solutions are provided through “DataLogiq” business, a digital marketing analytics business unit that offers proprietary data management, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company, through its DataLogiq platform offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

The Company provides its digital marketing to SMBs in a wide variety of industry sectors. The Company believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. The Company recognizes revenue on our SaaS platform when provisioning services for their marketing campaigns. They also recognize revenue on CPL and other metrics for engagements undertaken on a performance marketing basis.

The Company continues to expand its portfolio of offerings and the industries they serve:

●	In January 2020, the Company completed the acquisition of substantially all of the assets of Push Holdings, Inc. This acquired business, which the Company has rebranded as its DataLogiq division, operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. DataLogiq has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. DataLogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DataLogiq is located in Minneapolis, Minnesota, USA.

●	On November 2, 2020, the Company completed the acquisition of Fixel AI Inc. (“Fixel”), thereby acquiring its self-serve MarTech Audience Targeting platform as a further expansion of its DataLogiq product suite.

●	On March 29, 2021, the Company completed the acquisition of Rebel AI, Inc., a Delaware corporation (“Rebel”). By acquiring Rebel and its platform, the Company enables brands and agencies to securely transact media and activate first-party data.

●	On June 21, 2021, the Company completed its Canadian IPO offering of 1,976,434 units of its securities, consisting of shares warrants to purchase shares of common stock, on the NEO exchange in Canada.

●

On March 31, 2022, the Company, Battle Bridge Acquisition Co, LLC, a company beneficially owned entirely by the Company (the “Buyer”), Section 2383 LLC, a Wyoming limited liability company (“Seller”), Travis Phipps, an individual (“Phipps”) and Robb Billy (“Billy” and, together with Phipps, the “Founders”) and Travis Phipps, as Representative, entered into an asset purchase agreement (the “Battle Bridge Purchase Agreement”) whereby the Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer substantially all of the assets of Seller which represents the “Battle Bridge Labs” business (the “Battle Bridge Assets”) (collectively, the “Transaction”). The consummation of the Transaction (the “Closing”) occurred simultaneously with execution of the Battle Bridge Purchase Agreement on March 31, 2022.

As consideration for the Buyer’s acquisition of the Battle Bridge Assets, the Company agreed to pay $3,250,000 (the “Purchase Price”), which consisted of $250,000 in cash (the “Cash Consideration”) and the issuance of 2,912,621 shares of restricted common stock of the Company at $1.03 per share (the “Stock Consideration”) (representing $3,000,000 in Stock Consideration), which was the volume weighted average price (“VWAP”) of the Company’s Common Stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to Closing. $500,000 in Stock Consideration was retained by the Company at the Closing and held as partial security to satisfy indemnification claims for a period of 12 months following the Closing.

In addition, the recipients of the Stock Consideration agreed to sign lock-up and leak-out agreements which provide that, following a 6-month lock-period and ending 18 months after Closing, any sales of the Company’s Common Stock by such recipients do not exceed one percent (1%) of the then applicable thirty (30) day trading average volume of the Company’s Common Stock as of such date.

HFCAA and AHFCAA

The Holding Foreign Companies Accountable Act, (“HFCAA”), was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a "foreign issuer," as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

Our current auditor, Centurion ZD CPA & Co. (“Centurion”) is an auditor of companies that are traded publicly in the United States and registered with the PCAOB and are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Because our auditor is located in Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections because of positions taken by the authorities in that jurisdiction, including an approval requirement by such authorities, the PCAOB has indicated that it currently does not have free access to inspect the work of our auditor. The lack of access to the PCAOB inspection in Hong Kong prevents the PCAOB from fully evaluating audits and quality control procedures of our auditors based in Hong Kong. As a result, our investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of our auditor in Hong Kong makes it more difficult to evaluate the effectiveness of its audit procedures or quality control procedures as compared to auditors outside of Hong Kong and certain other foreign jurisdictions that are subject to the PCAOB inspections.

The HFCAA requires, among other things, for the SEC to identify public companies that that have retained a registered public accounting firm to issue an audit report where the firm has a branch or office that: (i) is located in a foreign jurisdiction, and (ii) PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction. On April 12, 2022, the Company was provisionally identified by the SEC as a Commission-Identified Issuer under the HFCAA, and given 15 business days (until May 3, 2022) to contact the SEC with evidentiary proof claiming that we have been incorrectly identified under the HFCAA. Because the Company’s auditors are located in Hong Kong, the Company did not have a claim that it was incorrectly identified under the HFCAA, and as a result, it has been placed on the conclusive list. Due to the fact that we have been placed on the conclusive list, our securities may be subject to prohibitions on trading on a U.S. securities exchange or OTC trading market in the U.S. if we do not engage a new auditor or our auditor is not inspected by the PCAOB for three consecutive years (or two years if the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) is enacted), which would make it difficult for you to sell your securities. Additionally, the Company will be required to provide certain information to the SEC establishing that it is not owned or controlled by a governmental entity in Hong Kong on or before the filing deadline for the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company has not yet submitted such information to the SEC, but intends to do so prior to the deadline. There can be no assurances that the SEC will remove the Company from the list of issuers identified under the HFCAA, either now or in the future. Please review the Risk Factor relating to such beginning on page 13.

Corporate History

Logiq, Inc., formerly known as Weyland Tech, Inc., is a Delaware corporation that incorporated in 2004. Logiq is headquartered in New York, with offices in New York City, Singapore, Minneapolis, MN and Jakarta, Indonesia.

On September 25, 2020, the Company commenced trading under the Company’s new name, Logiq, Inc., under its new symbol: “LGIQ”. The Company’s common stock is quoted on the OTCQX Market.

On December 15, 2021, we entered into various agreements with GoLogiq, Inc. (then known as Lovarra), a Nevada corporation (“GoLogiq”) and public reporting subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to GoLogiq, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). GoLogiq is a fully reporting U.S. public company, which, as of December 15, 2021, was approximately 78.5% owned by the Company’s wholly owned subsidiary GoLogiq LLC. On July 27, 2022, in connection with the Separation, the Company distributed, on a pro rata basis, 100% of the Company’s ownership interests in GoLogiq to the Company’s shareholders of record as of December 30, 2021 (the “Distribution”).

On January 27, 2022, we completed the transfer of our AppLogiq business to GoLogiq. In connection with the completion of the transfer of AppLogiq to GoLogiq, GoLogiq issued 26,350,756 shares of its common stock to the Company (the “GoLogiq Shares”). On July 27, 2022 the Company distributed 100% of the GoLogiq Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof received 1 share of GoLogiq).

The Company has consolidated and reported the financials of the AppLogiq business as a consolidated subsidiary of Logiq for the applicable periods leading up to the Distribution.

Products

General

As of the date of this prospectus, we offer the DATALogiq branded consumer data management platform.

DATALogiq Consumer Data Management Platform

DATALogiq operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands.

DATALogiq has developed a proprietary data management platform and integrates with several third-party service providers to optimize the return on its marketing efforts. DATALogiq focuses on consumer engagement and data enrichment to maximize its return on acquisition through repeat monetization of each consumer. DATALogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DATALogiq is located in Minneapolis, Minnesota, USA.

Product Development

DATALogiq is developing an end-to-end marketing technology platform utilizing big data and artificial intelligence (“AI”) for enterprise and SMB clients that will allow clients to develop desired target audiences, activate campaigns, insert creative content and broadcast through a cost-effective advertising channel for the campaign.

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have primarily developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

In the third quarter of 2020, we rebranded under the Logiq name. Our offerings now extends to AI-powered, SaaS-based digital marketing solutions for enterprises and major brands.

Our customer relationships now range from over one hundred SMBs around the world to publicly traded Fortune 1000 companies. Among the most notable customers are QuinStreet (a marketing technology company), and Sunrun (a solar company).

DATALogiq’s data engine uses proprietary methodologies and AI systems to deliver valuable consumer insights that can dramatically enhance the effectiveness, reach, and return on investment of online marketing spend for enterprises and major brands. Alongside DataLogiq is our new Fixel subsidiary that offers simplified online marketing with critical privacy features.

DATALogiq’s data engines offers a uniquely powerful e-commerce and m-commerce platform for many types of businesses and brands. We have and will continue to integrate, existing and new, cutting-edge services with the aim of providing a comprehensive and differentiated e-commerce and m-commerce offering for our existing and interested, new customers.

Soon after the close of the Push asset acquisition, the impact of the COVID-19 pandemic quickly emerged, with global lockdowns and the corresponding impact on SMBs. Fortunately, due to the diversification of our revenue sources we have thus far been able to weather the storm. Our DATALogiq e-commerce data-driven digital marketing business has benefited by shifting to the many solely online businesses that have experienced an uptick in demand due to the pandemic.

Importantly, for DATALogiq, the recent acquisition of Fixel and its audience targeting solution has meant the introduction of a new SaaS revenue stream. Audience targeting is the ability to take the full audience of prospective customers and segment it into groups based on different criteria, including online behavioral characteristics, demographics, interests, and intent. The acquisition reflects our ability to adapt to the substantial industry shift that the end of the third party cookies represents. Fixel provides a timely solution to the loss of third party data that addresses the consumer privacy concerns that gave rise to the coming decline in third party cookies.

Our Competitive Strengths

Logiq has an AI-driven, first party data, privacy compliant targeting solution that does not rely on third party cookie solutions. Our proprietary technology does not use any personally identifiable information or third party cookie information. Rather, it relies only on first party data collected on an advertiser’s or publisher’s website. The AI engine has the unique ability to determine the “most engaged visitors” to a website and then use that information to target them on Google, Facebook, Yahoo, Bing, LinkedIn, TradeDesk and other major platforms. At the heart of our data solution lies the value – the AI engine that analyzes and makes judgements about all visitors to a site.

By segmenting site visitors into Baseline, Medium and High categories, these designations can be leveraged when creating campaigns on any of these destinations. These segments are touted to give our customers the best insight into who are the most engaged audiences in the 90 to 95% of site visitors who don’t convert.

Across advertisers, publishers, agencies and tech platforms (such as demand side platforms that allow buyers of digital advertising inventory to manage multiple advertising exchange and data exchange accounts through one interface), the Logiq solution is viewed by existing customers (through their feedback to Logiq) to be a solution that can gain rapid adoption, as the industry trend is one where ecosystem constituents look to move away from their current third party cookie targeting initiatives. Our solution is not only for advertising purposes but could also be applied to a marketer’s analytics stack to gain deeper insights and understanding of their visitors’ behavior.

Today, Logiq uses its proprietary advertising and marketing technology platform to provide direct-to-consumer marketing services to advertisers. Our technology platform has proven to find in-market audiences and convert them to paying customers. Today, our technology is being used by enterprise brands such as Sunrun and QuinStreet. A key next phase of the Company is to go downstream to small to medium size e-commerce agencies and brands by providing a new kind of marketing solution that delivers enterprise level capabilities via a simplified, do-it-yourself, automated platform.

Our Strategy

Our growth strategy is a multi-pronged approach, consisting of the following:

●	Development of an end-to-end unified SaaS offering. We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our services through a SaaS model.

●	Expand our customer base and business relationships. Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

●	Expand salesforce to acquire new brands and online advertisers. We intend to increase our salesforce to expand our existing business relationships with leading media networks and advertising agencies and to aggressively activate new brand advertiser relationships and business joint ventures.

●	Focus on SMBs. We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to heavily market our platforms to SMBs.

●	Maintain innovation. We continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy to use self serve platforms for SMBs, and continued development of AI-driven marketing technologies.

Sales and Marketing

Our sales and marketing efforts are focused on promoting sales, producing expert content and brand awareness. Given the nature of SaaS product platforms and the primary target market of SMBs, a typical go-to-market strategy would have a direct sales force or resellers approach SMBs directly to drive our revenue.

Markets, Geography, and Seasonality

Our products and services are predominantly sold in North America. Based on current and historical balance sheets and statement of operations, it appears that the business and operations do experience seasonality with respect to our sales though such seasonality appears to be unpredictable. Although we believe our customers’ historical buying patterns and budgetary cycles may be a factor that impacts quarterly sales results, we are not able to reliably predict its sales based on seasonality because outside factors (timing, introduction of new products and services, and other economic factors impacting our industry) can also substantially impact revenues during the year.

Major Customers

For the DATALogiq business in the year ended December 31, 2021, there is no significant customer concentration risk based on our total consolidated revenues.

Research and Development

Our R&D strategy is to offer cutting edge financial, marketing, and advertising technology to the Company’s present and future customers. The Company continues to invest in website and its e-commerce platform. In addition, the Company continues to develop its system support knowledge base and other internal systems.

The Company’s commercial and corporate-strategy functions collaborate closely with the R&D team on the Company’s priorities. The R&D strategy determines what capabilities and technologies the Company must have in place to bring the desired solutions to market. R&D capabilities are the technical abilities to discover, develop, or scale marketable solutions. Capabilities are unlocked by a combination of technologies and assets, and focus on the outcomes.  The choices of operating model and organizational design will ultimately determine how well the R&D strategy is executed.

Competition

Our business is rapidly evolving and highly competitive. Our current and potential competitors include: (i) advertising companies, web design firms and other digital marketing companies; (ii) a number of indirect competitors, including media companies, web portals, comparison shopping websites, and web search engines, either directly or in collaboration with SMBs. We believe that the principal competitive factors in the digital marketing business include ease of use, affordability and broad range of functionality. Many of our current and potential competitors have greater resources, longer histories, more customers, and greater brand recognition. We may adopt more aggressive pricing and devote more resources to technology, functionality and ease of use and marketing. Other companies also may enter into business combinations or alliances that strengthen their competitive positions.

We face competition principally from regional players that operate across several markets in the United States. We also face competition from single-market players. We compete to attract, engage and retain buyers based on the variety and value of products and services listed on its marketplaces. We also compete to attract and retain sellers based on the number and engagement of buyers, the effectiveness and value of the marketing services offered, commission rates and the usefulness of the services provided including data and analytics for potential buyer targeting and the availability of support services.

Intellectual Property

The Company has acquired the rights to the following United States trademarks through its acquisition of the Push assets:

1.	United States Trademark “Astrology Nova” (Registration Number 5631852), registered under Push Holdings, Inc.

2.	United States Trademark “BlueDrone” (Registration Number 5528307), registered under Comiseo, Inc.

The Company has three trademarks pending for registration in the United States for the word mark “Logiqx” under serial numbers 8885602, 88856050 and 88856033.

Employees

We believe that our future success will depend, in part, on our ability to continue to attract, hire, and retain qualified personnel.

The Company currently has thirty-seven full-time contracted personnel the United States. None of our employees are represented by a union or covered by a collective bargaining agreement.

Government Approval

We do not believe that any government agency approval is required for the products and services that we provide to our customers.

Government Regulations

We and our clients currently use pseudonymous data about Internet users on our platform to manage and execute digital advertising campaigns in a variety of ways, including delivering advertisements to end users based on their geographic locations, the type of device they are using, their interests as inferred from their web browsing or app usage activity, or their relationships with our clients. Such data is passed to us from third parties, including original equipment manufacturers, application providers, and publishers. We do not use this data to discover the identity of individuals, and we currently prohibit clients, data providers and inventory suppliers from importing data that directly identifies individuals onto our platform.

Our ability, like those of other advertising technology companies, to collect, augment, analyze, use and share data relies upon the ability to uniquely identify devices across websites and applications, and to collect data about user interactions with those devices for purposes such as serving relevant ads and measuring the effectiveness of ads. The processes used to identify devices and similar and associated technologies are governed by U.S. and foreign laws and regulations and dependent upon their implementation within the industry ecosystem. Such laws, regulations, and industry standards may change from time to time, including those relating to the level of consumer notice, consent and/or choice required when a company employs cookies or other electronic tools to collect data about interactions with users online.

In the U.S., both federal and state legislation govern activities such as the collection and use of data, and privacy in the advertising technology industry has frequently been subject to review by the Federal Trade Commission (the “FTC”), U.S. Congress, and individual states. Much of the federal oversight on digital advertising in the U.S. currently comes from the FTC, which has primarily relied upon Section 5 of the Federal Trade Commission Act, which prohibits companies from engaging in “unfair” or “deceptive” trade practices, including alleged violations of representations concerning privacy protections and acts that allegedly violate individuals’ privacy interests. However, there is increasing consumer concern over data privacy in recent years, which has led to a myriad of proposed legislation and new legislation both at the federal and state levels, some of which has affected and will continue to affect our operations and those of our industry partners. For example, the California Consumer Privacy Act of 2018 (the “CCPA”), which went into effect January 1, 2020, defines “personal information” broadly enough to include online identifiers provided by individuals’ devices, applications, and protocols (such as IP addresses, mobile application identifiers and unique cookie identifiers) and individuals’ location data, if there is potential that individuals can be identified by such data.

The CCPA creates individual data privacy rights for consumers in the State of California (including rights to deletion of and access to personal information), imposes special rules on the collection of consumer data from minors, creates new notice obligations and new limits on and rules regarding the “sale” of personal information (interpreted by many observers to include common advertising practices), and creates a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. The CCPA also offers the possibility to a consumer to recover statutory damages for certain violations and could open the door more broadly to additional risks of individual and class-action lawsuits even though the statute’s private right of action is limited in scope. There have been many class action lawsuits filed invoking the CCPA outside of the private right of action provided for by the law. It is unclear at this point whether any of these claims will be accepted by the courts. In addition, the California Privacy Rights Act, or CPRA, recently passed, which will impose additional notice and opt out obligations on the digital advertising space, including an obligation to provide an opt out for behavioral advertising. When the CPRA goes into full effect in January 2023, it will impose additional restrictions on us and on our industry partners; it is difficult to predict with certainty the full effect of the CPRA and its implementing regulations on the industry.

As the collection and use of data for digital advertising has received media attention over the past several years, some government regulators, such as the FTC, and privacy advocates have suggested creating a “Do Not Track” standard that would allow Internet users to express a preference, independent of cookie settings in their browser, not to have their online browsing activities tracked. The CPRA similarly contemplates the use of technical opt outs for the sale and sharing of personal information for advertising purposes as well as to opt out of the use of sensitive information for advertising purposes, and allows for AG rulemaking to develop these technical signals. If a “Do Not Track,” “Do Not Sell,” or similar control is adopted by many Internet users or if a “Do Not Track” standard is imposed by state, federal, or foreign legislation (as it arguably is to some degree under the CCPA regulations), or is agreed upon by standard setting groups, we may have to change our business practices, our clients may reduce their use of our platform, and our business, financial condition, and results of operations could be adversely affected.

Furthermore, additional governmental regulations may affect our business. For more information, see the section “Risk Factors”.

Environmental Matters

No significant pollution or other types of hazardous emission result from the Company’s operations, and it is not anticipated that our operations will be materially affected by federal, state or local provisions concerning environmental controls. Our costs of complying with environmental health and safety requirements have not been material.

Furthermore, compliance with federal, state and local requirements regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, have not had, nor are they expected to have, any material effect on the capital expenditures, earnings or competitive position of the Company. However, we will continue to monitor emerging developments in this area.

Three Year History

2019

On August 19, 2019, the Company entered into subscription agreements with a total of 157 subscribers for an aggregate of 42,745,675 Common Shares of the Company’s for an aggregate purchase price of $6,411,851. The Company used the net proceeds from the offering (after deducting consulting fees and expenses related to the offering in the aggregate amount of approximately $775,000) for working capital and general corporate purposes.

On December 16, 2019, the Company and its wholly-owned subsidiary, Origin8, entered into the asset purchase agreement for the Push Transaction (as defined below).

On November 15, 2019, the Company’s shareholders approved the proposal to grant the Board discretionary authority to amend the Company’s Certificate of Incorporation to effectuate a reverse stock split of the Company’s common stock, $0.0001 par value, by a ratio of no less than 1-for-5 and no more than 1-for-20, with such ratio to be determined by the Board in its sole discretion (the “Reverse Split”), and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion.

2020

On January 8, 2020, the Company completed the acquisition of substantially all of the assets of Push (the “Push Transaction”). At closing, the Company issued 28,571,428 Common Shares to ConversionPoint (Push’s parent company) and a further 7,142,857 Common Shares were issued and placed in an independent third-party escrow where such Common Shares will be released to ConversionPoint if the acquired Push business achieves certain performance milestone requirements, subject to offset for indemnification purposes. The Company obtained an independent valuation opinion with respect to the acquired business.

On February 25, 2020, the Board filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the Reverse Split. The Reverse Split became effective on February 27, 2020. Immediately following the Reverse Split, the total number of the Common Shares held by each stockholder was converted automatically into the number of whole Common Shares equal to the number of issued and outstanding Common Shares held by such stockholder immediately prior to the Reverse Split, divided by 13. The Reverse Split did not change the authorized capital stock of the Company. The Company continues to be authorized to issue up to 250,000,000 Common Shares.

On August 11, 2020, the Company, entered into a binding letter of intent to acquire Fixel AI Inc. (“Fixel”). Founded in July of 2017, Fixel has a fully automated audience segmentation software suite that ranks audiences according to their level of engagement. Fixel’s software helps e-commerce and digital agency marketers to create and retarget high return on ad spend audiences using cutting edge A.I. and big data technology. Fixel technology solutions enables automated audience segmentation for the purpose of creating lookalike audiences and remarketing to highly engaged visitors that otherwise failed to convert in the sales funnel. Fixel allows clients to run Data Driven marketing campaigns efficiently improving Return on add spend and sales conversions while still exceeding other corporate KPIs.

On October 30, 2020, the Company and Fixel entered into an Agreement and Plan of Merger (the “Fixel Merger Agreement”) pursuant to which Logiq Merger Sub, Inc., a wholly-owned subsidiary of the Company formed solely for the purpose of this transaction, merged with Fixel (the “Merger”). Following the Merger, the surviving entity continued its existence as a wholly-owned subsidiary of the Company, and the shareholders of Fixel received 564,467 Common Shares (the “Consideration Shares”) at a deemed issue price of US$8.86 per share, for an aggregate purchase price of approximately US$5,000,000. Pursuant to the Agreement and Plan of Merger, 112,868 Consideration Shares were placed in escrow with a third party escrow agent in order to establish a holdback mechanism with respect to $1,000,000 worth of the Consideration Shares to secure the Fixel shareholders’ obligations under the Agreement and Plan of Merger for a period of 18 months following the closing of the Merger. On November 2, 2020, the Merger occurred.

2021

On March 3, 2021, the Company, RAI Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Rebel AI, Inc., a Delaware corporation (“Rebel AI”), and Emmanuel Puentes, on behalf of the stockholders of Rebel AI (in such capacity, the “Stockholders’ Agent”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the parties intend to effect a merger of Merger Sub with and into Rebel AI, whereby the separate existence of Merger Sub will cease and Rebel AI will become a wholly-owned subsidiary of the Company (the “Merger”). The Merger closed on March 29, 2021 and Rebel AI became a wholly-owned subsidiary of the Company. As consideration for the Merger, at the Closing, the Company delivered to those persons set forth in the Merger Agreement an aggregate cash payment of $1,126,000 (the “Cash Consideration”), and an aggregate number of restricted shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to (i) (x) $7,000,000, divided by (ii) the volume weighted average closing price of the Company’s Common Stock for the twenty consecutive trading days prior to Closing (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”), subject in each case to adjustment as provided in the Merger Agreement. Notwithstanding the foregoing, pursuant to the terms of the Merger Agreement, (i) a portion of the Cash Consideration, in an amount equal to the outstanding balance of that PPP Loan made to Rebel AI in January 2021, shall be withheld at Closing and placed into an escrow account, pending forgiveness or repayment of the PPP Loan, as applicable, and (ii) $2,000,000 of Common Stock shall be withheld from the Stock Consideration and deposited into an escrow account, pending release in accordance with the terms of the Merger Agreement.

On June 9, 2021, the Company entered into an Agency Agreement (the “Agency Agreement”) with Research Capital Corporation (the “Agent”) relating to a Canadian initial public offering (the “Offering”) by the Company of a minimum of 1,666,667 units of securities (each, a “Unit”), and a maximum of 3,333,333 Units, at a price of C$3.00 per Unit (the “Offering Price”), for minimum gross proceeds of C$5,000,000, and maximum gross proceeds of C$10,000,000. Each Unit consists of (i) one share of common stock of the Company, par value $0.0001 per share (“Common Stock”, and the Common Stock included in a Unit being a “Unit Share”), and (ii) one Common Stock purchase warrant (each, a “Warrant”), where each Warrant entitles the holder thereof to acquire one share of Common Stock (each, a “Warrant Share”) at an exercise price of C$3.50 per Warrant Share, subject to adjustment, at any time before the third anniversary (the “Warrant Expiry Date”) of June 17, 2021 (the “Closing Date”). The Warrants will be governed by a warrant indenture (the “Warrant Indenture”) between the Company and Odyssey Trust Company (the “Warrant Agent”). No Units will be issued, however, as the Units will be immediately separated and purchasers will receive only shares of Common Stock and Warrants. Furthermore, the Company agreed to issue 83,333 units of securities (the “Advisory Fee Units”) to the Agent as compensation for certain strategic advisory and support services rendered. This number was determined by dividing C$250,000 by the Offering Price. Each Advisory Fee Unit is comprised of (i) one share of Common Stock, and (ii) one warrant exercisable to purchase one share of Common Stock at an exercise price of C$3.50 for a period of 36 months from the Closing Date. On June 21, 2021, the Offering closed whereby the Company sold 1,976,434 Units for aggregate gross proceeds of C$5,929,302 before deducting offering expenses. The Company also issued 83,333 units of securities (the “Advisory Fee Units”), and 158,115 non-transferrable compensation options (the “Agent Options”) to the Agent as compensation for certain strategic advisory and support services rendered to the Company in connection with the Offering. Each Advisory Fee Unit is comprised of (i) one share of Common Stock, and (ii) one Warrant. Each Agent Option is exercisable for one Unit at an exercise price of C$3.00 per Unit. On June 21, 2021, the Company’s common stock began trading on the NEO Exchange under the symbol “LGIQ”. The Company’s common stock continues to trade in the United States on the OTCQX under the same symbol.

On December 15, 2021, we entered into various agreements with GoLogiq (then known as Lovarra), public reporting subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to GoLogiq, subject to customary conditions and approvals and completion of requisite financial statement audits. GoLogiq is a fully reporting U.S. public company, which, as of December 15, 2021, was approximately 78.5% owned by the Company’s wholly owned subsidiary GoLogiq LLC. In connection with the Separation, the Company intends to distribute, on a pro rata basis, 100% of the Company’s ownership interests in GoLogiq to the Company’s shareholders of record as of December 30, 2021. On January 27, 2022, we completed the transfer of our AppLogiq business to GoLogiq. In connection with the completion of the transfer of AppLogiq to GoLogiq, GoLogiq issued the 26,350,756 GoLogiq Shares to the Company. The Company distributed 100% of the GoLogiq Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof received 1 share of GoLogiq).

2022

On September 9, 2022, the Company, and the Company’s wholly-owned subsidiary, DLQ, Inc., a Nevada corporation (formerly, Logiq, Inc.) (“DLQ”) entered into an Agreement and Plan of Merger Agreement (“Merger Agreement”) with Abri SPAC I, Inc., a Delaware corporation, (“Abri”) and Abri Merger Sub (“Merger Sub”) wherein Merger Sub will merge with and into DLQ with DLQ being the surviving company (“Surviving Company”), and wholly owned subsidiary of Abri. The Merger is expected to close after obtaining the required approval by the stockholders of Abri and the Company, and upon the satisfaction of certain other customary closing conditions (“Closing”). At Closing Abri will deliver to DLQ, $114 million worth of Abri Common Shares par value $0.0001, at $10.00 per share (the “Merger Consideration Shares”). Also at Closing, the Company will issue a dividend to its shareholders on a pro-rata basis equal to 25% of the aggregate Merger Consideration Shares (the “Dividend Shares”), payable to the Company shareholders of record as of a record date to be set shortly before Closing. More information relating to the Merger Agreement, the dividend and the various agreements associated with the Merger Agreement can be found in the Form 8-K filed by the Company on September 12, 2022.

Corporate Information

Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004 and our telephone number is (808) 829-1057.

Available Information

Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that we will file with or furnish to the SEC will be available free of charge by sending a written request to our Corporate Secretary at our corporate headquarters. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The SEC’s website is www.sec.gov.

We maintain a corporate website at www.logiq.com. You will be able to access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, proxy statements and other information to be filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material will be electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Unless expressly noted, none of the information on our website is part of this prospectus or any prospectus supplement. Our common stock is quoted on the OTCQX market operated by the OTC Markets Group, Inc., or “OTCQX,” under the ticker symbol “LGIQ.”

Offering Summary

Common Stock registered in this offering	The Selling Stockholder is offering up to (i) 6,000,000 Primary Settlement Shares and (ii) up to 20,000,000 Purchase Shares.

Common Stock outstanding	35,321,696(1)

Selling Stockholder	Ionic Ventures, LLC

Use of proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. Additionally, we will not receive any gross proceeds from the sale of Primary Settlement Shares to Ionic under the Purchase Agreement, as such shares serve as a “true-up” of Primary Shares previously sold to Ionic on March 31, 2022. However, we may receive proceeds of up to $37,000,000 from the sale of Purchase Shares to Ionic under the Purchase Agreement, from time to time in our discretion after the date this registration statement is declared effective and the other conditions in the Purchase Agreement have been satisfied. The proceeds received from Ionic under the Purchase Agreement for the sale of Purchase Shares will be used to for general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. See “Use of Proceeds.”

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 13 before deciding to invest in our securities.

Trading symbol	Our common stock is currently quoted on the OTCQX under the trading symbol “LGIQ” and in Canada on the NEO Exchange under the trading symbol “LGIQ.”

(1)	Reflects shares issued and outstanding as of September 22, 2022.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

RISKS RELATED TO THIS OFFERING

The sale or issuance of Common Stock under the Purchase Agreement and Warrant to Ionic may cause dilution, and the sale of Common Stock acquired by Ionic, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On March 30, 2022, we entered into the Purchase Agreement with Ionic pursuant to which Ionic has committed to purchase up to $40,000,000 of our Common Stock.

On March 31, 2022, the Company effected an initial purchase of $3,000,000 in shares of Common Stock (the “Primary Shares”) under the Purchase Agreement at the Regular Purchase Price, and was issued 2,926,000 pre-settlement shares, which reflects an estimated value equal to the product of (A) the quotient of (y) the purchase amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price (defined below), multiplied by (B) 125% (which Ionic may increase at its discretion). The “Pre-Settlement Regular Purchase Price” is equal to 80% of the closing price of the Common Stock on the OTCQX Market on the date immediately preceding the Company’s receipt of a purchase notice under the Purchase Agreement. The Regular Purchase Price for the Purchase Shares shall equal 97% (the “RPP Percentage”) of the arithmetic average of the five (5) lowest VWAPs during the period starting on the date that Ionic received the Primary Shares (March 31, 2022) and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum (provided, however, that each day on which Investor has requested Purchase Shares which cannot be delivered to Investor shall be excluded from such calculation); provided, however, that in the event an Event of Default (as defined in the Purchase Agreement) occurs between the date that the investor receives notice from the Company of a Regular Purchase under the Purchase Agreement and the Regular Purchase Settlement Date (as defined in the Purchase Agreement), then the RPP Percentage shall be automatically adjusted to 80% for so long as such Event of Default remains uncured. This is a forward pricing mechanism based on an estimate and true up and as of the date of this prospectus, the Regular Purchase Price has yet to be calculated.

The Company failed to timely file this registration statement in accordance with the terms of the Purchase Agreement and Registration Rights Agreement entered into with Ionic. As a result, an Event of Default occurred, and the applicable RPP Percentage for the initial purchase only is now 80%, rather than 97%.

The Company also issued a Warrant to purchase 631,579 shares of Common Stock (1.5% of the total $40,000,000 commitment amount) to Ionic for no consideration as a commitment fee. The Warrant may be exercised for cash, but will more likely be exercised on a cashless exercise basis, which means the Company may not receive any proceeds from such cashless exercise. Under the Warrant, the Company does not have the right to control the timing and amount of any Warrant exercises by Ionic, except that there is a 9.99% ownership limitation blocker in the Warrant. Ionic may ultimately decide to exercise all, some or none of the Warrant.

The Primary Shares and the shares issuable upon exercise of the Warrant were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-259851) (the “S-3 Registration Statement”), and the related base prospectus included in the S-3 Registration Statement dated October 8, 2021, as supplemented by a prospectus supplement to be filed on or about March 31, 2022 (the “Prospectus Supplement”).

Additionally, we are registering hereunder up to 6,000,000 Primary Settlement Shares which may cover the true-up pricing mechanism under the Primary Shares described above.

Of the remaining $37,000,000 in Purchase Shares which remain issuable under the Purchase Agreement, we are registering 20,000,000 Purchase Shares hereunder, which may be sold for cash and issued to Ionic under the Purchase Agreement at our discretion from time to time commencing after the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the Purchase Shares that we may sell to Ionic under the Purchase Agreement will fluctuate based on the price of Common Stock. Depending on market liquidity at the time, sales of such Primary Shares may cause the trading price of our Common Stock to fall.

We generally have the right to control the timing and amount of any future sales of Purchase Shares to Ionic under the Purchase Agreement. Sales of Purchase Shares, if any, to Ionic will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Ionic all, some or none of the additional Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement. Therefore, sales to Ionic by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of Purchase Shares to Ionic, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If and when we do sell Purchase Shares to Ionic, after Ionic has acquired the Purchase Shares, Ionic may resell all, some or none of those Purchase Shares at any time or from time to time in its discretion.

We may not have access to the full amount available under the Purchase Agreement with Ionic.

Under the Purchase Agreement, from and after the Commencement Date, the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct the Investor to purchase not less than $200,000 and not greater than $300,000 in Purchase Shares per regular purchase notice. The Company may effect a regular purchase at the Regular Purchase Price equal to the applicable RPP Percentage (97%, or 80% in the event of the occurrence of an uncured Event of Default) of the arithmetic average of the five (5) lowest volume weighted average prices (“VWAP”) calculated for the period starting on the date that the Investor receives the shares under regular purchase notice and ending on such date that the aggregate dollar volume of the Common Stock traded on the OTCQX Market equals five (5) times said purchase amount, in the aggregate, subject to a five (5) Trading Day minimum, based on an estimate and true-up.

Although the Purchase Agreement provides that we may sell up to $40,000,000 of our Common Stock to Ionic, depending on the market prices of our Common Stock, we may not be able to nor desire to sell the remaining $37,000,000 commitment amount contemplated by the Purchase Agreement and such sales may require us to file additional registration statements as only 20,000,000 Purchase Shares are registered hereunder. In addition, the issuance and sale of such additional Purchase Shares could cause substantial dilution to our stockholders.

The extent to which we rely on Ionic as a source of funding through March 2024 will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. Even if we sell a significant amount of Purchase Shares under the Purchase Agreement to Ionic, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Ionic will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The purchase price of Common Stock sold to Ionic under the Purchase Agreement is derived from the market price of our Common Stock on the OTCQX Market. The Purchase Shares to be sold to Ionic pursuant to the Purchase Agreement will be purchased at a discounted price. The Company may effect a regular purchase at the Regular Purchase Price equal to the applicable RPP Percentage (97%, or 80% in the event of the occurrence of an uncured Event of Default) of the arithmetic average of the five (5) lowest VWAPs calculated for the starting on the date that the Investor receives the shares under regular purchase notice and ending on such date that the aggregate dollar volume of the Common Stock traded on the OTCQX Market equals five (5) times said purchase amount, in the aggregate, subject to a five (5) Trading Day minimum, based on an estimate and true-up. As a result of this pricing structure, Ionic may sell the Purchase Shares it receives immediately after receipt of the Purchase Shares, which could cause the price of our Common Stock to decrease. These sales may have a further impact on the price of our Common Stock.

RISKS RELATED TO OUR COMMON STOCK

Our quarterly and annual operating results fluctuate and may continue to fluctuate in the future, and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

We believe that operating results for any particular quarter are not necessarily a meaningful indication of future results. Nonetheless, fluctuations in our quarterly operating results could negatively affect the market price of our common stock. Our results of operations in any quarter or annual period have varied in the past, and may vary from quarter to quarter or year to year and are influenced by such factors as:

●	changes in the general global economy;

●	changes in customer budget cycles;

●	the number and scope of ongoing customer engagements;

●	changes in the mix of our products and services;

●	competitive pricing pressures;

●	the extent of cost overruns;

●	buying patterns of our customers;

●	the timing of new product releases by us or our competitors;

●	general economic factors, including factors relating to disruptions in the world credit and equity markets and the related impact on our customers’ access to capital;

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our business solutions;

●	investor perceptions of our industry in general and our Company in particular;

●	the operating and stock performance of comparable companies;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	the timing and charges associated with completed acquisitions, divestitures, and other events;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	changes in tax laws, rules, regulations, and tax rates in the locations in which we operate;

●	exchange rate fluctuations;

●	loss of external funding sources;

●	sales of our common stock, including sales by our directors, officers or significant stockholders; and

●	addition or departure of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you may want to sell your interest in our common stock.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that equity research analysts publish about us and our business. We anticipate having limited analyst coverage and we may continue to have inadequate analyst coverage in the future. Even if we obtain adequate analyst coverage, we would have no control over such analysts or the content and opinions in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of our common stock. The price of our common stock could also decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. As of September 22, 2022, we had 35,321696 shares of our common stock outstanding.

Moreover, we may enter into agreements with certain holders of our common stock which could give such holders certain rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our stockholders.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our certificate of incorporation and bylaws, as may be amended from time to time, may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors;

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us, unless such transaction satisfies certain conditions.

These anti-takeover provisions and other provisions in our certificate of incorporation and bylaws, as may be amended from time to time, make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new solutions and technologies and expand our operations.

If our available cash balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, due to lower demand for our products as a result of other risks described in this “Risk Factors” section, we may seek to raise additional capital through equity offerings, debt financings, collaborations or licensing arrangements. We may also consider raising additional capital in the future to expand our business, pursue strategic investments, take advantage of financing opportunities, develop and exploit existing and new products, expand into new markets, or other reasons.

Additional funding may not be available to us on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or to grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these actions could harm our business, operating results, and financial condition.

We do not intend to pay cash dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

RISKS RELATED TO OUR BUSINESS

Negative Operating Cash Flow

The Company has negative cash flow from operating activities. There is no assurance that sufficient revenues will be generated in the near future. To the extent that the Company has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows.

We are subject to risks associated with changing technologies in the digital marketing industry, which could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously evolve our existing solutions and introduce new solutions to meet customers’ needs. We believe that our customers rigorously evaluate our solution and service offerings on the basis of a number of factors, including, but not limited to: quality; price competitiveness; technical expertise and development capability; innovation; reliability and timeliness of delivery; operational flexibility; customer service; and overall management.

Our success depends on our ability to continue to meet our customers’ changing requirements and specifications with respect to these and other criteria. There can be no assurance that we will be able to address technological advances or introduce new offerings that may be necessary to remain competitive within the digital marketing industry.

Systems failures could cause interruptions in our services or decreases in the responsiveness of our services which could harm our business.

If our systems fail to perform for any reason, we could experience disruptions in operations, slower response times, or decreased customer satisfaction. Our ability to provide digital marketing services and provide high quality customer service depends on the efficient and uninterrupted operation of our hosting company’s computer and communications hardware and software systems. Although unlikely, our hosting company’s systems are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism, and similar events. Any systems failure that causes an interruption in our services or decreases the responsiveness of our services could impair our reputation, damage our brand name, and materially adversely affect our business, financial condition and results of operations and cash flows.

If our security is breached, our business could be disrupted, our operating results could be harmed, and customers could be deterred from using our products and services.

Our business relies on the secure electronic transmission, storage, and hosting of sensitive information, including financial information, and other sensitive information relating to our customers, company, and workforce. As a result, we face some risk of a deliberate or unintentional incident involving unauthorized access to our computer systems (including, among other methods, cyber- attacks or social engineering) that could result in misappropriation or loss of assets or sensitive information, data corruption, or other disruption of business operations. In light of this risk, we have devoted significant resources to protecting and maintaining the confidentiality of our information, including implementing security and privacy programs and controls, training our workforce, and implementing new technology. We have no guarantee that these programs and controls will be adequate to prevent all possible security threats. We believe that any compromise of our electronic systems, including the unauthorized access, use, or disclosure of sensitive information or a significant disruption of our computing assets and networks, would adversely affect our reputation and our ability to fulfill contractual obligations, and would require us to devote significant financial and other resources to mitigate such problems, and could increase our future cyber security costs. Moreover, unauthorized access, use, or disclosure of such sensitive information could result in contractual or other liability. In addition, any real or perceived compromise of our security or disclosure of sensitive information may result in lost revenues by deterring customers from using or purchasing our products and services in the future or prompting them to use competing service providers.

Delays in the release of new or enhanced products or services or undetected errors in our products or services may result in increased cost to us, delayed market acceptance of our products, and delayed or lost revenue.

To achieve market acceptance, new or enhanced products or services can require long development and testing periods, which may result in delays in scheduled introduction. Any delays in the release schedule for new or enhanced products or services may delay market acceptance of these products or services and may result in delays in new or existing customers from using these new or enhanced products or services or the loss of new or existing customers. In addition, new or enhanced products or services may contain a number of undetected errors or “bugs” when they are first released. Although we extensively test each new or enhanced product or service before it is released to the market, there can be no assurance that significant errors will not be found in existing or future releases. As a result, in the months following the introduction of certain releases, we may need to devote significant resources to correct these errors. There can be no assurance, however, that all of these errors can be corrected.

Defects or errors in our platform could harm our reputation, result in significant cost to us and impair our ability to market our products and services.

Our digital marketing platform may contain defects or errors, some of which may be material. Errors may result from our own technology or from the interface of our cloud-based solutions with legacy systems and data, which we did not develop. The risk of errors is particularly significant when a new product is first introduced or when new versions or enhancements of existing products are released. The likelihood of errors is increased when we do more frequent releases of new products and enhancements of existing products. We have, from time to time, found defects in our applications. Although these past defects have not resulted in any litigation against us to date, we have invested significant capital, technical, managerial, and other resources to investigate and correct these past defects and we have needed to divert these resources from other development efforts. In addition, material performance problems or defects in our applications may arise in the future. Material defects in our cloud-based solutions could result in a reduction in sales, delay in market acceptance of our services, or credits or refunds to our customers. In addition, such defects may lead to the loss of existing customers and difficulty in attracting new customers, diversion of development resources, or harm to our reputation. Correction of defects or errors could prove to be impossible or impractical. The costs incurred in correcting any defects or errors or in responding to resulting claims or liability may be substantial and could adversely affect our operating results.

If we are not able to reliably meet our data storage and management requirements, or if we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed and customer contracts may be terminated.

As part of our current business model, we deliver our digital marketing services over the Internet and store and manage hundreds of terabytes of data for our customers, resulting in substantial information technology infrastructure and ongoing technological challenges, which we expect to continue to increase over time. If we do not reliably meet these data storage and management requirements, or if we experience any failure or interruption in the delivery of our services over the Internet, customer satisfaction and our reputation could be harmed, leading to reduced revenues and increased expenses. Our hosting services are subject to service-level agreements and, in the event that we fail to meet guaranteed service or performance levels, we could be subject to customer credits or termination of these customer contracts. If the cost of meeting these data storage and management requirements increases, our results of operations could be harmed.

Upgrading our products and services could result in implementation issues and business disruptions.

We update our products and services on a periodic basis. In doing so, we face the possibility that existing customers will find the updated product and/or service unacceptable, or new customers may not be as interested as they have been in the past versions. Furthermore, translation errors might introduce new software and/or technical bugs that will not be caught.

New entrants and the introduction of other platforms in our markets may harm our competitive position.

The markets for development, distribution, and sale of offering SMBs digital marketing services for their business are rapidly evolving. New entrants seeking to gain market share by introducing new technology, new products, and new platforms may make it more difficult for us to sell our products which could create increased pricing pressure, reduced profit margins, increased sales and marketing expenses, or the loss of market share or expected market share, any of which may significantly harm our business, operating results and financial condition.

Our future success depends on our ability to develop and successfully introduce new and enhanced products and services that meet the needs of our customers.

Our sales depend on our ability to anticipate our existing and prospective customers’ needs and develop products and services that address those needs. Our future success will depend on our ability to design new products, anticipate technological improvements and enhancements, and to develop products that are competitive in the rapidly changing digital marketing industry. Introduction of new products and product enhancements will require coordination of our efforts with our customers to develop products that offer performance features desired by our customers and performance and functionality superior or more cost effective than solutions offered by our competitors. If we fail to coordinate these efforts, develop product enhancements or introduce new products that meet the needs of our customers as scheduled, our operating results will be materially and adversely affected, and our business and prospects will be harmed. We cannot assure that product introductions will meet our anticipated release schedules or that our products will be competitive in the market. Furthermore, given the rapidly changing nature of the digital marketing services market, there can be no assurance our products and technology will not be rendered obsolete by alternative or competing technologies.

Our cost structure is partially fixed. If our revenues decline and we are unable to reduce our costs, our profitability will be adversely affected.

Our cost structure is partially fixed, and if our revenues decrease, these fixed costs will not be reduced. We base our cost structure on historical and expected levels of demand for our services, as well as our fixed operating infrastructure, such as computer hardware, software, and staffing levels. If demand for our services declines, and as a result, our revenues decline, we may not be able to adjust our cost structure on a timely basis and our profitability may be materially adversely affected.

There can be no assurance that we will be successful in maintaining our existing contractual relationships with our customers.

Our customers have in the past, and may in the future, negotiate agreements that are short-term and subject to renewal, non-exclusive and/or terminable at the option of the customer on relatively short notice or no notice and without penalty. In the event that such contracts are terminated, the customer is generally required to pay the Company costs associated with any work completed as of the date of the termination. While contract termination is rare, there can be no assurance that long-term contractual relationships will not be terminated, which could adversely affect the Company.

Attrition of customers and failure to attract new customers could have a material adverse effect on our business, financial condition and results of operations, and cash flows.

Although we offer digital marketing services designed to support and retain our customers, our efforts to attract new customers or prevent attrition of our existing customers may not be successful. If we are unable to retain our existing customers or acquire new customers in a cost-effective manner, our business, financial condition and results of operations, and cash flows would likely be adversely affected. Although we have spent significant resources on business development and related expenses and plan to continue to do so, these efforts may not be cost-effective at attracting new customers.

Our ability to sustain or increase revenues will depend upon our success in entering new markets, continuing to increase our customer base, and in deriving additional revenues from our existing customers.

One component of our overall business strategy is to derive more revenues from our existing customers by expanding their use of our products and services. Such strategy would have our customers utilize our digital marketing services to leverage vast amounts of information stored in both corporate databases and public data sources in order to make informed business decisions during the research and development process. In addition, we seek to expand into new markets, and new areas within our existing markets, by potentially acquiring businesses in these markets, attracting and retaining personnel knowledgeable in these markets, identifying the needs of these markets, and developing marketing programs to address these needs. If successfully implemented, these strategies could increase the usage of our services from SMBs operating within our existing customer base, as well as by new customers in other industries. However, if our strategies are not successfully implemented, our products and services may not achieve market acceptance or penetration in targeted new departments within our existing customers or in new industries. As a result, we may incur additional costs and expend additional resources without being able to sustain or increase revenue.

Some of our products and services utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could adversely affect our business.

Some of our products utilize software covered by open source licenses. Open source software is typically freely accessible, usable and modifiable, and is used by our development team in an effort to reduce development costs and speed up the development process. Certain open source software licenses require a user who intends to distribute the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. In addition, certain open source software licenses require the user of such software to make any derivative works of the open source code available to others on unfavorable terms or at no cost. This can subject previously proprietary software to open source license terms. While we monitor the use of all open source software in our products, processes and technology, in some areas of our business we do not have written policies and procedures for managing against the risks of potential copyright or other intellectual property infringement claims made by third parties. Enforcement of such intellectual property rights may have an adverse effect on our business, such as, for example, following inadvertent use of open source software that requires us to disclose or make available the source code to related products.

A pandemic, epidemic or outbreak of an infectious disease in the United States or elsewhere may adversely affect our business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States or elsewhere, our business may be adversely affected.

COVID-19 has spread worldwide and has resulted in government authorities implementing numerous measures to try to contain it, such as travel bans and restrictions, quarantines, shelter-in-place orders and shutdowns. These measures have impacted, and may further impact, our workforce and operations, the operations of our customers and our partners, and those of our respective vendors and suppliers. Our critical business operations, including our headquarters, are located in regions which have been impacted by COVID-19. Our customers worldwide have also been affected and may continue to be affected by COVID-19 related restrictions and closures.

The spread of COVID-19 has caused us to modify our business practices as the Company complies with state mandated requirements for safety in the workplace to ensure the health, safety and well-being of our employees. These measures include personal protective equipment, social distancing, cleanliness of the facilities and daily monitoring of the health of employees in our facilities, as well as modifying our policies on employee travel and the cancellation of physical participation in meetings, events and conferences. We may take further actions as required by government authorities or that we determine are in the best interests of our employees, customers, partners and suppliers. However, we have not developed a specific and comprehensive contingency plan designed to address the challenges and risks presented by the COVID-19 pandemic and, even if and when we do develop such a plan, there can be no assurance that such plan will be effective in mitigating the potential adverse effects on our business, financial condition and results of operations.

In addition, while the extent and duration of the COVID-19 pandemic on the global economy and our business in particular is difficult to assess or predict, the pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which may reduce our ability to access capital or our customers’ ability to pay us for past or future purchases, which could negatively affect our liquidity. A recession or financial market correction resulting from the lack of containment and spread of COVID-19 could impact overall technology spending, adversely affecting demand for our products, our business and the value of our common stock.

The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. The extent of the impact of the COVID-19 pandemic on our operational and financial performance, including our ability to execute our business strategies and initiatives in the expected time frame, will depend on future developments, including, but not limited to, the duration and continued spread of the pandemic, its severity, the actions to contain the disease or treat its impact, further related restrictions on travel, and the duration, timing and severity of the impact on customer spending, including any recession resulting from the pandemic, all of which are uncertain and cannot be predicted. An extended period of economic disruption as a result of the COVID-19 pandemic could have a material negative impact on our business, results of operations, access to sources of liquidity and financial condition, though the full extent and duration is uncertain.

If we are not successful in selecting and integrating the businesses and technologies we acquire, or in managing our current and future divestitures, our business may suffer.

Over the years, we have expanded our business through acquisitions. We continue to search to acquire businesses and technologies and form strategic alliances. However, businesses and technologies may not be available on terms and conditions we find acceptable. We risk spending time and money investigating and negotiating with potential acquisition or alliance partners, but not completing transactions. Even if completed, acquisitions and alliances involve numerous risks which may include: difficulties in achieving business and continuing financial success; difficulties and expenses incurred in assimilating and integrating operations, services, products, technologies, or pre-existing relationships with our customers, distributors, and suppliers; challenges with developing and operating new businesses, including those which are materially different from our existing businesses and which may require the development or acquisition of new internal capabilities and expertise; challenges of maintaining staffing at the acquired entities, including loss of key employees; potential losses resulting from undiscovered liabilities of acquired companies that are not covered by the indemnification we may obtain from the seller(s); the presence or absence of adequate internal controls and/or significant fraud in the financial systems of acquired companies; diversion of management’s attention from other business concerns; acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common stock to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing shareholders; new technologies and products may be developed which cause businesses or assets we acquire to become less valuable; and risks that disagreements or disputes with prior owners of an acquired business, technology, service, or product may result in litigation expenses and distribution of our management’s attention. In the event that an acquired business or technology or an alliance does not meet our expectations, our results of operations may be adversely affected.

Some of the same risks exist when we decide to sell a business, site, product line, or division. In addition, divestitures could involve additional risks, including the following: difficulties in the separation of operations, services, products, and personnel; and the need to agree to retain or assume certain current or future liabilities in order to complete the divestiture. We evaluate the performance and strategic fit of our businesses. These and any divestitures may result in significant write-offs, including those related to goodwill and other intangible assets, which could have an adverse effect on our results of operations and financial condition. In addition, we may encounter difficulty in finding buyers or alternative exit strategies at acceptable prices and terms and in a timely manner. We may not be successful in managing these or any other significant risks that we encounter in divesting a business, site, product line, or division, and as a result, we may not achieve some or all of the expected benefits of the divestitures.

If we are unable to manage our growth and expand our operations successfully, our business and operating results will be harmed and our reputation may be damaged.

We have expanded our operations significantly since inception and anticipate that further significant expansion will be required to achieve our business objectives. The growth and expansion of our business and product offerings places a continuous and significant strain on our management, operational, and financial resources. Any such future growth would also add complexity to and require effective coordination throughout our organization. To manage any future growth effectively, we must continue to improve and expand our information technology and financial infrastructure, our operating and administrative systems and controls, and our ability to manage headcount, capital and processes in an efficient manner. We may not be able to successfully implement improvements to these systems and processes in a timely or efficient manner, which could result in additional operating inefficiencies and could cause our costs to increase more than planned. If we do increase our operating expenses in anticipation of the growth of our business and this growth does not meet our expectations, our operating results may be negatively impacted. If we are unable to manage future expansion, our ability to provide high quality products and services could be harmed, which could damage our reputation and brand and may have a material adverse effect on our business, operating results, and financial condition.

We may be unable to respond to customers’ demands for new digital marketing services and service offerings, and our business, financial condition and results of operations, and cash flows may be materially adversely affected.

Our customers may demand new digital marketing services and service offerings. If we fail to identify these demands from customers or update our offerings accordingly, new offerings provided by our competitors may render our existing solutions and services less competitive. Our future success will depend, in part, on our ability to respond to customers’ demands for new offerings on a timely and cost-effective basis and to adapt to address the increasingly sophisticated requirements and varied needs of our customers and prospective customers. We may not be successful in developing, introducing or marketing new offerings. In addition, our new offerings may not achieve market acceptance. Any failure on our part to anticipate or respond adequately to customer requirements, or any significant delays in the development, introduction or availability of new offerings or enhancements of our current offerings could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Increasing competition and increasing costs within our customers’ industries may affect the demand for our products and services, which may affect our results of operations and financial condition.

Our customers’ demand for our products is impacted by continued demand for their products and by our customers’ research and development costs, budget costs, and capital expenditures. Demand for our customers’ products could decline, and prices charged by our customers for their products may decline, as a result of increasing competition that our customers face in their respective industries. In addition, our customers’ expenses could continue to increase as a result of increasing costs of complying with government regulations and other factors. A decrease in demand for our customers’ products, pricing pressures associated with the sales of these products, and additional costs associated with product development could cause our customers to reduce their research and development costs, budget costs, and capital expenditures. Although we believe our products can help our customers increase productivity, generate additional sales, and reduce costs in many areas, because our products and services depend on such research and development, budget, and capital expenditures, our revenues may be significantly reduced.

We have derived a significant percentage of our revenues from a concentrated group of customers and the loss of more than one of our major customers could materially and adversely affect our business, results of operations or financial condition. With DataLogiq, on a consolidated revenue basis, there is no significant customer concentration in FY2021.

No single customer represented significant concentration risk during fiscal year 2021 and 2020. Three (3) customers accounted for 13.05%, 9.23% and 7.99% of net sales for fiscal year 2019. Three (3) customers accounted for 16.43%, 6.15% and 5.38% of net sales for fiscal year 2018. Three (3) customers accounted for 14.78%, 7.18% and 5.34% of net sales for fiscal year 2017. The loss of any of our major customers could have a material adverse effect on our results of operations and financial condition. We may not be able to maintain our customer relationships, and our customers may delay payment under, or fail to renew, their agreements with us, which could adversely affect our business, results of operations, or financial condition. Any reduction in the amount of revenues that we derive from these customers, without an offsetting increase in new sales to other customers, could have a material adverse effect on our operating results. A significant change in the liquidity or financial position of our customers could also have a material adverse effect on the collectability of our accounts receivable, our liquidity, and our future operating results.

Our insurance coverage may not be sufficient to avoid material impact on our financial position or results of operations resulting from claims or liabilities against us, and we may not be able to obtain insurance coverage in the future.

We maintain insurance coverage for protection against many risks of liability. The extent of our insurance coverage is under continuous review and is modified as we deem it necessary. Despite this insurance, it is possible that claims or liabilities against us may have a material adverse impact on our financial position or results of operations. In addition, we may not be able to obtain any insurance coverage, or adequate insurance coverage, when our existing insurance coverage expires.

We depend on key personnel and may not be able to retain these employees or recruit additional qualified personnel, which could harm our business.

Our success depends to a significant extent on the continued services of our senior management and other members of management. We have contractual agreements with our CEO, CFO, and COO.

If our CEO, CFO, COO, or other members of senior management do not continue in their present positions, our business may suffer. Because of the nature of our business, we are highly dependent upon attracting and retaining qualified personnel. While we have a strong record of employee retention, there is still significant competition for qualified personnel in our industry. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. The loss of the services of existing personnel, as well as the failure to recruit additional key technical, UX, and managerial personnel in a timely manner, could harm our business.

Potential changes in U.S. and international tax law.

Tax proposals to reform corporate tax law are constantly being considered. Proposals include both increasing and reducing the corporate statutory tax rate, broadening the corporate tax base through the elimination or reduction of deductions, exclusions, and credits, implementing a territorial regime of taxation, limiting the ability of U.S. corporations to deduct interest expense associated with offshore earnings, modifying the foreign tax credit rules, and reducing the ability to defer U.S. tax on offshore earnings. These or other changes in the U.S. tax laws could increase our effective tax rate, which would affect our profitability.

Any negative commentaries made by any regulatory agencies or any failure by us to comply with applicable regulations and related guidance could harm our reputation and operating results, and compliance with new regulations and guidance may result in additional costs.

Any negative commentaries made by any regulatory agencies or any failure on our part to comply with applicable regulations could result in the termination of customers using our products and services. This could harm our reputation, our prospects for generating future revenue, and our operating results. If our operations are found to violate any applicable law or other governmental regulations, we might be subject to civil and criminal penalties, damages, and fines. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses, divert our management’s attention from the operation of our business, and damage our reputation.

Current and future litigation against us, which may arise in the ordinary course of our business, could be costly and time consuming to defend.

We are subject to claims that arise in the ordinary course of business, such as claims brought by our customers in connection with commercial disputes and employment claims made by our current or former employees. Third parties may in the future assert intellectual property rights to technologies that are important to our business and demand back royalties or demand that we license their technology. Litigation may result in substantial costs and may divert management’s attention and resources, which may seriously harm our business, overall financial condition, and operating results. Insurance may not cover such claims, may not be sufficient for one or more such claims, and may not continue to be available on terms acceptable to us. A claim brought against us that is uninsured or underinsured could result in unanticipated costs, negatively affecting our business, results of operations, and financial condition.

We could incur substantial costs resulting from product liability claims relating to our products or services or our customers’ use of our products or services.

Any failure or errors caused by our products, services or practices could result in a claim for substantial damages against us by our customers or third-parties, regardless of our responsibility for the failure. Although we are generally entitled to indemnification under our customer contracts against claims brought against us by third parties, we might find ourselves entangled in lawsuits against us that, even if unsuccessful, may divert our resources and energy and adversely affect our business. Further, in the event we seek indemnification from a customer, a court may not enforce our indemnification right if the customer challenges it or the customer may not be able to fund any amounts for indemnification owed to us. In addition, our existing insurance coverage may not continue to be available on reasonable terms or may not be available in amounts sufficient to cover one or more large claims, or the insurer may disclaim coverage as to any future claim.

As a public company, we may incur significant administrative workload and expenses in connection with new and changing compliance requirements.

As a public company with common stock quoted on OTCQX Market, we must comply with various laws, regulations and requirements. New laws and regulations, as well as changes to existing laws and regulations affecting public companies, including the provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rules adopted by the SEC, may result in increased general and administrative expenses and a diversion of management’s time and attention as we respond to new requirements.

RISKS RELATED TO INTELLECTUAL PROPERTY

We may be unable to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights.

Part of our success is dependent upon our intellectual property and other proprietary rights. We rely upon a combination of trademark, trade secret, copyright, unpatented know-how, and unfair competition laws, as well as license and access agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. In addition, we attempt to protect our intellectual property and proprietary information by requiring certain of our employees and consultants to enter into confidentiality, non-competition, and assignment-of-inventions agreements. The steps we take to protect these rights may not be adequate to prevent misappropriation of our technology by third parties, or may not be adequate under the laws of some foreign countries, which may not protect our intellectual property rights to the same extent as do the laws of the United States. Our attempts to protect our intellectual property may be challenged by others or invalidated through administrative process or litigation, and agreement terms that address non-competition are difficult to enforce in many jurisdictions and may not be enforceable in any particular case. In addition, there remains the possibility that others will “reverse engineer” our products in order to introduce competing products, or that others will develop competing technology independently. If we resort to legal proceedings to enforce our intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, the proceedings could be burdensome and expensive, even if we were to prevail. The failure to adequately protect our intellectual property and other proprietary rights may have a material adverse effect on our business, results of operations or financial condition.

Claims by others that we infringe their intellectual property or trade secret rights could harm our business.

Our industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. Third parties may in the future assert claims of infringement of intellectual property rights against us or against our customers or channel partners for which we may be liable. As the number of products and competitors in our market increases and overlaps occur, infringement claims may increase.

Intellectual property or trade secret claims against us, and any resulting lawsuits, may result in our incurring significant expenses and could subject us to significant liability for damages and invalidate what we currently believe are our proprietary rights. Our involvement in any patent dispute or other intellectual property dispute or action to protect trade secrets and know-how could have a material adverse effect on our business. Adverse determinations in any litigation could subject us to significant liabilities to third parties, require us to seek licenses from third parties and prevent us from developing and selling our products. Any of these situations could have a material adverse effect on our business. These claims, regardless of their merits or outcome, would likely be time consuming and expensive to resolve and could divert management’s time and attention.

Some of our products and services utilize open source software, and any failure to comply with the terms of one or more of these open source licenses could adversely affect our business.

Some of our products utilize software covered by open source licenses. Open source software is typically freely accessible, usable and modifiable, and is used by our development team in an effort to reduce development costs and speed up the development process. Certain open source software licenses require a user who intends to distribute the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. In addition, certain open source software licenses require the user of such software to make any derivative works of the open source code available to others on unfavorable terms or at no cost. This can subject previously proprietary software to open source license terms. While we monitor the use of all open source software in our products, processes and technology, in some areas of our business we do not have written policies and procedures for managing against the risks of potential copyright or other intellectual property infringement claims made by third parties. Enforcement of such intellectual property rights may have an adverse effect on our business, such as, for example, following inadvertent use of open source software that requires us to disclose or make available the source code to related products.

RISKS RELATED TO OUR INTERNATIONAL OPERATIONS

Our past international sales and operations subject us to additional risks that can adversely affect our operating results and financial condition.

Our past international operations subject us to a variety of risks and challenges, including: exposure to fluctuations in foreign currency exchange rates, increased management, travel, infrastructure and legal compliance costs associated with having international operations; reliance on channel partners; increased financial accounting and reporting burdens and complexities; compliance with foreign laws and regulations; compliance with U.S. laws and regulations for foreign operations; and reduced protection for intellectual property rights in some countries and practical difficulties of enforcing rights abroad. Any of these risks could adversely affect our international operations, reduce our international sales or increase our operating costs, adversely affecting our business, operating results and financial condition and growth prospects.

Bringing an action or enforcing judgments and/or other liabilities against certain directors may be difficult, as they are located in Hong Kong.

The Company currently has two directors located in Hong Kong, a Special Administrative Region (“SAR”) of the People’s Republic of China (“PRC”). There is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or elsewhere. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company for disputes relating to contracts or other property interests in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC for a PRC court to have jurisdiction pursuant to the PRC Civil Procedures Law by virtue only of holding the Common Shares.

The audit report included in this prospectus is prepared by an auditor who has been identified by the PCAOB as not being able to be inspected by the PCAOB and, as such, our investors may be deprived of the benefits of such inspection. In addition, the adoption of any rules, legislations or other efforts to increase U.S. regulatory access to audit information could cause uncertainty, and if we are unable to meet the PCAOB inspection requirement in time frame provided by the HFCAA, our securities may be restricted from trading on a U.S. securities exchange or over-the-counter market.

As a public company with securities quoted on the OTCQX marketplace, we are required to have our financial statements audited by an independent registered public accounting firm registered with the PCAOB. A requirement of being registered with the PCAOB is that if requested by the SEC or PCAOB, such accounting firm is required to make its audits and related audit work papers available for regular inspections to assess its compliance with the applicable professional standards. Because our auditor is located in Hong Kong, a jurisdiction where the PCAOB has been unable to conduct inspections because of positions taken by the authorities in that jurisdiction, including an approval requirement by such authorities, the PCAOB has indicated that it currently does not have free access to inspect the work of our auditor. The lack of access to the PCAOB inspection in Hong Kong prevents the PCAOB from fully evaluating audits and quality control procedures of our auditors based in Hong Kong. As a result, our investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of our auditor in Hong Kong makes it more difficult to evaluate the effectiveness of its audit procedures or quality control procedures as compared to auditors outside of Hong Kong and certain other foreign jurisdictions that are subject to the PCAOB inspections.

On December 18, 2020, the HFCAA, was enacted. In essence, the HFCAA requires the SEC to restrict trading of securities on U.S. securities exchanges or OTC markets if the company retains a foreign accounting firm that cannot be inspected by the PCAOB, of which the restrictions shall occur for three consecutive years, unless otherwise terminated before the conclusion of such three year period, beginning in 2021. Our independent registered public accounting firm is located in and organized under the laws of Hong Kong, a jurisdiction where the PCAOB has indicated that it is currently unable to conduct inspections in without the approval of the necessary authorities.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which as of December 14, 2021, the AHFCAA remains before the House of Representatives for review.

On November 5, 2021, the SEC approved PCAOB Rule 6100, Board determination under the HFCAA, effective immediately. The rule establishes “a framework for the PCAOB’s determinations under the HFCAA that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by an authority in that jurisdiction.”

On December 2, 2021, SEC announced the adoption of interim final rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the adopting release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCAA. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in certain foreign jurisdictions, including those firms headquartered in Hong Kong, because of positions taken by the authorities in those foreign jurisdictions. The PCAOB made these determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix B, Registered Public Accounting Firms Subject to the Hong Kong Determination. The audit report included in this registration statement for the year ended December 31, 2021, was issued by Centurion, an audit firm headquartered in Hong Kong, a jurisdiction that the PCAOB has determined that the PCAOB is unable to conduct inspections or investigate auditors in. Our auditor, Centurion, is among those registered public accounting firms listed by the PCAOB Hong Kong Determination, a determination announced by the PCAOB on December 16, 2021, which the PCAOB is unable to inspect or investigate completely due to the fact it is headquartered in Hong Kong, a Special Administrative Region of the PRC, and because of a position taken by one or more authorities in Hong Kong. As a result, our investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of Hong Kong and certain other foreign jurisdictions that are subject to the PCAOB inspections.

The HFCAA requires, among other things, for the SEC to identify public companies that that have retained a registered public accounting firm to issue an audit report where the firm has a branch or office that: (i) is located in a foreign jurisdiction, and (ii) PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction. On April 12, 2022, the Company was provisionally identified by the SEC as a Commission-Identified Issuer under the HFCAA, and given 15 business days (until May 3, 2022) to contact the SEC with evidentiary proof claiming that we have been incorrectly identified under the HFCAA. Because the Company’s auditors are located in Hong Kong, the Company did not have a claim that it was incorrectly identified under the HFCAA, and as a result, it has been placed on the conclusive list. Due to the fact that we have been placed on the conclusive list, our securities may be subject to prohibitions on trading on a U.S. securities exchange or OTC trading market in the U.S. if we do not engage a new auditor or our auditor is not inspected by the PCAOB for three consecutive years (or two years if the AHFCAA is enacted), which would make it difficult for you to sell your securities. Additionally, the Company will be required to provide certain information to the SEC establishing that it is not owned or controlled by a governmental entity in Hong Kong on or before the filing deadline for the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company has not yet submitted such information to the SEC, but intends to do so prior to the deadline. There can be no assurances that the SEC will remove the Company from the list of issuers identified under the HFCAA, either now or in the future.

In addition, the SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended that the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA.

The enactment of the HFCAA and the implications of any additional rulemaking efforts to increase U.S. regulatory access to audit information in Hong Kong could cause investor uncertainty for affected SEC registrants, including us, and the market price of our common stock could be materially adversely affected. Additionally, whether the PCAOB will be able to conduct inspections of our auditor in the next three years (or two years if the AHFCAA is enacted), or at all, is subject to substantial uncertainty and depends on a number of factors out of our control. If our auditor is unable to meet the PCAOB inspection requirement in time or we do not engage a different auditor that complies with the relevant PCAOB inspection requirements, our securities may be restricted from trading on the OTC markets. Such restriction would substantially impair your ability to sell your securities when you wish to do so, and the risk and uncertainty associated with such restrictions on trading would have a negative impact on the price of our securities.

***

The risks above do not necessarily comprise of all those associated with an investment in our Company. This registration statement contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause our actual results, financial condition, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “would,” “should,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including protection of our intellectual property, governmental regulation, the operations of our Company and our subsidiaries, managing and maintaining growth, volatility of our stock price, and any other factors discussed in this and our other filings with the SEC.

These risks and uncertainties and other factors include, but are not limited to those set forth under the section captioned “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

●	our ability to raise capital, which in turn is related to the performance of our stock price and liquidity;

●	dependence on key personnel;

●	industry competition;

●	continued growth of digital marketing markets;

●	the operation of our business; and

●	general economic conditions in the United States.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks, uncertainties and other factors outlined in the section captioned “Risk Factors” of this prospectus and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading. All subsequent written and oral forward-looking statements attributable to our Company or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. Additionally, we will not receive any gross proceeds from the sale of Primary Settlement Shares to Ionic under the Purchase Agreement as such shares serve as a “true-up” of Primary Shares previously sold to Ionic on March 31, 2022. However, we may receive proceeds of up to $37,000,000 from the sale of Purchase Shares to Ionic under the Purchase Agreement, from time to time in our discretion after the date hereof and the other conditions in the Purchase Agreement have been satisfied.

We currently intend to use the net proceeds received from Ionic under the Purchase Agreement for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus, except as previously disclosed.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend.

THE OFFERING

General

On March 30, 2022, the Company entered into the Purchase Agreement with Ionic (also herein referred to as the “Investor”) whereby we have the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $40,000,000 worth of Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on March 31, 2022 (“Primary Commencement Date”). We have agreed to register the shares of Common Stock which may be issued and sold to Ionic under the Purchase Agreement pursuant to a Registration Rights Agreement (“RRA”) executed in connection with the Purchase Agreement.

We also issued to Ionic a Warrant to purchase 631,579 shares of Common Stock (1.5% of the total commitment amount) for no consideration as a commitment fee. The Warrant may be exercised for cash but may also be exercised on a cashless exercise basis, which means we may not receive any proceeds from such cashless exercise. We do not have the right to control the timing and amount of any Warrant exercises by Ionic under the Warrant, except there is a 9.99% ownership limitation blocker in the Warrant. We may ultimately decide to exercise all, some or none of the Warrant. Therefore, exercises by Ionic could result in substantial dilution to the interests of other holders of our common stock. Ionic will likely not exercise for cash, but will rather exercise on a cashless exercise basis.

We also agreed to register the shares which may be issued upon exercise by Ionic of the Warrant, from time to time, pursuant to the RRA.

On March 31, 2022, we effected the initial purchase of $3,000,000 in shares of Common Stock to Ionic under the Purchase Agreement at the Regular Purchase Price and issued Ionic 2,926,000 pre-settlement shares (the “Primary Shares”), which reflects an estimate equal to the product of (A) the quotient of (y) the Purchase Amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price, multiplied by (B) 125 (Ionic may increase at its discretion). The “Pre-Settlement Regular Purchase Price” means 80% of the Closing Price on the date immediately preceding the Regular Purchase Notice Date. The Regular Purchase Price for the Purchase Shares shall equal the applicable RPP Percentage (97%, or 80% in the event of the occurrence of an uncured Event of Default) of the arithmetic average of the five (5) lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum (provided, however, that each day on which Investor has requested Purchase Shares which cannot be delivered to Investor shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up of additional shares and as of the date of this prospectus, the Regular Purchase Price has yet to be calculated.

Pursuant to the Purchase Agreement, if an Event of Default occurs between the Regular Purchase Notice Date and any time through the Regular Purchase Settlement Date (in each case, as defined in the Purchase Agreement), then (i) the RPP Percentage shall be automatically adjusted to 80% for so long as such Event of Default remains uncured and (ii) Ionic shall be entitled to all the rights under the Purchase Agreement as if such Event of Default occurred immediately prior to such Regular Purchase Notice Date.

We failed to timely file this registration statement in accordance with the terms of the Purchase Agreement and RRA. As a result, an Event of Default (as defined in the Purchase Agreement) occurred, and the applicable RPP Percentage for the initial purchase only is now 80%, rather than 97%.

We previously registered the issuance of the Primary Shares, and the resale of the shares issuable upon exercise of the Warrant were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-259851) (the “S-3 Registration Statement”), and the related base prospectus included in the S-3 Registration Statement dated October 8, 2021, as supplemented by a prospectus supplement filed on March 31, 2022 (the “Prospectus Supplement”).

We are registering an aggregate of 26,000,000 shares of our common stock for resale by Ionic, of which up to 20,000,000 may be issued and sold as Purchase Shares upon purchase by Ionic of up to $37,000,000 remaining under the Purchase Agreement and 6,000,000 which may be issued as additional true up shares under the Primary Commencement (referred to herein as the “Primary Settlement Shares”).

Actual sales of Primary Shares to Ionic under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, satisfaction of certain conditions including, without limitation, the effectiveness of this resale registration statement, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. We expect that any net proceeds received by the Company from such sales to Ionic will be used for working capital and general corporate purposes.

The purchase price of the Primary Shares purchased by the Investor under the Purchase Agreement will be derived from prevailing market prices of the Company’s Common Stock immediately preceding the time of sale. The Company will control the timing and amount of future sales, if any, of Purchase Shares to the Investor. The Investor has no right to require the Company to sell any Purchase Shares to the Investor, but the Investor is obligated to make purchases as the Company directs, subject to certain conditions.

The Purchase Agreement and the RRA each contain representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to the Investor under the Purchase Agreement may be limited, to the extent applicable, by OTCQX and SEC rules.

Ionic may not assign or transfer its rights and obligations under the Purchase Agreement.

Purchase of Purchase Shares under the Purchase Agreement

Under the Purchase Agreement, from and after the date upon which certain conditions have been satisfied including, without limitation, the effectiveness of this registration statement (the “Secondary Commencement Date”), the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct Ionic to purchase not less than $200,000 and not greater than $300,000 in Common Stock per regular purchase notice as Purchase Shares. The Company may effect a regular purchase at the Regular Purchase Price equal to the applicable RPP Percentage (97%%, or 80% in the event of the occurrence of an uncured Event of Default) of the arithmetic average of the five (5) lowest VWAPs calculated for the period starting on the date that the Investor receives the shares under regular purchase notice and ending on such date that the aggregate dollar volume of the Common Stock traded on the OTCQX Market equals five (5) times said purchase amount, in the aggregate, subject to a five (5) Trading Day minimum, based on an estimate and true-up as described above.

The Company may deliver a notice to the Investor for a regular purchase as often as every business day, so long as (i) on any such notice date, the closing sale price of the Common Stock is not below the Floor Price (initially set at $0.25 per share, subject to customary adjustments), (ii) shares for all prior regular purchases have theretofore been received by the Investor in accordance with the Purchase Agreement, and (iii) no current Regular Purchase Measurement Period is running (unless the Company and the Investor mutually agree otherwise in writing). Notwithstanding the foregoing, the Company shall not deliver a regular purchase to the Investor if an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing.

In all instances, the Company may not sell Common Stock to the Investor under the Purchase Agreement if it would result in the Investor beneficially owning more than 9.99% of the outstanding Common Stock.

Other than as summarized above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of Common Stock to Ionic.

Primary Shares

In connection with the execution of the Purchase Agreement, the Company delivered an initial regular purchase notice for an amount equal to $3,000,000 in shares of Common Stock which were purchased and sold in a primary offering registered under the previously filed Prospectus Supplement as described above. Such amount has reduced the $40,000,000 in available amounts under the Purchase Agreement down to $37,000,000.

Primary Settlement Shares

The Company is registering up to 6,000,000 shares of Common Stock as Primary Settlement Shares as additional true up shares under the Primary Commencement. As described above, the Primary Shares were sold with a forward pricing mechanism based on an estimate and true up of additional shares and as of the date of this Registration Statement, the Regular Purchase Price has yet to be calculated. In the event that a true-up is required, the Company will issue the Primary Settlement Shares to Ionic for no additional cash consideration.

Commitment Warrant

In connection with the execution of the Purchase Agreement, the Company issued to Ionic a Warrant to purchase a fixed number of shares of Common Stock (the “Warrant Shares”) equal to the product of (x) the $40,000,000 in shares of Common Stock being committed to purchase by Ionic and (y) 1.5% (i.e., 631,579 shares), as a commitment fee for no additional consideration. The Warrant Shares were registered under the previously filed Prospectus Supplement as described above.

Our Termination Rights

We have the right in our sole discretion, at any time, for any reason, to give notice to Ionic to terminate the Purchase Agreement. The Purchase Agreement shall also terminate automatically (i) on the date the full $40,000,000 available hereunder is sold 24 months from March 31, 2022 has passed or (ii) the Secondary Commencement shall not have occurred on or before December 31, 2022.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or this prospectus is unavailable to the Investor for resale of any or all of the Common Stock issuable under the Purchase Agreement registered hereunder, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

●	the suspension of our Common Stock from trading on the OTCQX Market for a period of one (1) business day, provided that the Company may not direct the Investor to purchase any Common Stock during any such suspension;

●	the delisting of the Common Stock from the OTCQX Market, provided, however, that the Common Stock are not immediately thereafter trading on the OTC Markets, New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, or the NYSE Arca (or nationally recognized successor to any of the foregoing);

●	the failure for any reason by Company or its transfer agent to deliver, as DWAC shares, (i) the pre-settlement purchase shares to the Investor within two (2) trading days after the regular purchase notice date, or (ii) the settlement regular purchase shares to the Investor within two (2) trading days after the Regular Purchase Measurement Period,

●	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document (as defined in the Purchase Agreement), and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive business days;

●	if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law for so long as such proceeding is not dismissed;

●	if the Company is at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the Company for all or substantially all of its property, or (iii) orders the liquidation of the Company or any subsidiary for so long as such order, decree or similar action remains in effect; or

●	if at any time the Company is not eligible to transfer its Common Stock as DWAC shares.

As noted above, if an Event of Default occurs between the Regular Purchase Notice Date and any time through the Regular Purchase Settlement Date (in each case, as defined in the Purchase Agreement), then (i) the RPP Percentage shall be automatically adjusted to 80% for so long as such Event of Default remains uncured and (ii) Ionic shall be entitled to all the rights under the Purchase Agreement as if such Event of Default occurred immediately prior to such Regular Purchase Notice Date.

In addition to any other rights and remedies under applicable law and the Purchase Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any regular purchase notice.

No Short-Selling or Hedging by Ionic

The Investor agrees that beginning on the date of the Purchase Agreement and ending on the date of termination of this Agreement, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or RRA other than a prohibition on entering into a “Variable Rate Transaction” as defined in the Purchase Agreement, which restriction will terminate on the earlier of (i) 24 months from March 31, 2022 or (ii) such time as the Company has purchased $10,000,000 in Common Stock under the Purchase Agreement.

Dilutive Effect of Performance of the Purchase Agreement on Our Stockholders

All 26,000,000 shares of Common Stock registered in this offering which may be issued or sold by us to Ionic under the Purchase Agreement and RRA are expected to be freely tradable. It is anticipated that the Common Stock registered in this offering will be sold by us to Ionic over a period of up to 24 months from March 31, 2022. The sale by Ionic of a significant amount of Common Stock registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of Common Stock to Ionic, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Ionic all, some or none of the up to 20,000,000 Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement (i.e., up to $37,000,000 in shares of Common Stock). Ionic may require us to sell the 6,000,000 Primary Settlement Shares as additional true up shares under the Primary Commencement. As described above, the Primary Shares were sold with a forward pricing mechanism based on an estimate and true up of additional shares and as of the date of this registration statement, the Regular Purchase Price has yet to be calculated. In the event that a true-up is required, the Company will issue all or a portion of the Primary Settlement Shares to Ionic for no additional cash consideration.

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Ionic. If and when we do sell Common Stock to Ionic, after Ionic has acquired those shares, Ionic may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Ionic by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of Common Stock. In addition, if we sell a substantial number of Common Stock to Ionic under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Stock or the mere existence of our arrangement with Ionic may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Purchase Shares to Ionic and the Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled Our Termination Rights above). As described above, we do not have discretion on the issuance of the Primary Settlement Shares; depending on the applicable Regular Purchase Price, as determined in accordance with the Purchase Agreement, we may be contractually required to issue all or a portion of the Primary Settlement Shares to Ionic for no additional cash consideration as part of the terms of the Primary Commencement previously issued.

The following table sets forth the amount of gross proceeds we would receive from Ionic from our sale of the 20,000,000 Purchase Shares to Ionic under the Purchase Agreement registered hereunder at varying purchase prices:

Assumed Purchase Price Per Purchase Share (3)		Number of Common Stock to be Issued if Full Purchase (1)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to Ionic (2)	Proceeds from the Sale of Common Stock to Ionic Under the Purchase Agreement
$0.10		20,000,000	56.6%	$2,000,000
$0.25		20,000,000	56.6%	$5,000,000
$0.34	(4)	20,000,000	56.6%	$6,800,000
$0.50		20,000,000	56.6%	$10,000,000
$1.00		20,000,000	56.6%	$20,000,000
$1.50		20,000,000	56.6%	$30,000,000
$1.85		20,000,000	56.6%	$37,000,000

(1)	We are registering up to 26,000,000,000 in shares of Common Stock which may be issued and sold to Ionic in the future under the Purchase Agreement, of which (i) 6,000,000 are Primary Settlement Shares which may be issuable as required as a true up on the Primary Commencement for which we will receive no additional cash consideration and (ii) 20,000,000 are Purchase Shares which we have the discretion to issue and sell to Ionic as described in this section. As a result, we have included in this column only those shares of Common Stock that we are registering under this prospectus, without regard for the beneficial ownership cap of 9.99%.

(2)	The denominator is based on 35,321,696 shares outstanding as of September 22, 2022, adjusted to include the issuance of the number of Common Stock set forth in the adjacent column which we would have issued to Ionic based on the applicable assumed average purchase price per Purchase Share.

(3)	For the avoidance of any doubt, this price would reflect the Regular Purchase Price after calculation (i.e., after discounts to the market price of our shares) in accordance with the terms of the Purchase Agreement.

(4)	The closing sale price of our Common Stock on the OTCQX Market on September 22, 2022.

SELLING STOCKHOLDER

This registration statement relates to the possible resale by the Selling Stockholder of up to 26,000,000 Common Stock that may be issued to Ionic pursuant to the Purchase Agreement, of which 6,000,000 are Primary Settlement Shares and 20,000,000 are Purchase Shares which may be issued and sold from time to time pursuant to the Purchase Agreement. For additional information regarding this transaction, see “The Offering” above. We are registering Common Stock in order to permit the Selling Stockholder to offer such shares for resale from time to time.

Except for the ownership of the shares offered hereby pursuant to the transactions summarized herein, the Selling Stockholder has not held a position or office or had any material relationship with us or any of our predecessors or affiliates.

The Selling Stockholder may sell some, all, or none of their Common Stock being registered hereunder. We do not know how long the Selling Stockholder will hold their Common Stock before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the resale of any of the Common Stock being registered hereunder. The following table assumes that all shares will be sold by the Selling Stockholder and no other shares will be held after the offering.

The following table presents information regarding the Selling Stockholder and the number of Common Stock that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder and reflects their holdings as of September 22, 2022. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

Selling Stockholder	Common Stock Beneficially Owned Before this Offering (2)	Percentage of Outstanding Common Stock Beneficially Owned Before this Offering (3)		Common Stock to be Sold in this Offering Assuming the Company issues the Maximum Number of Common Stock Registered Hereunder (4)	Percentage of Outstanding Common Stock Beneficially Owned After this Offering
Ionic Ventures, LLC (1)	1,048,013	2.96%	%	26,000,000	5.0	%(5)

(1)	Ionic Ventures, LLC (“Ionic”) is the record and beneficial owner of the securities set forth in the table. Brendan O’Neil and Keith Coulston are the managers of Ionic and in such capacity have joint voting and dispositive power over shares held by Ionic. Mr. O’Neil and Mr. Coulston each disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein. Ionic Ventures, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer. The address of Ionic Ventures, LLC is 3053 Fillmore Street, Ste. 256, San Francisco, CA 94123.

(2)	We have excluded from the number of Common Stock beneficially owned prior to the offering: (i) all of the Common Stock that Ionic may be required to purchase under the Purchase Agreement, because the issuance and sale of such Common Stock to Ionic is solely at our discretion and is subject to satisfaction of the conditions set forth in the Purchase Agreement that are outside of Ionic’s control, including the registration statement of which this prospectus is a part being declared effective by the SEC, and (ii) an additional 631,579 shares of Common Stock issuable upon full exercise of the Warrants held by Ionic due to a 9.99% beneficial ownership limitation (the “Blocker”). Due to the Blocker, Ionic is prohibited from exercising the Warrants into shares of Common Stock if, as a result of such exercise, the holder, together with its affiliates and any persons acting as a group together with such holder or any of such affiliates, would beneficially own more than 9.99% of the total number of shares of Common Stock then issued and outstanding immediately after giving effect to the exercise. As a result of the Blocker, beneficial ownership of Ionic is capped at 9.99% of the outstanding Common Stock of the Registrant.

(3)	Based on 35,321,696 outstanding shares of Common Stock as of September 22, 2022.

(4)	Includes 26,000,000 shares of Common Stock registered hereunder that may be issued to Ionic Ventures pursuant to the Purchase Agreement, of which 6,000,000 are Primary Settlement Shares and 20,000,000 are Purchase Shares.

(5)	Assumes all shares registered hereunder will be sold by the Selling Stockholder in this offering.

PLAN OF DISTRIBUTION

The Common Stock listed in the table appearing under “Selling Stockholder” are being registered to permit the resale of Common Stock by the Selling Stockholder from time to time after the date of this prospectus. There can be no assurance that the Selling Stockholder will sell any or all of the Common Stock offered hereby. We will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholder.

The Selling Stockholder may sell all or a portion of the Common Stock offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	on any national securities exchange or over-the-counter market on which the Common Stock may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Common Stock;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.

We will pay the expenses incident to the registration and offering of the Common Stock offered hereby. We have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Ionic has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Ionic specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Ionic has represented to us that at no time prior to the Purchase Agreement has Ionic or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ionic or any hedging transaction, which establishes a net short position with respect to our Common Stock. Ionic agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Ionic has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Ionic has informed us that each such broker-dealer will receive commissions from Ionic that will not exceed customary brokerage commissions.

The Selling Stockholder may also sell Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

In effecting sales, brokers-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate. If the Selling Stockholder effect such transactions by selling Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of Common Stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Ionic can presently estimate the amount of compensation that any agent will receive.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any Selling Stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, Common Stock sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, Common Stock may not be sold unless the Common Stock have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock, par value $0.0001 per share, is traded on the OTCQX under the symbol “LGIQ”. Our common stock is also traded and quoted on the NEO Exchange in Canada under the symbol “LGIQ”.

Trading of securities on the OTCQX is often sporadic and investors may have difficulty buying and selling or obtaining market quotations. Any OTCQX market quotations reflect inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Holders

As of September 22, 2022, there were 35,321,696 shares of our common stock outstanding held by approximately 548 holders of record of our common stock. This number was derived from our stockholder records and does not include beneficial holders of our common stock whose shares are held in “street name” with various dealers, clearing agencies, banks, brokers and other fiduciaries.

Securities Authorized for Issuance Under Equity Compensation Plans

See “Executive Compensation – Equity Compensation Plan Information” for information regarding securities authorized for issuance under equity compensation plans.

Issuer Repurchases of Equity Securities

During the year ended December 31, 2021, there were no repurchases of the Company’s common stock by the Company.

DIVIDEND POLICY

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase by the Company. The shares are being registered on behalf of the Selling Stockholder (the Selling Stockholder identified in this prospectus).

ENFORCEABILITY OF CIVIL LIABILITIES

People’s Republic of China

The Company currently has two directors located in Hong Kong, a Special Administrative Region (“SAR”) of the People’s Republic of China (“PRC”). There is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or elsewhere. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company for disputes relating to contracts or other property interests in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC for a PRC court to have jurisdiction pursuant to the PRC Civil Procedures Law by virtue only of holding the Common Shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and operating results together with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus. The last day of our fiscal year is December 31. Our fiscal quarters end on March 31, June 30, September 30 and December 31, and our current fiscal year ends on December 31, 2022. U.S. Dollars are denoted herein by “USD,” “$” and “dollars”.

Use of Terms

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to the following:

●	“Logiq, Inc.” (Delaware) (formerly known as Weyland) the “Company,” “we,” “us,” or “our,” are to the business of Logiq, Inc. (Delaware), a Delaware corporation;

●	DataLogiq and Logiq, Inc. (Nevada) (aka DLQ, Inc.), a Nevada corporation;

●	“SEC” are to the Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“U.S. dollars,” “dollars” and “$” are to the legal currency of the United States.

Overview

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) attract customers and establish a brand presence in the global e-commerce marketplace. The Company’s digital marketing solutions offer proprietary data management and analytics, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

We provide our digital marketing to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on our SaaS platform when provisioning services for their marketing campaigns. We also recognize revenue on a cost per lead (“CPL”) basis and other metrics for engagements undertaken on a performance marketing basis.

The Company continues to expand its portfolio of offerings and the industries they serve:

●	In May 2018, the Company expanded its portfolio to fintech applications with the launch of its PayLogiq mobile payments platform in Indonesia.

●	In the fall of 2019, the Company expanded its portfolio to short-distance food delivery service with the launch of GoLogiq, a PaaS platform that provides mobile payment capabilities for the local food delivery service industry in Indonesia.

●	In January 2020, the Company completed the acquisition of substantially all of the assets of Push Holdings, Inc. This acquired business, which the Company has rebranded as its DataLogiq division, operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. DataLogiq has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. DataLogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DataLogiq is located in Minneapolis, Minnesota, USA.

●	On November 2, 2020, the Company completed the acquisition of Fixel AI Inc. (“Fixel”), thereby acquiring its self-serve MarTech Audience Targeting platform as a further expansion of its DataLogiq product suite.

●	On March 29, 2021, the Company completed the acquisition of Rebel AI, Inc., thereby acquiring its “The Rebel AI” advertising platform as a further expansion of its DataLogiq product suite.

●	On June 21, 2021, the Company completed the Canadian IPO offering of 1,976,434 units of its securities, consisting of shares common stock and warrants to purchase shares of common stock, on the NEO exchange in Canada.

●

On March 31, 2022, the Company, Battle Bridge Acquisition Co, LLC, a company beneficially owned entirely by the Company (the “Buyer”), Section 2383 LLC, a Wyoming limited liability company (“Seller”), Travis Phipps, an individual (“Phipps”) and Robb Billy (“Billy” and, together with Phipps, the “Founders”) and Travis Phipps, as Representative, entered into an asset purchase agreement (the “Battle Bridge Purchase Agreement”) whereby the Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer substantially all of the assets of Seller which represents the “Battle Bridge Labs” business (the “Battle Bridge Assets”) (collectively, the “Transaction”). The consummation of the Transaction (the “Closing”) occurred simultaneously with execution of the Battle Bridge Purchase Agreement on March 31, 2022.

As consideration for the Buyer’s acquisition of the Battle Bridge Assets, the Company agreed to pay $3,250,000 (the “Purchase Price”), which consisted of $250,000 in cash (the “Cash Consideration”) and the issuance of 2,912,621 shares of restricted common stock of the Company at $1.03 per share (the “Stock Consideration”) (representing $3,000,000 in Stock Consideration), which was the volume weighted average price (“VWAP”) of the Company’s Common Stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to Closing. $500,000 in Stock Consideration was retained by the Company at the Closing and held as partial security to satisfy indemnification claims for a period of 12 months following the Closing.

In addition, the recipients of the Stock Consideration agreed to sign lock-up and leak-out agreements which provide that, following a 6-month lock-period and ending 18 months after Closing, any sales of the Company’s Common Stock by such recipients do not exceed one percent (1%) of the then applicable thirty (30) day trading average volume of the Company’s Common Stock as of such date.

Recent Corporate Developments

Amendment to Equity Incentive Plan

On April 21, 2021, in connection with the Company being listed on the NEO Exchange in Canada and in order to comply with the corporate governance requirements of the NEO Exchange, the Company amended and restated its 2020 Equity Incentive Plan (as amended and restated, the “First A&R Plan”) to provide that stock options issued under the plan (i) may not be transferred and (ii) may not have an exercise price less than the fair market value (“FMV”) of such stock options as of the grant date. Pursuant to the A&R Plan (as defined below), FMV shall be determined as follows: (i) if the Company’s common stock is then listed or admitted to trading on a national stock exchange, the FMV shall be either (x) the five-day volume weighted average trading price, calculated by dividing the total value by the total volume of securities traded on a national stock exchange for the relevant period, or (y) the closing price of the Company’s common stock on a national stock exchange on the previous trading day prior to the date of grant of the award; or (y) if the Company’s common stock is not then listed or admitted to trading on a national stock exchange, the FMV shall be a price determined by the administrator of the A&R Plan in good faith using any reasonable method of valuation.

On October 22, 2021, the Company’s board of directors unanimously approved the Company’s Second Amended and Restated 2020 Equity Incentive Plan (the “Second A&R Plan”), subject to stockholder approval. The Second A&R Plan amends the Company’s Plan to (i) incorporate those changes previously included in the First A&R Plan and (ii) increase the number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 5,000,000 shares. In addition, the Company amended and restated the form agreements for awards made pursuant to the Company’s Second A&R Plan to reflect the foregoing changes.

The Company’s Second A&R Plan and amended form award agreements were approved by the Company’s stockholders on January 25, 2022, and adopted by the Company on the same day.

Amendments to Bylaws – Adoption of Majority Voting Policy

On April 21, 2021, the Company’s Board of Directors (the “Board”), in connection with the Company being listed on the NEO Exchange in Canada and in order to comply with the corporate governance requirements of the NEO Exchange, approved and adopted a Majority Voting Policy for the election of directors (the “Policy”), which policy effectively alters the manner in which directors are elected under the Company’s Bylaws, and was therefore, subject to shareholder approval.

On October 22, 2022, the Company’s board of directors approved the adoption of its First Amended and Restated Bylaws (the “A&R Bylaws”), subject to shareholder approval. The A&R Bylaws amend and restate the Company’s Bylaws in full and incorporate the Policy noted above, amongst other changes. The Company’s stockholders approved the Company’s A&R Bylaws at a special meeting of stockholders on January 25, 2022.

Under the Policy incorporated into the A&R Bylaws, in an uncontested election, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election at a meeting of shareholders of the Company must promptly tender his or her resignation to the chairman of the Board. Following receipt of such resignation, the Governance Committee of the Board (the “Committee”) will consider the resignation and recommend to the Board whether to accept such tendered resignation. Except in special circumstances, the Committee will be expected to accept and recommend acceptance of the resignation by the Board. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) will be issued within 90 days following the date of the relevant meeting of shareholders and a copy of the press release will be sent concurrently to the NEO Exchange, provided that the Company’s common stock is then listed for trading on the NEO Exchange. The director’s resignation, if accepted, will become effective immediately upon acceptance thereof by the Board.

Any director who tenders his or her resignation pursuant to the Policy will not participate in the recommendation of the Committee or the decision of the Board with respect to such resignation.

Subject to any restrictions imposed by applicable law, where the Board accepts a resignation in accordance with the Policy, the Board may (i) leave the director vacancy unfilled until the next annual meeting of shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of shareholders at which a new candidate will be presented to fill the vacant position.

The Policy applies only in circumstances involving an uncontested election of directors. For purposes of the Policy, an “uncontested election” of directors of the Company means an election held at any meeting of shareholders called for, either alone or with other matters, the election of directors, with respect to which the number of nominees for election is equal to the number of positions on the Board to be filled through the election to be conducted at such meeting.

AppLogiq Spin-Off

On December 15, 2021, we entered into various agreements with GoLogiq (then known as Lovarra), a Nevada corporation and public reporting subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to GoLogiq, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). GoLogiq is a fully reporting U.S. public company, which, as of December 15, 2021, was approximately 78.5% owned by the Company’s wholly owned subsidiary GoLogiq LLC. In connection with the Separation, the Company intends to distribute, on a pro rata basis, 100% of the Company’s ownership interests in GoLogiq to the Company’s shareholders of record as of December 30, 2021.

On January 27, 2022, we completed the transfer of our AppLogiq business to GoLogiq. In connection with the completion of the transfer of AppLogiq to GoLogiq, GoLogiq issued the 26,350,756 GoLogiq Shares to the Company. The Company will hold the GoLogiq Shares until it distributes 100% of the GoLogiq Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof will receive 1 share of GoLogiq), which the Company intends to complete in the near term, subject to customary conditions and approvals.

Until such time as the Distribution is complete, we will consolidate and report the financials of the AppLogiq business as a consolidated subsidiary of Logiq.

Ionic Ventures Purchase Agreement

On March 30, 2022, the Company, entered into the Ionic Purchase Agreement with Ionic, whereby the Company has the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $40,000,000 worth of the Company’s Common Stock, such shares, the Purchase Shares. Sales of Common Stock by the Company under the Ionic Purchase Agreement will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on March 30, 2020, the Primary Commencement Date.

In connection with the execution of the Ionic Purchase Agreement, the Company registered 2,926,000 shares of Common Stock sold to Ionic in connection with the purchase of $3,000,000 in shares of Common Stock, the Primary Shares, in connection with the initial purchase of Common Stock under the Ionic Purchase Agreement, which reflects an estimated value equal to the product of (A) the quotient of (y) the purchase amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price, multiplied by (B) 125% (which Ionic may increase at its discretion).

The Regular Purchase Price, which is the price at which future shares of common stock sold under the Ionic Purchase Agreement will be sold at, for the Purchase Shares shall equal 97% (or 80% in the event of the occurrence of an uncured Event of Default), of the arithmetic average of the five lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five times the Purchase Amount, in the aggregate, subject to a five Trading Day minimum (provided, however, that each day on which Ionic has requested Purchase Shares which cannot be delivered to Ionic shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up and as of the date of this filing, the Regular Purchase Price has yet to be calculated.

Also in connection with the execution of the Ionic Purchase Agreement, the Company issued a Warrant to purchase 631,579 shares of Common Stock (1.5% of the total $40,000,000 commitment amount) to Ionic for no consideration as a commitment fee, and has agreed to register the shares issuable upon exercise of the Warrant. The Warrant may be exercised for cash, but may also be exercised on a cashless exercise basis, which means the Company may not receive any proceeds from such cashless exercise. Under the Warrant, the Company does not have the right to control the timing and amount of any Warrant exercises by Ionic, except that there is a 9.99% ownership limitation blocker in the Warrant. Ionic may ultimately decide to exercise all, some or none of the Warrant.

The Company is registering up to $37,000,000 worth of Common Stock still issuable under the Ionic Purchase Agreement, as well as 6,000,000 additional Primary Shares that may be issued after the date hereof to Ionic, or any Purchase Shares which may be issuable to Ionic as a “true up” pursuant to the initial purchase described above pursuant to this registration statement. The Company and Ionic entered into the RRA, dated as of March 30, 2022, for such purpose.

Battle Bridge Acquisition

On March 31, 2022 the Company, Battle Bridge Acquisition Co, LLC, a company beneficially owned entirely by the Company (the “Buyer”), Section 2383 LLC, a Wyoming limited liability company (“Seller”), Travis Phipps, an individual (“Phipps”) and Robb Billy (“Billy” and, together with Phipps, the “Founders”) and Travis Phipps, as Representative, entered into an asset purchase agreement (the “Battle Bridge Purchase Agreement”) whereby the Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer substantially all of the assets of Seller which represents the “Battle Bridge Labs” business (the “Battle Bridge Assets”) (collectively, the “Transaction”). The consummation of the Transaction (the “Closing”) occurred simultaneously with execution of the Battle Bridge Purchase Agreement on March 31, 2022.

As consideration for the Buyer’s acquisition of the Battle Bridge Assets, the Company agreed to pay $3,250,000 (the “Purchase Price”) which consisted of $250,000 in cash (the “Cash Consideration”) and the issuance of 2,912,621 shares of restricted common stock of the Company at $1.03 per share (the “Stock Consideration”) (representing $3,000,000 in Stock Consideration) which was the volume weighted average price (VWAP) of the Company’s Common Stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to Closing. $500,000 in Stock Consideration was retained by the Company at the Closing and held as partial security to satisfy indemnification claims for a period of 12 months following the Closing.

In addition, the recipients of the Stock Consideration agreed to sign lock-up and leak-out agreements which provide that, following a 6-month lock-period and ending 18 months after Closing, any sales of the Company’s common stock by such recipients do not exceed one percent (1%) of the then applicable thirty (30) day trading average volume of the Company’s common stock as of such date.

Merger of DLQ, Inc.

On September 9, 2022, the Company, and the Company’s wholly-owned subsidiary, DLQ, Inc., a Nevada corporation (formerly, Logiq, Inc., a Nevada corporation) (“DLQ”) entered into an Agreement and Plan of Merger Agreement (“Merger Agreement”) with Abri SPAC I, Inc., a Delaware corporation, (“Abri”) and Abri Merger Sub (“Merger Sub”) wherein Merger Sub will merge with and into DLQ with DLQ being the surviving company (“Surviving Company”), and wholly owned subsidiary of Abri. The Merger is expected to close after obtaining the required approval by the stockholders of Abri and the Company, and upon the satisfaction of certain other customary closing conditions (“Closing”). At Closing Abri will deliver to DLQ $114 million worth of Abri Common Shares par value $0.0001, at $10.00 per share (the “Merger Consideration Shares”).

Also at Closing, the Company will issue a dividend to its shareholders on a pro-rata basis equal to 25% of the aggregate Merger Consideration Shares (the “Dividend Shares”), payable to the Company shareholders of record as of a record date to be set shortly before Closing. More information relating to the Merger Agreement, the dividend and the various agreements associated with the Merger Agreement can be found in the Form 8-K filed by the Company on September 12, 2022.

COVID-19 Effect

Due to the unprecedented effect and related impact of Covid-19 pandemic, the Company has experienced a push back from the Company’s resellers and white label distributors from April 2020, for its Platform as a Service pay-to-use subscription basis. The Company is expecting an uncertain outlook in its service revenues, as its operations in South East Asia are currently being disrupted by the continuing impact of Covid-19 pandemic. In particular, our PAY/GOLogiq associate revenues have been reduced as offices and compulsory lock down protocols are being implemented, which are expected to be in force until the majority of the populous have been vaccinated through to the end of calendar year 2022.

Components of Results of Operations

Revenue (Service)

The Company’s historical AppLogiq business segment’s PaaS, operated as CreateApp provides the infrastructure allowing users to develop their own applications and IT services, which users can access anywhere via a smart mobile phone, web or desktop browser. The Company recognizes revenue on a pay-to-use subscription basis when our customers use our platform. For the territories licensed to our distributors and on a white label basis, we derive royalty income from the end user’s use of our platform on a white label basis.

The Company maintains the PaaS software platform at its own cost. Any enhancements and minor customization for our resellers/distributors are not separately billed. Major new proprietary features are billed to the customer separately as development income while re-usable features are added to the features available to all customers on subsequent releases of our platform.

The Company’s DataLogiq revenues are derived through the management of online advertising campaigns on behalf of customers, which include per-impression, and cost per acquisition (“CPA”) arrangements as well as the delivery of qualified leads.

Cost of Revenue (Service)

Cost of revenue primarily consists of fees from cloud-based hosting services and personnel costs. Personnel costs consist of wages, bonuses, benefits, and stock-based compensation expenses. Allocated overhead costs consist of certain facilities and utility costs. We expect cost of revenue to increase in absolute dollars, as product revenue increases.

The Company’s DataLogiq digital marketing analytics business segment cost of revenue is primarily generated by media cost to power our assets.

Operating Expenses

Our operating expenses consist of general and administrative, depreciation and amortization, and research and development expenses. Salaries and personnel-related costs, benefits, and stock-based compensation expense, are the most significant components of each category of operating expenses. Operating expenses also include allocated overhead costs for facilities and utility costs.

General and Administrative – General and administrative expense consists primarily of employee compensation and related expenses for administrative functions including finance, legal, human resources and fees for third-party professional services, as well as allocated overhead. We expect our general and administrative expense to increase in absolute dollars as we continue to invest in growing the business.

Depreciation and amortization – Depreciation and amortization expense consists primarily of amortization of development costs and trademark for our software platforms.

Research and Development – Research and development expense consists primarily of employee compensation and related expenses, allocated overhead, and developments to our website, e-commerce, and mobile app platforms. We expect our research and development expenses to increase in absolute dollars as we continue to invest in new and existing products and services.

Other Income (Expense), net

Other income consists of income received for activities outside of our core business. In 2021, this includes interest from US based financial asset money market funds.

Other (expense) consists of expense for activities outside of our core business. In 2021, DataLogiq incurred early withdrawal fees from an escrow account relating to Conversion Point Technologies.

Provision for Income Taxes

Provision for income taxes consists of estimated income taxes due to the United States, foreign countries, and the respective taxing authorities in jurisdictions in which we conduct business.

Results of Operations

Results of Operations for the Six Months ended June 30, 2022 and 2021

The following sets forth selected items from our statements of operations and the percentages that such items bear to net sales for the three months ended June 30, 2022 and 2021. The consolidated results include Logiq Inc. (a Delaware Corporation), DLQ, Inc. (formerly Logiq, Inc.) (a Nevada Corporation), Fixel, and Rebel (collectively also known as DataLogiq business segment), as well as GoLogic (fka Lovarra), a majority owned subsidiary of the Company, the results of which include our AppLogiq business segment.

Consolidated Results of Operations

	For the six months ended
	June 30, 2022		June 30, 2021		Change
Revenue (service)	$13,055,360	100.0%	$16,384,299	100.0%	$(3,328,939)	(20.3)%
Cost of revenues (service)	9,031,083	69.2	11,709,194	71.5	(2,678,111)	(22.9)
Gross profit	4,024,277	30.8	4,675,105	28.5	(650,828)	(13.9)

Depreciation and amortization	2,061,860	15.8	1,720,276	10.5	341,584	19.9
General and administrative	9,238,763	70.8	9,137,139	55.8	101,624	1.1
Sales and marketing	871,401	6.7	721,253	4.4	150,148	20.8
Research and development	2,296,178	17.6	2,562,672	15.6	(266,494)	(10.4)
Total operating expenses	14,468,202	110.8	14,141,340	86.3	326,862	2.3
(Loss) from operations	(10,443,925)	(80.0)	(9,466,235)	(57.8)	(977,690)	10.3

Other (Expenses)/Income, net	2,560	0.02	419,292	2.56	(416,732)	(99.4)
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(10,441,365)	(80.0)	(9,046,943)	(55.2)	(1,394,422)	15.4
Income tax (expense)	-	-	(10,441)	(0)	10,441	0
Net (Loss)	(10,441,365)	(80.0)	(9,057,384)	(55.3)	(1,383,981)	15.3

Logiq (Delaware) Results of Operations

	For the six months ended
	June 30, 2022		June 30, 2021		Change
Revenue (service)	$-	-%	$5,284,813	100.0%	$(5,284,813)	(100.0)%
Cost of revenues (service)	-	-	3,649,159	69.0	(3,649,159)	(100.0)
Gross profit	-	-	1,635,654	31.0	(1,635,654)	(100.0)

Depreciation and amortization	-	-	62,567	1.2	(62,567)	(100)
General and administrative	1,507,992	-	5,715,201	108.1	(4,207,209)	(73.6)
Sales and marketing	-	-	69,750	-	(69,750)	-
Research and development	-	-	2,192,500	41.5	(2,192,500)	(100.0)
Total operating expenses	1,507,992	-	8,040,018	152.1	(6,532,026)	(81.2)
(Loss) from operations	(1,507,992)	-	(6,404,364)	(121.2)	4,896,372	(76.5)

Other (Expenses)/Income, net	-	-	(75,061)	(1)	75,061	-
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(1,507,992)	-	(6,479,425)	(122.6)	4,971,433	(76.7)
Income tax (expense)	-	-	(10,441)	(0)	10,441	0
Net (Loss)	(1,507,992)	-	(6,489,866)	(122.8)	4,981,874	(76.8)

GoLogiq including AppLogiq Results of Operations

	For the six months ended
	June 30, 2022		June 30, 2021		Change
Revenue (service)	$4,942,392	100.0%	$-	100.0%	$4,942,392	100.0%
Cost of revenues (service)	3,108,413	62.9	-	-	3,108,413	100.0
Gross profit	1,833,979	37.1	-	-	1,833,979	100.0

Depreciation and amortization	62,567	1.3	-	-	62,567	100.0
General and administrative	1,738,352	35.2	-	-	1,738,352	100.0
Sales and marketing	5,000	0.1	-	-	5,000	100.0
Research and development	2,065,500	41.8	-	-	2,065,500	100.0
Total operating expenses	3,871,419	78.3	-	-	3,871,419	100.0
(Loss) from operations	(2,037,440)	(41.2)	-	-	(2,037,440)	100.0

Other (Expenses)/Income, net	-	-	-	-	-	-
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(2,037,440)	(41.2)	-	-	(2,037,440)	100.0
Income tax (expense)	-	-	-	-	-	-
Net (Loss)	(2,037,440)	(41.2)	-	-	(2,037,440)	100.0

Logiq (Nevada) including DataLogiq results of operations

	For the six months ended
	June 30, 2022		June 30, 2021		Change
Revenue (service)	$8,112,968	100.0%	$11,099,486	100.0%	$(2,986,518)	(26.9)%
Cost of revenues (service)	5,922,670	73.0	8,060,035	72.6	(2,137,365)	(26.5)
Gross profit	2,190,298	27.0	3,039,451	27.4	(849,153)	(27.9)

Depreciation and amortization	1,999,293	24.6	1,657,709	14.9	341,584	20.6
General and administrative	5,992,419	73.9	3,421,938	30.8	2,570,481	75.1
Sales and marketing	866,401	10.7	651,503	5.9	214,898	33.0
Research and development	230,678	2.8	370,172	3.3	(139,494)	(37.7)
Total operating expenses	9,088,791	112.0	6,101,322	55.0	2,987,469	49.0
(Loss) from operations	(6,898,493)	(85.0)	(3,061,871)	(27.6)	(3,836,622)	125.3

Other (Expenses)/Income, net	2,560	0.03	494,353	4.45	(491,793)	(99.48)
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(6,895,933)	(85.0)	(2,567,518)	(23.1)	(4,328,415)	168.6
Income tax (expense)	-	-	-	-	-	-
Net (Loss)	(6,895,933)	(85.0)	(2,567,518)	(23.1)	(4,328,415)	168.6

Consolidated Revenue (Service)

Consolidated revenues were $13,055,360 and $16,384,299 for the six months ended June 30, 2022 and 2021, respectively.

The revenues from our AppLogiq segment increased to $4,942,392 compared to $nil for the six months ended June 30, 2022 and 2021, respectively; due to all revenue relating to the AppLogiq segment had been disposed to GoLogiq (fka Lovarra) since AppLogiq segment was acquired by GoLogiq, Inc. (fka Lovarra) in January 2022.

Our DataLogiq platform revenues decreased to $8,112,968 compared to $11,099,486 for the six months ended June 30, 2022 and 2021, respectively. The decrease in revenues is primarily due regulatory changes in the Medicare vertical.

Consolidated Cost of Revenue (Service)

Consolidated Cost of revenues were $9,031,083 and $11,709,194 for the six months ended June 30, 2022 and 2021, respectively.

The cost of revenues of the Company’s AppLogiq segment increased to $3,108,413 from $nil for the six months ended June 30, 2022 and 2021 respectively, due to all cost relating to the AppLogiq had been disposed to GoLogiq (fka Lovarra) since AppLogiq segment was acquired by GoLogiq, Inc. (fka Lovarra) in January 2022.

Our DataLogiq platform cost of revenue was $5,922,670 compared to $8,060,035 for the six months ended June 30, 2022 and 2021 respectively.

Consolidated Gross Profit

Consolidated Gross Profit was $4,024,277 and $4,675,105 for the six months ended June 30, 2022 and 2021, respectively.

Our consolidated gross margin increased to 30.8% from 28.5% for the six months ended June 30, 2022 and 2021.

Our AppLogiq segment gross profit was $1,833,979 compared to $nil for the six months ended June 30, 2022 and 2021 respectively, due to all revenue, cost relating to the AppLogiq segment had been disposed to GoLogiq (fka Lovarra) since AppLogiq segment was acquired by GoLogiq, Inc. (fka Lovarra) in January 2022. During COVID-19, we pursued a path towards higher gross profit margins which involved an elimination of lower margin business and increase of direct sales/marketing. This caused a reduction in overall revenue but successfully yielded higher margins more than double over the course of the following year. Given the recent decline in the stock market and specifically technology stocks, we felt that it was time to replicate the same strategy and evaluate a higher margin path again.

Our DataLogiq platform gross profit was $2,190,298 and $3,039,451 for the six months ended June 30, 2022 and 2021, respectively. Our DataLogiq platform gross margin decreased to 27.0% from 27.4% for the six months ended June 30, 2022 and 2021, respectively.

Consolidated Operating Expenses

General and Administrative (G&A)

Consolidated General and administrative expenses were $9,238,763 and $9,137,139 for the six months ended June 30, 2022 and 2021, respectively.

The Company including AppLogiq’s (GoLogiq’s fka Lovarra) General and administrative expenses were $1,738,352 and $nil for the six months ended June 30, 2022 and 2021, respectively. AppLogiq’s general and administrative expenses reflect $936,250 of stock compensation costs including shares issued to consultants and director.

Our DataLogiq platform General and administrative expenses were $5,992,419 and $3,421,938 for the six months ended June 30, 2022 and 2021, respectively. The increase was partly as a result of inclusion of Fixel AI and Rebel AI together with new hires in the branding and operations management, and also inclusion of Battle Bridge wages and contractors as well as increased legal and professional expenses relating to the Battle Bridge acquisition.

Stock-based compensation

Stock-based compensation expenses for the six months ended June 30, 2022 and 2021 was $2,326,347 and $2,932,731, respectively.

Sales and Marketing (S&M)

Consolidated Sales and Marketing expenses were $871,401 and $721,253 for the six months ended June 30, 2022 and 2021, respectively.

Research and Development (R&D)

Consolidated Research and Development expenses were $2,296,178 and $2,562,672 for the six months ended June 30, 2022 and 2021, respectively.

Our AppLogiq segment Research and Development (“R&D”) expenses were $2,065,500 and $nil for the six months ended June 30, 2022 and 2021, respectively, due to R&D expenses relating to the AppLogiq segment had been disposed to GoLogiq (fka Lovarra) since AppLogiq segment was acquired by GoLogiq, Inc. (fka Lovarra) in January 2022.

Consolidated Other Income/(Expenses)

Consolidated Other income (expenses), net was $2,560 and $419,292 for the six months ended June 30, 2022 and 2021 respectively.

Consolidated Net (Loss) Before Income Tax

The Company posted a net loss before income tax ($10,441,365) and ($9,046,943) for the six months ended June 30, 2022 and 2021, respectively.

Our AppLogiq segment (GoLogiq fka Lovarra) incurred a net loss of ($2,037,440) and $nil for the six months ended June 30, 2022 and 2021, respectively.

Our DataLogiq platform incurred a net loss of ($6,895,933) and ($2,567,518) for the six months ended June 30, 2022 and 2021 respectively.

Consolidated Income Tax (Expense)

No provision for corporate taxes is made as the Company incurred a loss with unutilized loss carryforwards. The tax paid during the fiscal year is for Delaware franchise taxes for the current and prior years.

Logiq (Delaware) Inc. Results of Operations

Our AppLogiq segment was acquired by GoLogiq, Inc. (fka Lovarra) in January 2022. All revenue, cost had been transferred to the GoLogiq (fka Lovarra).

Logiq, Inc. (Nevada) including DataLogiq Results of Operations

Revenue (Service)

DataLogiq revenues were $8,112,968 for the six months ended June 30, 2022 compared to $11,099,486 for the same period in 2021, a decrease of $2,986,518 or 26.9%. The decrease in revenues is primarily a result due to regulatory changes in the Medicare vertical.

Cost of Revenue (Service)

DataLogiq Cost of revenue was $5,922,670 for the six months ended June 30, 2022 compared to $8,060,035 for the same period in 2021, a decrease of $2,137,365 or 26.5%.

Gross Profit

DataLogiq gross profit was $2,190,298 for the six months ended June 30, 2022 compared to $3,039,451 for the same period in 2021, a decrease of $849,153 or 27.9%.

Depreciation and amortization

DataLogiq depreciation and amortization expenses were $1,999,293 for the six months ended June 30, 2022 compared to $1,657,709 for the same period in 2021, an increase of $341,584 or 20.6%.

General and administrative

DataLogiq general and administrative expenses were $5,992,419 for the six months ended June 30, 2022 compared to $3,421,938 for the same period in 2021, an increase of $2,570,481 or 75.1%. The increase is due to increase in payroll related costs and employee headcount to help support the growth of the business. and inclusion of Battle Bridge wages and contractors as well as increased legal and professional expenses relating to the Battle Bridge acquisition.

Sales and marketing

DataLogiq sales and marketing expenses include those expenses required to support our sales efforts and includes sales commissions and consultants. Sales and marketing expenses were $866,401 for the six months ended June 30, 2022 compared to $651,503 for the same period in 2021, an increase of $214,898 or 33.0%.

Research and development

DataLogiq research and development expenses were $230,678 for the six months ended June 30, 2022 compared to $370,172 for the same period in 2021, a decrease of $139,494 or 37.7%. Research and development costs include developers that support and enhance our technologies.

(Loss) from Operations

DataLogiq’s loss from operations was ($6,898,493) for the six months ended June 30, 2022 compared to ($3,061,871) for the same period in 2021.

Other Income/(Expenses)

For the six months ended June 30, 2022, DataLogiq other income was $2,560 compared to $494,353 for the same period in 2021.

Results of Operations for the fiscal years ended December 31, 2021 and 2020

The following sets forth selected items from our statements of operations and the percentages that such items bear to net sales for the fiscal years ended December 31, 2021, and December 31, 2020 (Because of rounding, numbers may not foot). The Consolidated results include Logiq, Inc. (a Delaware Corporation) and its subsidiaries, Logiq, Inc (a Nevada Corporation), Fixel AI Inc. and Rebel Inc. (collectively, also known as the DataLogiq segment). Logiq, Inc. (Delaware) results include our business segment APPLogiq.

Consolidated Results of Operations

	For the fiscal years ended
	December 31, 2021		December 31, 2020		Change
Revenue (service)	$37,346,859	100.0%	$37,910,393	100.0%	$(563,534)	(1.5)%
Cost of revenues (service)	26,290,203	70.4	31,546,948	83.2	(5,256,745)	(16.7)
Gross profit	11,056,656	29.6	6,363,445	16.8	4,693,211	73.8

Depreciation and amortization	3,782,136	10.1	1,966,045	5.2	1,816,091	92.4
General and administrative	18,166,721	48.6	10,994,815	29.0	7,171,907	65.2
Sales and marketing	2,296,483	6.1	1,423,909	3.8	872,574	61.3
Research and development	7,400,732	19.8	6,244,704	16.5	1,156,028	18.5
Total operating expenses	31,646,072	84.7	20,629,473	54.4	11,016,600	53.4
(Loss) from operations	(20,589,416)	(55.1)	(14,266,028)	(37.6)	(6,323,389)	44.3

Other (Expenses)/Income, net	474,510	1.27	(243,641)	(0.64)	718,151	(294.8)
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(20,114,906)	(53.9)	(14,509,669)	(38.3)	(5,605,238)	38.6
Income tax (expense)	(11,881)	(0)	-	-	(11,881)	(0)
Net (Loss)	(20,126,787)	(53.9)	(14,509,669)	(38.3)	(5,617,119)	38.7

Logiq (Delaware) including AppLogiq results of operations

	For the fiscal years ended
	December 31, 2021		December 31, 2020		Change
Revenue (service)	$14,340,379	100.0%	$22,758,572	100.0%	$(8,418,193)	(37.0)%
Cost of revenues (service)	9,787,285	68.2	19,094,090	83.9	(9,306,805)	(48.7)
Gross profit	4,553,094	31.8	3,664,482	16.1	888,612	24.2

Depreciation and amortization	125,133	0.9	113,533	0.5	11,600	10.2
General and administrative	9,234,094	64.4	6,611,134	29.0	2,622,961	39.7
Sales and marketing	122,300	0.9	1,016,625	4.5	(894,325)	(88.0)
Research and development	6,718,168	46.8	5,953,913	26.2	764,255	12.8
Total operating expenses	16,199,695	113.0	13,695,205	60.2	2,504,490	18.3
(Loss) from operations	(11,646,601)	(81.2)	(10,030,723)	(44.1)	(1,615,878)	16.1

Other (Expenses)/Income, net	(76,937)	(1)	16,748	0.07	(93,685)	(559.38)
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(11,723,538)	(81.8)	(10,013,975)	(44.0)	(1,709,563)	17.1
Income tax (expense)	(11,881)	(0)	-	-	(11,881)	(0)
Net (Loss)	(11,735,419)	(81.8)	(10,013,975)	(44.0)	(1,721,444)	17.2

Logiq (Nevada) including DataLogiq results of operations

	For the fiscal years ended
	December 31, 2021		December 31, 2020		Change
Revenue (service)	$23,006,480	100.0%	$15,151,821	100.0%	$7,854,659	51.8%
Cost of revenues (service)	16.502,918	71.7	12,452,858	82.2	4,050,060	32.5
Gross profit	6,503,562	28.3	2,698,963	17.8	3,804,599	141.0

Depreciation and amortization	3,657,003	15.9	1,852,512	12.2	1,804,491	97.4
General and administrative	8,932,627	38.8	4,383,681	28.9	4,584,946	103.8
Sales and marketing	2,174,183	9.5	407,284	2.7	1,766,899	433.8
Research and development	682,564	3.0	290,791	1.9	391,773	134.7
Total operating expenses	15,446,377	67.1	6,934,268	45.8	8,512,109	122.8
(Loss) from operations	(8,942,815)	(38.9)	(4,235,305)	(28.0)	(4,707,510)	111.1

Other (Expenses)/Income, net	551,447	2.40	(260,389)	(1.72)	811,836	(311.78)
Impairment loss on investment in associate	-	-	-	-	-	-
Net (Loss) before income tax	(8,391,368)	(36.5)	(4,495,694)	(29.7)	(3,895,674)	86.7
Income tax (expense)	-	-	-	-	-	-
Net (Loss)	(8,391,368)	(36.5)	(4,495,694)	(29.7)	(3,895,674)	86.7

Consolidated Geographical Information – Revenue

Revenue by geographical region for the years ended December 31, 2021 and 2020 were as follows:

	2021	%	2020	%
Southeast Asia	$7,170,190	19.2	12,109,193	31.9
EU	3,585,095	9.6	5,570,000	14.7
South Korea	2,151,057	5.8	3,770,000	9.9
Africa	1,434,038	3.8	961,200	2.5
North America	23,006,480	61.6	15,500,000	40.9
Total revenue	$37,346,859	100.0	$37,910,393	100.0

Consolidated Revenue (Service)

Consolidated Service revenues were $37,346,859 and $37,910,393 for the twelve months ended December 31, 2021 and 2020, respectively. The decrease is due to the revenues of Applogiq decreased $8,418,193 or 37.0% from FY2020 to FY2021 due to a loss of customers as a result of adverse effects of the on-set of Covid-19 and from a strategic shift away from white label APP resellers and towards higher margin direct marketing customers.

Consolidated Cost of Revenue (Service)

Consolidated Cost of service was $26,290,203 and $31,546,948 for the twelve months ended December 31, 2021 and 2020, respectively. FY2020 included the cost of revenues of DATALogiq effective January 8, 2020.

Consolidated Gross Profit

Consolidated Gross Profit was $11,056,656 and $6,363,445 for the twelve months ended December 31, 2021 and 2020, respectively. FY2020 included the Gross profit of DATALogiq effective January 8, 2020.

Consolidated Gross Profit margin was 29.6% and 16.8% for the twelve months ended December 31, 2021 and 2020, respectively.

Consolidated Other Income/(Expenses)

Consolidated Other income was $474,510 and expenses $243,641 for the twelve months ended December 31, 2021 and 2020, respectively. The Consolidated income represents interest and gain on change in fair value from a US based money market bond portfolio and expense from early withdrawal fees from an escrow account in DATALogiq.

Consolidated Operating Expenses

General and Administrative (G&A)

Consolidated General and administrative expenses were $18,166,721 and $10,994,815 for the twelve months ended December 31, 2021 and 2020, respectively. The increase is partly due to the inclusion of the G&A of DATALogiq business segment effective January 8, 2020 and Fixel AI effective November 1, 2020, respectively.

Significant movements are explained in the review of operations by business segments of APPLogiq, DATALogiq and Fixel AI in the sections below.

Sales and Marketing (S&M)

Consolidated S&M expense was $2,296,483 and $1,423,909 for the twelve months ended December 31, 2021 and 2020, respectively. The increase is mainly due to the inclusion of the sales and marketing for DATALogiq of $1,766,899 or 433.8% from FY2020 to FY2021.

Research and Development (R&D)

Consolidated Research and Development expense were $7,400,732 and $6,244,704 for the twelve months ended December 31, 2021 and 2020, respectively. The increase was due to an increase feature development for APPLogiq of $764,255 or 12.8% from FY2020 to FY2021.

Consolidated (Loss) from operations

The Company posted a loss from operations of $(20,589,416) and $(14,266,028) for the twelve months ended December 31,2021 and 2020, respectively. The increase is partly due to the inclusion of the loss from operations of DATALogiq business segment effective January 8, 2020 of $(4,235,305).

The increase in the loss is due to increased staff costs, travel, consultancy, professional and development fee for mobile app and increase in research & development on our platform as further described below.

Consolidated Net (loss)/profit before income tax

The Company posted a net loss before income tax $(20,126,787) and $(14,509,669) for the twelve months ended December 31, 2021 and 2020, respectively.

The increase in the loss is due to increase in research & development costs, legal and professional costs, travelling cost, consultancy fee, stock-based compensation and increase in research & development on our platform as further described below.

Consolidated income tax (expense)

No provision for corporate taxes is made as the Company incurred a loss and has unutilized loss carryforwards. The tax paid during the fiscal year is for Delaware franchise taxes for the current and prior years.

Stock-based compensation

Stock-based compensation expenses for the twelve months ended December 31, 2021 and 2020 was $3,534,545 and $2,014,223, respectively.

Consolidated Net (loss) income

The Company posted a consolidated net loss of $(20,126,787) for the twelve months ended December 31, 2021 as compared to a net loss of $(14,509,669) for the year ended December 31, 2020. The increase is partly due to the inclusion of the net loss from DATALogiq business segment effective January 8, 2020 of $(4,495,694).

Logiq, Inc. including APPLogiq Results of Operations

Revenue (Service)

APPLogiq Service revenues were $14,340,379 and $22,758,572 for the twelve months ended December 31, 2021 and 2020, respectively. APPLogiq revenues was down by 37.0% compared to 2020 due to a loss of customers as a result of adverse effects of the on-set of Covid-19 and from a strategic shift away from white label APP resellers and towards higher margin direct marketing customers.

Cost of Revenue (Service)

APPLogiq Cost of service was down 48.7% to $9,787,285 and $19,094,090 for the twelve months ended December 31, 2021 and 2020, respectively in line with the drop in revenues.

Gross Profit

APPLogiq Gross Profit was $4,553,094 and $3,664,482 for the twelve months ended December 31, 2021 and 2020, respectively. Gross Profit % was 31.8% and 16.1% for the twelve months ended December 31, 2021 and 2020, respectively as a result of the provision of complimentary services during Covid-19 to retain customers.

Other Income/(Expenses)

APPLogiq Other expenses $76,937 and income $16,748 for the twelve months ended December 31, 2021 and 2020, respectively. The other income represents interest and gain on change in fair value from a US based managed Financial asset money market bond portfolio.

General and Administrative (G&A)

APPLogiq G&A expenses was $9,234,094 and $6,611,134 for the twelve months ended December 31, 2021 and 2020, respectively.

Consultancy fees was $3,220,578 and $3,131,502 for the twelve months ended December 31, 2021 and 2020, respectively.

Legal & professional fees was $1,605,122 and $958,571 for the twelve months ended December 31, 2021 and 2020, respectively.

Sales and Marketing (S&M)

APPLogiq S&M expense was $122,300 and $1,016,625 for the twelve months ended December 31, 2021 and 2020, respectively as a result of engaging in market awareness campaigns.

Research and Development (R&D)

APPLogiq Research and Development expense was $6,718,168 and $5,953,913 for the twelve months ended December 31, 2021 and 2020, respectively.

(Loss) from operations

APPLogiq and the Company posted a loss from operations of $(11,646,601) and $(10,030,723) for the twelve months ended December 31,2021 and 2020, respectively.

DATALogiq business segment Results of Operations

Revenue (Service)

DATALogiq revenues increased from $15.2 million for the year ended December 31, 2020 to $23.0 million for the same period in 2021. The $7.9 million increase is due to the Logiq acquisition of Push in January 2020 and acquisition of Fixel in November 2020 and the revenues derived from its business.

Cost of Revenue (Service)

DATALogiq Cost of service increased from $12.5 million for the year ended December 31, 2020 to $16.5 million for the same period in 2021. The $4.1 million increase is due to the Logiq acquisition of Push in January 2020 and acquisition of Fixel in November 2020 and the cost of revenues resulting from its business.

Gross Profit

DATALogiq gross profit was $6.5 million for the year ended December 31, 2021 compared to $2.7 for the same period in 2020, an increase of $3.8 million. This segment was new in 2020, as a result of the acquisition of Push and Fixel.

DATALogiq gross profit margin was 28.3% for the year ended December 31, 2021 and compare to $17.8% for the year ended December 31, 2020.

Other (Expenses)

DATALogiq other expenses was $551,447 for year ended December 31, 2021 and represents cost from early withdrawal fees of restricted cash.

General and Administrative (G&A)

DATALogiq general and administrative expenses were $8.9 million for the year ended to December 31, 2021 compared to $4.4 million for the same period in 2020, an increase of $4.5 million. The increase is due to the Logiq acquisition of Push in January 2020 and acquisition of Fixel in November 2020 and the hiring of additional employees in Q4 as we scaled up the business.

Sales and Marketing (S&M)

DATALogiq sales and marketing expenses include those expenses required to support our sales efforts and includes sales commissions and consultants. Sales and marketing expenses for the years ended December 31, 2021 and 2020 were $2.2 million and $0.4, respectively. The increase in sales and marketing costs of $1.8 million is due to the Logiq acquisition of Push in January 2020 and acquisition of Fixel in November 2020.

Research and Development (R&D)

DATALogiq research and development expenses were $0.7 million for the year ended December 31, 20201 compared to $0.3 for the same period in 2020. Research and development costs include developers that support and enhance our technologies. The increase in research and development is due to the Logiq acquisition of Push in January 2020 and acquisition of Fixel in November 2020.

(Loss) from operations

DATALogiq’s loss from operations was $8.9 million for the year ended December 31, 2021 compared to $4.2 for the same period in 2020.

Liquidity and Capital Resources

During the three months ended March 31, 2022 and the year ended December 31, 2020, our primary sources of capital came from (i) cash flows from our operations, predominantly from providing services under our APPLogiq platform and DataLogiq platform, (ii) existing cash, (iii) government loans, and (iv) proceeds from third-party financings.

Canadian Initial Public Offering (IPO)

On June 9, 2021, the Company entered into an Agency Agreement (the “Agency Agreement”) with Research Capital Corporation (the “Agent”) relating to a Canadian initial public offering (the “Offering”) by the Company of a minimum of 1,666,667 units of securities (each, a “Unit”), and a maximum of 3,333,333 Units, at a price of C$3.00 per Unit (the “Offering Price”), for minimum gross proceeds of C$5,000,000, and maximum gross proceeds of C$10,000,000. Each Unit consists of (i) one share of common stock of the Company, par value $0.0001 per share (“Common Stock”, and the Common Stock included in a Unit being a “Unit Share”), and (ii) one Common Stock purchase warrant (each, a “Warrant”), where each Warrant entitles the holder thereof to acquire one share of Common Stock (each, a “Warrant Share”) at an exercise price of C$3.50 per Warrant Share, subject to adjustment, at any time before the third anniversary (the “Warrant Expiry Date”) of June 17, 2021 (the “Closing Date”). The Warrants will be governed by a warrant indenture (the “Warrant Indenture”) between the Company and Odyssey Trust Company (the “Warrant Agent”). No Units will be issued, however, as the Units will be immediately separated and purchasers will receive only shares of Common Stock and Warrants. Furthermore, the Company agreed to issue 83,333 units of securities (the “Advisory Fee Units”) to the Agent as compensation for certain strategic advisory and support services rendered. This number was determined by dividing C$250,000 by the Offering Price. Each Advisory Fee Unit is comprised of (i) one share of Common Stock, and (ii) one warrant exercisable to purchase one share of Common Stock at an exercise price of C$3.50 for a period of 36 months from the Closing Date.

On June 21, 2021, the Offering closed whereby the Company sold 1,976,434 Units for aggregate gross proceeds of C$5,929,302 before deducting offering expenses. The Company also issued 83,333 units of securities (the “Advisory Fee Units”), and 158,115 non-transferrable compensation options (the “Agent Options”) to the Agent as compensation for certain strategic advisory and support services rendered to the Company in connection with the Offering. Each Advisory Fee Unit is comprised of (i) one share of Common Stock, and (ii) one Warrant. Each Agent Option is exercisable for one Unit at an exercise price of C$3.00 per Unit. On June 21, 2021, the Company’s common stock began trading on the NEO Exchange under the symbol “LGIQ”. The Company’s common stock continues to trade in the United States on the OTCQX under the same symbol.

Our sources of liquidity and cash flows are used to fund ongoing operations, research and development projects for new products and technologies, and provide ongoing support services for our customers. Over the next two fiscal years, we anticipate that we will use our liquidity and cash flows from our operations to fund our growth, particularly to grow our data sales. In addition, as part of our business strategy, we occasionally evaluate potential acquisitions of businesses, products and technologies, and minority equity investments. Accordingly, a portion of our available cash may be used at any time for the acquisition of complementary products or businesses or minority equity investments. Such potential transactions may require substantial capital resources, which may require us to seek additional debt or equity financing. We cannot assure you that we will be able to successfully identify suitable acquisition or investment candidates, complete acquisitions or investments, integrate acquired businesses into our current operations, or expand into new markets. Furthermore, we cannot provide assurances that additional financing will be available to us in any required time frame and on commercially reasonable terms, if at all.

Ionic Ventures Purchase Agreement

On March 30, 2022, the Company, entered into the Purchase Agreement with Ionic, whereby the Company has the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $40,000,000 worth of the Company’s Common Stock, such shares, the Purchase Shares. Sales of Common Stock by the Company under the Purchase Agreement will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on March 30, 2020, the Primary Commencement Date.

In connection with the execution of the Purchase Agreement, the Company registered 2,926,000 shares of common stock sold to Ionic in connection with the initial purchase of $3,000,000 in shares of Common Stock, the Primary Shares, under the Ionic Purchase Agreement, which reflects an estimated value equal to the product of (A) the quotient of (y) the purchase amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price, multiplied by (B) 125% (which Ionic may increase at its discretion).

The Regular Purchase Price, which is the price at which future shares of common stock sold under the Ionic Purchase Agreement will be sold at, for the Purchase Shares shall equal 97% (or 80% in the event of the occurrence of an uncured Event of Default) of the arithmetic average of the five lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five times the Purchase Amount, in the aggregate, subject to a five Trading Day minimum (provided, however, that each day on which Ionic has requested Purchase Shares which cannot be delivered to Ionic shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up and as of the date of this filing, the Regular Purchase Price has yet to be calculated.

As discussed above, the Company failed to timely file this registration statement in accordance with the terms of the Purchase Agreement and RRA. As a result, an Event of Default occurred, and the applicable RPP Percentage for the initial purchase only is now 80%, rather than 97%.

Also in connection with the execution of the Purchase Agreement, the Company issued a Warrant to purchase 631,579 shares of Common Stock (1.5% of the total $40,000,000 commitment amount) to Ionic for no consideration as a commitment fee, and has agreed to register the shares issuable upon exercise of the Warrant. The Warrant may be exercised for cash, but may also be exercised on a cashless exercise basis, which means the Company may not receive any proceeds from such cashless exercise. Under the Warrant, the Company does not have the right to control the timing and amount of any Warrant exercises by Ionic, except that there is a 9.99% ownership limitation blocker in the Warrant. Ionic may ultimately decide to exercise all, some or none of the Warrant.

The Company intends to register the remaining up to $37,000,000 worth of common stock issuable under the Ionic Purchase Agreement, or any additional Primary Shares that may be issued after the date hereof to Ionic, or any Purchase Shares which may be issuable to Ionic as a “true up” pursuant to the initial purchase described above pursuant to a resale registration statement on Form S-1 to be filed subsequently with the SEC. The Company and Ionic entered into the RRA, dated as of March 30, 2022, for such purpose.

The Company is registering up to $37,000,000 worth of Common Stock still issuable under the Ionic Purchase Agreement, as well as 6,000,000 additional Primary Shares that may be issued after the date hereof to Ionic, or any Purchase Shares which may be issuable to Ionic as a “true up” pursuant to the initial purchase described above pursuant to this registration statement. The Company and Ionic entered into the RRA, dated as of March 30, 2022, for such purpose.

Our sources of liquidity and cash flows are used to fund ongoing operations, research and development projects for new products and technologies, and provide ongoing support services for our customers. Over the next two years, we anticipate that we will use our liquidity and cash flows from our operations to fund our growth, particularly to grow our data sales. In addition, as part of our business strategy, we occasionally evaluate potential acquisitions of businesses, products and technologies, and minority equity investments. Accordingly, a portion of our available cash may be used at any time for the acquisition of complementary products or businesses or minority equity investments. Such potential transactions may require substantial capital resources, which may require us to seek additional debt or equity financing. We cannot assure you that we will be able to successfully identify suitable acquisition or investment candidates, complete acquisitions or investments, integrate acquired businesses into our current operations, or expand into new markets. Furthermore, we cannot provide assurances that additional financing will be available to us in any required time frame and on commercially reasonable terms, if at all.

As of March 31, 2022 and December 31, 2021, we had material commitments for capital expenditures. Our capex & R&D plans are dependent on the availability of working capital and is able to be scaled back as required.

We know of no material trends in our capital trends aside from the funds to be raised in future offerings. We have focused our resources behind a plan to grow our data sales, where we have a technology advantage and higher margins. If we are successful in implementing our plan, we expect to return to a positive cash flow from operations. However, there is no assurance that we will be able to achieve this objective.

We know of no trends or demands reasonably likely to affect liquidity other than those discussed elsewhere in this registration statement and those listed as Risk Factors.

Cash Flows

The following table summarizes our cash flows for the three months ended March 31, 2022 and 2021:

	For the three months March 31,
Cash flows:	2022	2021
Net cash (used in) operating activities	$(1,855,740)	$(1,999,989)
Net cash provided (used in) by investment activities	$7,209,381	$(445,202)
Net cash (used in) provided by financing activities	$(3,168,559)	$1,822,052

The following table summarizes our cash flows for the years ended December 31, 2021 and 2010:

	For the Year Ended December 31,
Cash flows:	2021	2020
Net cash (used in) operating activities	$(16,855,183)	$(11,974,597)
Net cash provided by (used in) investment activities	$(933,682)	$(3,803,967)
Net cash provided by financing activities	$15,885,352	$8,687,759

Operating Activities

During the three months ended March 31, 2022, (loss) from operations used ($1,855,740), compared to ($1,999,989) for the three months ended March 31, 2021. Our net (loss) for the three months ended March 31, 2022 decreased to ($3,980,524) and ($4,081,749) respectively compared to the same period last year. Depreciation and amortization increased to $1,030,930 and $689,346 respectively compared to the same period last year as a result of acquisitions of Fixel and Rebel.

During the year ended December 31, 2021, loss from operations used $(20,126,787), compared to $(14,509,669) for the year ended December 31, 2020.

Investing Activities

During the three months ended March 31, 2022, we used cash $7,209,381 for investing activities in our financial asset investment portfolio based and managed in the US, compared to ($445,202) during the three months ended March 31, 2021. The investment is reduced as a result of the funding requirements of the Company in three months ended March 31, 2022 compared to same period in 2021.

During the year ended December 31, 2021, we did use cash $933,682 for investing activities in the Company’s financial asset investment portfolio based and managed in the US.

Financing Activities

During the three months ended March 31, 2022, we generated ($3,168,559) from financing activities, compared to $1,822,052 for the three months ended March 31, 2021, primarily from the proceeds from the sale of common stock.

During the year ended December 31, 2021, we generated $15,885,352 from financing activities, compared to $8,687,759 of cash generated for the year ended December 31, 2021.

We estimate that based on current plans and assumptions, that our available cash and the cash we generate from our core operations will generally be sufficient to satisfy our capital expenditures under our present operating expectations, without further financing, for up to 12 months. We have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. However, we shall continue to evaluate our capital expenditure needs based upon factors including our growth rate, the timing and extent of spending to support development efforts, the expansion of our sales and marketing, the timing of new product introductions, and the continuing market acceptance of our products and services. If cash generated from operations is insufficient to satisfy our capital requirements, we may open a revolving line of credit with a bank, or we may have to sell additional equity or debt securities or obtain expanded credit facilities to fund our operating expenses, pay our obligations, diversify our geographical reach, and grow our company. In the event such financing is needed in the future, there can be no assurance that such financing will be available to us, or, if available, that it will be in amounts and on terms acceptable to us. If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected. However, if cash flows from operations become insufficient to continue operations at the current level, and if no additional financing were obtained, then management would restructure the Company in a way to preserve its business while maintaining expenses within operating cash flows.

Known Trends or Uncertainties

We have seen some consolidation in the mobile applications industry during economic downturns. These consolidations have not had a negative effect on our total sales; however, should consolidations and downsizing in the industry continue to occur, those events could adversely impact our revenues and earnings going forward.

We believe that the need for improved productivity in the research and development activities directed toward developing new and enhanced PaaS applications will continue to result in SMBs utilizing our products and services. New product developments could result in increased revenues and earnings if they are accepted by our markets; however, there can be no assurances that new products will result in significant improvements to revenues or earnings. For competitive reasons, we do not disclose all of our new product development activities.

The potential for growth in new markets is uncertain. We will continue to explore these opportunities until such time as we either generate sales or determine that resources would be more efficiently used elsewhere.

Inflation

We have not been affected materially by inflation during the periods presented, and no material effect is expected in the near future.

Contractual Obligations and Commitments

We have no material contractual obligations as of December 31, 2021.

Critical Accounting Policies and Estimates

Our critical accounting policies and estimates are included in Note 2 – “Summary of Significant Accounting Policies” of Notes to Consolidated Financial Statements included in this prospectus.

Recently Issued or Newly Adopted Accounting Standards

Our recently issued or newly adopted accounting standards are included in Note 2 - “Summary of Significant Accounting Policies” of the Notes to Consolidated Financial Statements included in this prospectus.

Off-Balance Sheet Arrangements

As of June 30, 2022 and December 31, 2021, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market, or credit risk that could arise if we had engaged in such relationships.

We do not have relationships or transactions with persons or entities that derive benefits from their non-independent relationship with us or our related parties.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the names, ages, and positions of our executive officers and directors as of September 21, 2022. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable.

Name	Age	Positions and Offices Held
Brent Suen	55	President, Chief Executive Officer, Principal Financial Officer and Director
John MacNeil	60	Chief Operating Officer, Chief of Staff and Director
Lionel Choong	60	Chief Financial Officer and Director
Eddie Foong	48	Vice President, Product
Matthew Burlage	58	Independent Director
Joshua Jacobs	51	Independent Director
Ross O’Brian	54	Independent Director
Lea Hickman	54	Independent Director

Set forth below is a brief description of the background and business experience of each of our executive officers, directors, and key management personnel.

Brent Suen, age 55, President, Chief Executive Officer, Principal Financial Officer and Director

Brent Suen previously served as the Company’s Chief Executive Officer until September 1, 2020 and was re-appointed on January 7, 2022, and has been President of the Company since November 19, 2014, and a director of the Company since November 19, 2014. Mr. Suen has 27 years of experience in the investment banking industry. He began his career in merger arbitrage at Bear Stearns in 1988, at the age of 20, as the firms’ youngest hire. In 1993, he founded Axis Trading Corp., one of the first online platforms for stock trading and subsequently sold it to a division of Softbank in 1996. In 1997, he co-founded Elevation Capital which invested in and advised Silicon Valley based companies on IPO’s, mergers and acquisitions, strategic partnerships and fund raising. In 2003 Brent established Bay2Peak S.A. Bay2Peak has invested in and advised over fifty companies which include Internet, software, renewable energy and life science companies. From 2006 to 2008 he also advised IRG TMT Asia Fund on private and public investments. In 2012 Brent served as advisor to McLarty Group and Citibank Venture Capital on a sale/leaseback program valued at $160 million leading to the eventual sale of the company for $630 million. For the past six years, Brent led the start-up and management of Empirica S.A., a security/intelligence and frontier markets focused advisory firm operating in Asia, the Middle East, Africa and Central Asia.

Mr. Suen holds a BA degree in Marketing from the University of Arkansas at Little Rock.

Based on Mr. Suen’s work experience and education, the Board believes that he is qualified to serve as executive chairman, director and Principal Financial Officer.

Lionel Choong, age 60, Chief Financial Officer, Principal Accounting Officer, Director

Lionel Choong has been Chief Financial Officer since July 17, 2015, and is a current member of our board. Since May 11, 2018, Mr. Choong is the audit committee chairman and independent non-executive director of Moxian Inc (NASD: MOXC). Previously, Mr. Choong was the Vice Chairman, audit committee chairman and an independent non-executive director of Emerson Radio Corp. (NYSE: MSN) from November 2013 to June 2017. Mr. Choong was acting Chief Financial Officer of Global Regency Ltd., between April 2009 and June 2015 and remains as a consultant thereafter. Mr. Choong is a director and consultant for Willsing Company Ltd., a position he has held since August 2004 and Board Advisor to Really Sports Co., Ltd., a position he has held since June 2013. Mr. Choong has a wide range of experience in a variety of senior financial positions with companies in China, Hong Kong SAR, and London, UK. His experience encompasses building businesses, restructuring insolvency, corporate finance, and initial public offerings in a number of vertical markets, including branded apparel, consumer and lifestyle, consumer products, pharmaceuticals, and logistics. From June 2008 to May 2011, Mr. Choong was acting Chief Financial Officer of Sinobiomed, Inc. (predecessor company of Logiq, Inc.).

Mr. Choong is a fellow member and holds a corporate finance diploma from the Institute of Chartered Accountants in England and Wales. He is also a CPA and practicing member of the Hong Kong Institute of Certified Public Accountants and a member of the Hong Kong Securities Institute. Mr. Choong holds a Bachelor of Arts in Accountancy from London Guildhall University, UK, and a Master of Business Administration from the Hong Kong University of Science and Technology and the Kellogg School of Management at Northwestern University in the US.

Based on Mr. Choong’s work experience, previous directorships, and education, the Board believes that he is qualified to serve as a director and Chief Financial Officer with overall review of all financial matters of the Company.

Eddie Foong, age 48, Vice President, Product

Eddie Foong served as our Chief Operating Officer and a director of the Company until September 1, 2020. Mr. Foong is now Vice President, Product. Mr. Foong is the founder and creator of AppLogiq, and has over 17 years of experience in IT, sales and marketing and operations. He was involved in a RFID technology company that developed and changed Singapore National Library Books borrowing system island wide. He previously headed the sales and marketing department of Info. Technology within MNCs and government agencies.

Mr. Foong graduated with a Class 1 Beng Honours Degree and IBM Award holder from University of Strathclyde, U.K.

Based on Mr. Foong’s work experience and education, the Board believes that he is well qualified to serve in his role as Vice President, Product.

John MacNeil, age 60, Chief Operating Officer, Chief of Staff, Director

Mr. MacNeil has served as our Chief Operating Officer since January 7, 2022. Mr. MacNeil has more than 30 years of experience in the financial services and technology industries. He has advised technology, financial technology and renewable energy companies on strategic relationships, financial forecasting, investor relations and capital formation. He previously served as a portfolio manager for technology funds at Schroders Investment Management. He holds a Bachelor of Electrical Engineering from University of Connecticut and MBA from Columbia Business School.

Joshua Jacobs, age 51, Independent Director

Mr. Jacobs, a pioneer in the programmatic media-buying industry, has led innovative technology companies on a global scale. Mr. Jacobs recently served as a director of Maven, Inc. (OTC:MVEN), a media platform for digital publishers. Built through acquisitions, Mr. Jacobs co-led the fundraising, acquisition and integration of 4 media companies (including Sports Illustrated and Jim Cramer’s TheStreet.com) over a 3 year period of time. Under his leadership, Maven grew from a pre-product/pre-revenue startup, to a market leading platform serving over 110 million readers monthly.

Prior to Maven, Mr. Jacobs was the Global CEO of Accuen, an Omnicom agency, and a president of Omnicom Media Group. Mr. Jacobs grew Accuen from a single office in Chicago, to a global powerhouse with employees in over 65 countries.

Mr. Jacobs has held senior global executive roles in market leading technology companies including:

●	President of Services at Kik Interactive where Mr. Jacobs lead the team creating a developer and partner ecosystem, powered by one of the world’s leading chat and messaging platforms.

●	SVP of Advertising Products and Global Marketing at Glam Media (Mode Media) where Mr. Jacobs oversaw all aspects of brand advertising, applications and ad partners as well as the Glam Publisher Network of 1,400 sites. He was also responsible for Glam Media’s global marketing, including brand and agency marketing, corporate communications and research.

●	VP and General Manager of Marketing Technology at Yahoo! where he was responsible for driving Yahoo!’s advertising technology and publisher network display partnership strategy as well as driving the business operations supporting the company’s advertising platform business, as General Manager of the RightMedia Exchange.

Mr. Jacobs has also led multiple early stage companies through the creation of their initial products, fundraising, and scaling of operations including roles as President of X1, an Idealab company and Co-founder of small business publishing platform Bigstep.com. Mr. Jacobs continues to support the startup ecosystem as a board member, investor and advisor to numerous technology and media startups. In addition to Logiq, Mr. Jacobs sits on the board of Resonant (NASD:RESN).

Matthew Burlage, age 58, Independent Director

Matthew Burlage is an independent, non-executive director of the Company. Mr. Burlage has spent the last three decades involved in financing and advising Asia’s leading corporations, government enterprises and financial institutions and has been involved in some of the most ground-breaking transactions in Asia, particularly in the telecom, media, technology and internet (TMTI) sectors. Recently, Mr. Burlage has focused on developing ESG compliant relationships and clients in the energy renewables, food/agriculture technology and financial technology sectors.

In 2000, Mr. Burlage co-founded IRG, a boutique financial advisory and investment firm focused on the core growth sectors in Asia. He advises Asian and global corporates, private equity funds, hedge funds and sovereign wealth funds on a range of transactions including mergers, acquisitions, corporate restructurings, and debt capital and equity capital financings. He is also responsible for the firm’s investment strategy and management of its proprietary capital. Before co-founding IRG, Mr. Burlage was a Managing Director and Head of Industry Groups at Lehman Brothers in Hong Kong where he created the first and largest dedicated TMT industry group at an investment bank in Asia in the early 1990s.

Mr. Burlage holds an MBA from Harvard Business School and a Bachelor of Arts from Yale University. Mr. Burlage also attended the Japanese Language Institute of Sophia University.

Based on Mr. Burlage’s work experience and education, the Board believes that he is qualified to serve as an independent director of the Company.

Ross O’Brien, age 54, Independent Director

Ross O’Brien is an independent, non-executive director of the Company. Mr. O’Brien is a telecommunications analyst and market entry consultant who focuses on Asia’s digital economies. He has been based in Hong Kong for over two decades, and has also lived and worked in Indonesia, Singapore, China, Vietnam, and Bangladesh. Mr. O’Brien runs the technology practice of B2B consultancy Intercedent Asia, where he focuses on market entry strategies for telecoms and IT companies, in managed services and wireless solutions. Mr. O’Brien  is also a Senior Contributing Editor at the MIT Technology Review’s Insight program. Previously, Mr. O’Brien been an analyst and consultant with Pyramid Research, Ovum (now Omdia) and Strategic Intelligence, and a consultant at AT&T Solutions. For many years, he ran the Hong Kong program of the Economist Newspaper’s senior executive advisory program, the Economist Corporate Network.

Mr. O’Brien holds an AB from Dartmouth College (Hanover, NH), and an MBA from the Haas School of Business (University of California at Berkeley). He is conversant and literate in Mandarin and Indonesian.

Based on Mr. O’Brien’s work experience and education, the Board believes that he is well qualified to serve as an independent director of the Company.

Lea Hickman, age 54, Independent Director

For over 30 years, Lea has been leading product teams to deliver world class products used by millions of people. Starting her career at IBM where she was building applications for Fortune 500 companies, she went on to lead product teams at Netscape, Macromedia, Adobe and InVision.

Her work in technology evangelism, partnerships, product marketing and product management give her insights on how product can drive the entire business. At Macromedia she worked directly for the President of Products and the CTO on the New Business Opportunity team responsible for new products and businesses that leveraged the Flash Player. At Adobe, Lea led Product Management for all of the Design, Web and Interactive tools including Dreamweaver, Flash, Indesign and Illustrator. Lea was responsible for the product vision and strategy of the Creative Cloud, working with hundreds of colleagues across Adobe to transform Adobe from boxed software to one of the most successful SaaS services in the industry. After her work on the Creative Cloud, Lea went on to manage the consumer business at Adobe where she had responsibility for all marketing, product and engineering.

After Adobe, Lea lead product at InVision, a startup focused on design collaboration where she built and designed best practices for the product team. In 2017 she joined Silicon Valley Product Group as a Partner where she helps product organizations build products that customers love.

Lea has deep passion for product and mentoring product teams regardless of where they are in their own transformation. She has spoken at numerous conferences and has worked with many Fortune 500 executive teams on this topic.

Lea is a graduate of Lehigh University with a B.A. in Sociology (1989) and of the Stanford University Executive Institute (2000).

Board of Directors; Director Independence

The Board facilitates its exercise of independent supervision over the Company’s management through frequent meetings of the Board. The Board is comprised of seven directors with one vacancy: Brent Suen, Lionel Choong, Lea Hickman, John MacNeil, Matthew Burlage, Ross O’Brien, and Joshua Jacobs.

Lea Hickman, Matthew Burlage, Ross O’Brien and Joshua Jacobs, are all independent directors. Brent Suen, John MacNeil and Lionel Choong are not independent directors as they are executive officers of the Company.

Board Committees and Independence

Our board of directors has established four standing committees – Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Social Media Committee – each of which operates under a charter that has been approved by our board of directors.

Each of the board committees has the composition and responsibilities described below.

Audit Committee

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	approving audit and non-audit services and fees;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

●	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;

●	reviewing reports and communications from the independent registered public accounting firm;

●	reviewing earnings press releases and earnings guidance;

●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	reviewing and monitoring actual and potential conflicts of interest.

The members of our Audit Committee are Mr. Burlage, Mr. O’Brien and Mr. Jacobs. Mr. Burlage serves as the chairperson of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC. Our board of directors has determined that Mr. Burlage is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication. Our board of directors has determined that Mr. Burlage, Mr. O’Brien and Mr. Jacobs are independent under the applicable rules of the. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC.

Compensation Committee

The Compensation Committee evaluates, recommends, and approves policy relating to compensation and benefits of the Company’s officers and employees. The Compensation Committee is directly responsible for, among other matters:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers;

●	evaluating the performance of these officers in light of those goals and objectives, and setting the compensation of these officers based on such evaluations;

●	administering and interpreting the Company’s cash and equity-based compensation plans;

●	annually reviewing and making recommendations to the Board with respect to all cash and equity-based incentive compensation plans and arrangements; and

●	annually reviewing and evaluating the composition and performance of the Compensation Committee, including the adequacy of the Compensation Committee’s charter.

The members of our Compensation Committee are Mr. Burlage and Mr. O’Brien. Mr. O’Brien serves as the chairperson of the committee. Our board of directors has determined that Mr. Burlage and Mr. O’Brien are independent and all current members qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of the members of our Compensation Committee is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter, which the Compensation Committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorship, and the structure and composition of the Company’s Board of Directors and committees of the Board of Directors. The Nominating and Corporate Governance Committee is directly responsible for, among other matters:

●	identifying, evaluating, and nominating candidates for appointment or election as members of the Board of Directors;

●	developing, recommending, and evaluating a corporate governance guideline applicable to all of the Company’s employees, officers, and directors; and

●	annually reviewing and evaluating the composition and performance of the Nominating and Corporate Governance Committee, including the adequacy of the Nominating and Corporate Governance Committee’s charter.

The members of our Nominating and Corporate Governance Committee are Mr. Burlage and Mr. O’Brien. Mr. Brett Lay, who resigned on April 1, 2022, served as the chairman of the committee. The board of directors is considering the appointment of his chair replacement as of the filing of this registration statement. Our board of directors has determined that Mr. Burlage and Mr. O’Brien are independent. The Nominating and Corporate Governance Committee operates under a written charter, which the Nominating and Corporate Governance Committee will review and evaluate at least annually.

Social Media Committee

The Social Media Committee is responsible for overseeing the social media strategy initiatives for the Company pursuant to Regulation FD. The Social Media Committee is directly responsible for, among other matters:

1. Providing compliant Regulation FD strategic leadership for social media through the alignment of social media strategies and activities with enterprise strategic objectives and processes.

2. Establishing and maintaining corporate policies with respect to use of social media for both process-driven social engagements, as well as for use of social media by employees for participating in social conversations (e.g. blogging and Tweeting by subject matter experts).

3. Prioritizing social media initiatives and deliver final approvals and recommendations on proceeding with proposed social media projects, including process, technology, and organizational projects.

4. Ensuring open communication between the social media department and the other functional units of Logiq.

The members of our Social Media Committee are Mr. Burlage and Mr. O’Brien.

Board Diversity

Our Nominating and Corporate Governance Committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

●	Personal and professional integrity, ethics and values;

●	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

●	Experience as a board member or executive officer of another publicly-held company;

●	Strong finance experience;

●	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	Experience relevant to our business industry and with relevant social policy concerns; and

●	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial and accounting officer, controller, or persons performing similar functions. Our code of business conduct and ethics is available under the “Investors” section of our website at www.weyland-tech.com. In addition, we post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and should not consider it to be a part of this prospectus.

Family Relationships

There are no family relationships between any of the Company’s directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent beneficial stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the best of the Company’s knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2021, the following persons have not filed on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2021:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Tom Furukawa, former Chief Executive Officer	0	0	0
Brent Suen, President, Chairman, Principal Financial Officer & Director	1	1	0
Lionel Choong, Chief Financial Officer, Principal Accounting Officer and Director	0	0	0
Daniel Urbino, former Chief Operating Officer	0	0	0
Eddie Foong, Vice President, Product	0	0	0
John MacNeil, Chief of Staff and Director	0	0	0
Matthew Burlage, Independent Director	0	0	0
Joshua Jacobs, Independent Director	0	0	0
Ross O’Brien, Independent Director	0	0	0
Lea Hickman, Independent Director	0	0	0

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and Position	Year	Salary paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Brent Suen
President, Chairman, Chief Executive Officer, President, Principal Financial Officer and Director	2020	144,000	213,125	-	-	-	-	357,125
	2021	216,000	48,880	-	-	-	-	264,880

Tom Furukawa
Chief Executive Officer (former)	2020	275,000	90,000	-	-	-	-	365,000
	2021	-	84,225	-	-	-	-	84,225

Daniel Urbino,
Chief Operating Officer (former)	2020	222,799	-	-	6,771	-	-	229,570
	2021	-	198,575	-	-	-	-	198,575
						-
Lionel Choong
Chief Financial Officer, Principal Accounting Officer and Director	2020	144,000	129,250	-	-	-	-	273,250
	2021	144,000	-	-	-	-	-	144,000

John MacNeil
Chief Operating Officer, Chief of Staff and director	2020	90,000	193,875	-	-	-	-	283,875
	2021	240,000	-	-	-	-	-	240,000

Eddie Foong
Vice President, Product	2020	120,000	64,625	-	-	-	-	184,625
	2021	-	-	-	-	-	-	-

Option Grants

We did not grant any options to any of our executive officers during the years ended December 31, 2021 and 2020.

Narrative Disclosure to Compensation Tables

Mr. Suen is entitled to a base compensation of $216,000 per annum.

Mr. Choong is entitled to a base compensation of $144,000 per annum.

Mr. MacNeil is entitled to a base compensation of $240,000 per annum.

Mr. Furukawa is entitled to a base compensation of $275,000 per annum. Mr. Furukawa shall be entitled to receive bonus (the “Bonus”) and incentive compensation, described below (the “Incentive Compensation”) of up to $180,000 per annum based on the performance metrics of the Company. Payment of the Bonus is conditioned on compliance with applicable law, and shall be payable to Mr. Furukawa in equal quarterly installments (i) only if the Mr. Furukawa has not breached the terms of his employment agreement, and (ii) only if Mr. Furukawa continues to be employed by the Company on the date of determination of the Bonus as well as on the date of payment thereof. The Incentive Compensation is subject to approval of the Board. Mr. Furukawa shall receive equity compensation, which shall be granted pursuant to the terms of the Equity Incentive Plan. Mr. Furukawa departed as CEO on January 7, 2022.

Mr. Hartman is entitled to a base compensation of $220,000 per annum. Hartman is also entitled to receive (i) a bonus of up to $88,000, (ii) additional equity incentive compensation to be determined at a later date, and (iii) certain payments and/or severance payments in the event that there is a change of control in the Company and/or if Mr. Hartman resigns or is terminated from the Company for cause or without cause, as applicable, pursuant to the terms and conditions of Mr. Hartman’s Employment Agreement with the Company. Mr. Hartman departed as COO on January 7, 2022.

Outstanding Equity Awards at Fiscal Year End

There are no shares of common stock underlying outstanding equity incentive plan awards for the executive officer as of December 31, 2021.

Equity Compensation Plan Information

On September 30, 2020, the Company adopted an equity compensation plan entitled the Logiq, Inc. 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Plan, the Company reserved up to 2,000,000 shares of common stock for issuance under the Plan.

The Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants and restricted stock units.

Plan Administration. As used herein with respect to the Plan, the “Board of Directors” refers to any committee the Board of Directors appoints as well as to the Board of Directors itself. Subject to the provisions of the Plan, the Board of Directors has the power to construe and interpret the Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. Subject to the limitations set forth below, the Board of Directors will also determine the exercise price of options granted under the Plan and, with the consent of any adversely affected option holder, may reduce the exercise price of any outstanding option, cancel an outstanding option in exchange for a new option covering the same or a different number of shares of common stock or another equity award or cash or other consideration, or any other action that is treated as a repricing under generally accepted accounting principles. All decisions, determinations and interpretations by the Board of Directors regarding the Plan shall be final and binding on all participants or other persons claiming rights under the Plan or any award.

Options. Options granted under the Plan may become exercisable in cumulative increments (“vest”) as determined by the Board of Directors. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Options granted under the Plan may be subject to different vesting terms. The Board of Directors has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement. The maximum term of options under the Plan is 10 years, except that in certain cases the maximum term of certain incentive stock options is five years. Options under the Plan generally terminate three months after termination of the participant’s service. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Non-statutory stock options are transferable to the extent provided in the option agreement.

Stock Bonuses and Restricted Stock Awards. Subject to certain limitations, the consideration, if any, for restricted stock unit awards must be at least the par value of our common stock. The consideration for a stock unit award may be payable in any form acceptable to the Board of Directors and permitted under applicable law. The Board of Directors may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Restricted stock unit awards are settled in shares of the Company’s common stock. Dividend equivalents may be credited in respect of shares covered by a restricted stock unit award, as determined by the Board of Directors. At the discretion of the Board of Directors, such dividend equivalents may be converted into additional shares covered by the restricted stock unit award. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.

Certain Adjustments. Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es) and number of shares of common stock subject to the Plan and outstanding awards. In that event, the Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

On April 21, 2021, the Company amended and restated the Plan (as amended and restated, the “First A&R Plan”), subject to stockholder approval, to provide that stock options issued under the plan (i) may not be transferred and (ii) may not have an exercise price less than the fair market value (“FMV”) of such stock options as of the grant date. Pursuant to such amendment (the “First A&R Plan”), FMV shall be determined as follows: (i) if the Company’s common stock is then listed or admitted to trading on a national stock exchange, the FMV shall be either (x) the five-day volume weighted average trading price, calculated by dividing the total value by the total volume of securities traded on a national stock exchange for the relevant period, or (y) the closing price of the Company’s common stock on a national stock exchange on the previous trading day prior to the date of grant of the award; or (y) if the Company’s common stock is not then listed or admitted to trading on a national stock exchange, the FMV shall be a price determined by the administrator of the First A&R Plan in good faith using any reasonable method of valuation.

On October 22, 2021, the Company amended and restated the Plan again (as amended and restated, the “Second A&R Plan”), which was approved by the Company’s stockholders on January 25, 2022. The Second A&R Plan amends the Plan to (i) incorporate those changes previously included in the First A&R Plan and (ii) increase the number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 5,000,000 shares.

S-8 Registration Statement

On November 6, 2020, the Company filed a Form S-8 Registration Statement relating to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share issuable to the employees, officers, directors, consultants and advisors of the Company under the Logiq, Inc. 2020 Equity Incentive Plan.

Directors Compensation

Mr. Suen, Mr. Choong and Mr. MacNeil, received no compensation for their services as a director of the Company. The compensation received by Mr. Suen, Mr. Choong, and Mr. MacNeil as an officer are presented in “Executive Compensation – Summary Compensation Table.”

The following table sets forth information for the year ended December 31, 2019 and the year ended December 31, 2020, regarding the compensation awarded to, earned by or paid to our non-management directors who served on our Board during 2019 and 2020. It is estimated that the compensation awarded to non-management directors in 2021 will be substantially similar to what was paid in 2020.

Name	Year	Fees earned or paid in cash (US$)	Stock awards (US$)	Option-based awards (US$)	Non-equity incentive plan compensation (US$)	Nonqualified deferred compensation earnings (US$)	All other compensation (US$)	Total (US$)

Matthew Burlage	2020	$-	$50,000	$-	$-	$-	$-	$50,000
	2021	$-	$48,880	$-	$-	$-	$-	$48,880

Ross O’Brien	2020	$-	$25,850	$-	$-	$-	$-	$25,850
	2021	$-	$-	$-	-	$-	$-	$-

Brett Lay	2020	$-	$50,000	$-	$-	$-	$-	$50,000
	2021	$-	$-	$-	$-	$-	$-	$-

Joshua Jacobs	2020	$-	$-	$-	$-	$-	$-	$-
	2021	$-	$22,913	$-	$-	$-	$-	$22,913

Lea Hickman	2020	$-	$-	$-	$-	$-	$-	$-
	2021	$-	$-	$-	$-	$-	$-	$-

Employment Agreements, Termination and Change of Control Benefits

The Company and Mr. Furukawa entered into an employment agreement dated as of September 1, 2020. Pursuant to the employment agreement, the Company has the right to terminate the employment of Mr. Furukawa without cause with 10 days advance written notice, provided that the Company provides Mr. Furukawa with: (i) the immediate acceleration of all unvested equity compensation securities granted; (ii) the sum of 12 months base salary as severance; and (iii) his employment benefits for a period of 12 months following his termination. In the event of a change of control of the Company, the Company shall provide Mr. Furukawa with: (i) the immediate acceleration of all unvested equity compensation securities granted; (ii) the sum of 12 months base salary as severance; (iv) his employment benefits for a period of 12 months following his termination; and (v) an additional bonus of USD$1,000,000.

The Company entered into an independent contractor agreement with Lionel Choong on August 1, 2020. The agreement is for a term of two years and can be terminated by either party for any reason with 90 days prior written notice. Pursuant to the agreement, Mr. Choong is entitled to receive US$12,000 per month in consideration for the performance of the services provided. There are no payments required to be made to Mr. Choong by the Company upon a termination of the agreement or a change of control of the Company.

The Company entered into an independent contractor agreement with Brent Suen on August 1, 2020. The agreement can be terminated by either party for any reason with 90 days prior written notice. Pursuant to the agreement, Mr. Suen is entitled to receive US$12,000 per month in consideration for the performance of the services provided thereunder. There are no payments required to be made to Mr. Suen by the Company upon a termination of the agreement or a change of control of the Company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND

DIRECTOR INDEPENDENCE

Since January 1, 2019, other than equity and other compensation, termination, change in control and other arrangements, which are described above under “Executive Compensation,” we have not entered into any transactions with any of our directors, nominees for director, officers or principal shareholders, nor any associate or affiliate of the foregoing, and we are not currently considering any proposed transactions with such related persons in which:

●	the amounts involved exceeded or will exceed $120,000; or

●	one percent (1%) of the average of our total assets at year-end for the last two completed fiscal years, and in which any such related person had or will have a direct or indirect material interest

No director has informed the Company of any related party transactions.

Board Committees and Director Independence

We believe our corporate governance initiatives comply with the rules and regulations of the SEC and with the rules of OTCQX and the NEO Exchange.

Policies and Procedures Regarding Related Party Transactions

We have not adopted any formal procedures for the review or ratification, or standards for approval, of related-party transactions, but instead review such transactions on a case-by-case basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of September 22, 2022, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each Named Executive Officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days after such date upon the exercise of stock options, warrants or convertible securities. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days after September 22, 2022. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days after September 22, 2022 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of Logiq, Inc., 85 Broad Street, 16-079, New York, NY 10004.

Name of Beneficial Owner	Position	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1)
Named Executive Officers and Directors
Brent Suen	President, Chief Executive Officer, Chairman, Principal Financial Officer & Director	382,270	1.0%
John MacNeil	Chief Operating Officer, Chief of Staff & Director	174,614	*
Eddie Foong	Vice President, Product	289,995	*
Lionel Choong	Chief Financial Officer, Principal Accounting Officer & Director	150,305	*
Matthew Burlage	Independent Director	133,075	*
Ross O’Brien	Independent Director	109,999	*
Joshua Jacobs	Independent director	15,000	*
Lea Hickman	Independent Director	-	-
All Directors and Officers as a group (8 persons)		1,222,830	3.4%

5% or greater Shareholders
Ionic Ventures, LLC (2)		1,048,013	2.96%

Notes:

*	Denotes less than 1%

(1)	Applicable percentage ownership is based on 35,321,696 shares of common stock outstanding as of September 22, 2022.
(2)	Based on Schedule 13G filed with the Commission on April 4, 2022.

Changes in Control

We are not aware of any arrangements that may result in changes in control as that term is defined by the provisions of Item 403(c) of Regulation S-K.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 250,000,000 shares of common stock, at a par value $0.0001 per share. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The holders of common stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors of the Company (the “Board”) out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

On April 21, 2021, the Company adopted a Majority Voting Policy (the “Policy”) with respect to the election of directors. Under the Policy incorporated into our A&R Bylaws, in an uncontested election of directors, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election at a meeting of shareholders of the Company must promptly tender his or her resignation to the chairman of the Board. Following receipt of such resignation, the Governance Committee of the Board (the “Committee”) will consider the resignation and recommend to the Board whether to accept such tendered resignation. Except in special circumstances, the Committee will be expected to accept and recommend acceptance of the resignation by the Board. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) will be issued within 90 days following the date of the relevant meeting of shareholders and a copy of the press release will be sent concurrently to the NEO Exchange, provided that the Company’s common stock is then listed for trading on the NEO Exchange. The director’s resignation, if accepted, will become effective immediately upon acceptance thereof by the Board.

Any director who tenders his or her resignation pursuant to the Policy will not participate in the recommendation of the Committee or the decision of the Board with respect to such resignation.

Subject to any restrictions imposed by applicable law, where the Board accepts a resignation in accordance with the Policy, the Board may (i) leave the director vacancy unfilled until the next annual meeting of shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of shareholders at which a new candidate will be presented to fill the vacant position.

The Policy applies only in circumstances involving an uncontested election of directors. For purposes of the Policy, an “uncontested election” of directors of the Company means an election held at any meeting of shareholders called for, either alone or with other matters, the election of directors, with respect to which the number of nominees for election is equal to the number of positions on the Board to be filled through the election to be conducted at such meeting.

On October 22, 2022, the Company’s board of directors approved the adoption of the “A&R Bylaws”, subject to shareholder approval. The A&R Bylaws amend and restate the Company’s Bylaws in full and incorporate the Policy noted above, amongst other changes. The Company’s stockholders approved the Company’s A&R Bylaws at a special meeting of stockholders on January 25, 2022.

As of September 22, 2022, there were 35,321,696 shares of our common stock outstanding and held by approximately 548 record holders of record of our common stock. This number was derived from our stockholder records and does not include beneficial holders of our common stock whose shares are held in “street name” with various dealers, clearing agencies, banks, brokers and other fiduciaries.

Equity Compensation Plan Information

On September 30, 2020, the Company adopted an equity compensation plan entitled the Logiq, Inc. 2020 Equity Incentive Plan. Pursuant to the Plan, the Company reserved up to 2,000,000 shares of common stock for issuance under the Plan.

On April 21, 2021, the Company amended and restated its 2020 Equity Incentive Plan (as amended and restated, the “First A&R Plan”) to provide that stock options issued under the plan (i) may not be transferred and (ii) may not have an exercise price less than the fair market value (“FMV”) of such stock options as of the grant date. Pursuant to the A&R Plan (as defined below), FMV shall be determined as follows: (i) if the Company’s common stock is then listed or admitted to trading on a national stock exchange, the FMV shall be either (x) the five-day volume weighted average trading price, calculated by dividing the total value by the total volume of securities traded on a national stock exchange for the relevant period, or (y) the closing price of the Company’s common stock on a national stock exchange on the previous trading day prior to the date of grant of the award; or (y) if the Company’s common stock is not then listed or admitted to trading on a national stock exchange, the FMV shall be a price determined by the administrator of the A&R Plan in good faith using any reasonable method of valuation.

On October 22, 2021, the Company’s board of directors unanimously approved the Company’s Second A&R Plan, subject to stockholder approval. The Second A&R Plan amends the Company’s Plan to (i) incorporate those changes previously included in the First A&R Plan and (ii) increase the number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 5,000,000 shares. In addition, the Company amended and restated the form agreements for awards made pursuant to the Company’s Second A&R Plan to reflect the foregoing changes.

The Company’s Second A&R Plan and amended form award agreements were approved by the Company’s stockholders on January 25, 2022, and adopted by the Company on the same day.

As of March 31, 2022, 283,334 shares of our common stock are issuable upon the vesting of outstanding restricted stock units.

Warrants

Canadian IPO Warrants

On June 9, 2021, Logiq entered into an Agency Agreement (the “Agency Agreement”) with Research Capital Corporation (the “Agent”) relating to the offering (the “Offering”) by the Company of a minimum of 1,666,667 units of securities (each, a “Unit”), and a maximum of 3,333,333 Units, at a price of C$3.00 per Unit (the “Offering Price”), for minimum gross proceeds of C$5,000,000, and maximum gross proceeds of C$10,000,000. Each Unit consists of (i) one share of common stock of the Company, par value $0.0001 per share (and the Common Stock included in a Unit being a “Unit Share”), and (ii) one Common Stock purchase warrant (each, a “Warrant”), where each Warrant entitles the holder thereof to acquire one share of Common Stock (each, a “Warrant Share”) at an exercise price of C$3.50 per Warrant Share, subject to adjustment, at any time before the third anniversary (the “Warrant Expiry Date”) of June 17, 2021 (the “Closing Date”).

Each Warrant will entitle the holder thereof to acquire one Warrant Share at an exercise price of C$3.50 until the Warrant Expiry Date. The Warrant Indenture will also provide for customary adjustments in the number of Warrant Shares issuable on exercise of the Warrants and/or the exercise price per Warrant Share upon the occurrence of certain events. The Warrants are transferable. If the Warrants and Warrants Shares are not registered with the SEC, the Warrants will not be exercisable by or on behalf of a person in the United States or a U.S. Person, nor will certificates representing the Warrant Shares be 32 registered or delivered to an address in the United States, unless an exemption from registration under the U.S. Securities Act and any applicable state securities laws is available.

As of March 31, 2022, an aggregate of 2,435,718 warrants are exercisable which were issued in connection with the Canadian offering of certain units of securities of the Company and the corresponding Over-Allotment Option under that certain Agency Agreement, dated June 9, 2021, by and between the Company and Research Capital Corporation.

Common Stock Warrants

On August 6, 2021, the Company issued warrants (each, a “Warrant”) to purchase up to 1,668,042 shares of Common Stock. Each Warrant is a cash warrant and is exercisable at any time after August 6, 2021, and prior to August 6, 2024, with an exercise price of $2.85 per share (subject to a contractual 8% discount for one holder).

The Warrant sets forth the exercise terms of the Warrants, the mechanics for the exercise of the Warrants, and the issuance of the shares of Common Stock underlying the Warrants. The Warrant further sets forth the rights of each Warrant holder in respect to the Warrants.

Commitment Warrants

See “The Offering – Commitment Warrants” for warrants to purchase common stock exercisable by Ionic in connection with this Purchase Agreement.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

We have also engaged Odyssey Trust Company as our stock transfer agent in Canada. Odyssey Trust Company is located at: 702, 67 Yonge Street, Toronto ON M5E1JB. Phone: 1-833-394-7716.

Market

Our common stock is quoted on The OTCQX Market under the symbol, “LGIQ”.

Our common stock is also quoted on the NEO Exchange in Canada under the same symbol, “LGIQ”.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

EXPERTS

The consolidated financial statements of Logiq, Inc. (f/k/a Weyland Tech, Inc.) as of December 31, 2021 and December 31, 2020 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of the Common Stock hereby will be passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in our independent registered public accounting firm during the last two fiscal years, and we have not had any material disagreements with our independent registered public accounting firm during that time.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of this offering are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, shall be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, Logiq, Inc., 85 Broad Street, 16-079, New York, NY 10004, telephone number (808) 829-1057. We maintain a website at www.logiq.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC covering the shares being offered by the Selling Stockholder under this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed or documents incorporated by reference as part of the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and other periodic reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Our Internet address is www.logiq.com. There we make available free of charge, on or through the investor relations section of our website, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be deemed as accurately representing the current state of our affairs.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Amended and Restated Bylaws, effective January 25, 2022, as amended (the “A&R Bylaws”) contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions, or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

Our A&R Bylaws, provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our A&R Bylaws also provides that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEX TO FINANCIAL STATEMENTS

Consolidated Financial Statements for the Years Ended December 31, 2021 and 2020:

Unaudited Consolidated Financial Statements for the Six Months Ended June 30, 2022:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Logiq, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Logiq, Inc. (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment of Goodwill and Long-Lived Assets – Refer to Notes 2, 3 and 5 to the financial statements.

As disclosed in the consolidated financial statements goodwill and intangible assets, net were $5.6 and $14.8 million respectively as of December 31, 2021. Impairment is reviewed whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be fully recoverable. As shown in Notes 3 and 5 to the financial statements, the Company did not recognize any impairment for goodwill and intangible assets during the year ended December 31, 2021.

If an indicator of impairment exists for any software technology, an estimate of the undiscounted future cash flows over the life of the primary asset for each software technology is compared to that long-lived asset’s carrying value.

The determination of whether an impairment indicator has occurred involves the evaluation of subjective factors by management to assess what constitutes an event or change in circumstance that indicates a software technology should be tested for recoverability, and therefore auditing the valuation of goodwill and intangible assets involved especially subjective judgment.

How the Critical Audit Matter Was Addressed in the Audit:

Subjective auditor judgment was required to evaluate the completeness of management’s assessment as to whether an event or change in circumstance indicates a software technology’s assets should be tested for recoverability. The primary procedures we performed to address this critical audit matter included the following:

We tested the effectiveness of controls over management’s goodwill and long-lived impairment process, including controls related to determining the completeness of management’s assessment as to which events or changes in circumstance indicates a software technology’s assets should be tested for recoverability.

We evaluated management’s process for determining whether all potential indicators of impairment were appropriately identified, including:

●	comparing the consistency and precision of the methodology used to determine the proper impairment indicators by management to the relevant requirements of generally accepted accounting principles (“GAAP”);

●	considering current technology, economy or other industry changes through review of relevant industry publications, current news publications and Board of Directors’ meeting minutes, in order to evaluate the completeness of events or changes in circumstances identified by management as indicators that the software technology asset should be tested for recoverability.

/s/ Centurion ZD CPA & Co.
Centurion ZD CPA & Co.
Hong Kong

March 31, 2022

We have served as the Company’s auditor since 2012

LOGIQ, INC.

Consolidated Balance Sheets

	December 31	December 31
	2021	2020
	(Audited )	(Audited)
ASSETS
Non-current assets
Intangible assets, net	14,797,196	11,736,540
Property and equipment, net	153,973	178,561
Goodwill	5,577,926	5,078,090
Total non-current assets	20,529,095	16,993,191

Current assets
Amount due from associate	7,208,700	5,673,700
Accounts receivable	3,966,086	2,618,494
Right to use assets - operating lease	91,571	364,234
Prepayment, deposit and other receivables	804,011	206,443
Financial assets held for resale	681	594,263
Restricted cash	22,513	10,889
Cash and cash equivalents	1,563,752	3,478,889
Total current assets	13,657,314	12,946,912
Total assets	$34,186,409	$29,940,103

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	2,293,858	1,009,204
Accruals and other payables	1,804,131	1,110,732
Deferred revenue	10,500	46,857
Lease liability - operating lease	91,571	364,234
Convertible promissory notes	-	2,911,000
Amount due to director	-	77,500
Deposits received for share to be issued	401,028	-
Total current liabilities	4,601,088	5,519,527

Non-Current Liabilities
Other loan	10,000	10,000
Notes payable	-	507,068
Total non-current liabilities	10,000	517,068
Total liabilities	$4,611,088	$6,036,595

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 250,000,000 shares authorized, 26,350,756 and 15,557,439 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively*	2,635	1,556
Additional paid-in capital	82,473,004	66,739,895
Capital reserves	29,349,795	19,285,383
Accumulated deficit brought forward	(82,250,113)	(62,123,326)
Total stockholder’s equity	29,575,321	23,903,508
Total liabilities and stockholders’ equity	$34,186,409	$29,940,103

*	The number of shares of common stock has been retroactively restated to reflect the 1 for 13 reverse stock-split on February 25, 2020.

The accompanying notes are an integral part of these financial statements.

LOGIQ, INC.

Consolidated Statements of Operations

	For the years ended December 31,
	2021	2020
	(Audited)	(Audited)

Service Revenue	$37,346,859	$37,910,393
Cost of Service	26,290,203	31,546,948
Gross Profit	11,056,656	6,363,445

Operating Expenses
Depreciation and amortization	3,782,136	1,966,045
General and administrative	18,166,721	10,994,815
Sales and marketing	2,296,483	1,423,909
Research and development	7,400,732	6,244,704
Total Operating Expenses	31,646,072	20,629,473

(Loss) from Operations	(20,589,416)	(14,266,028)

Other (Expenses)/Income, net	474,510	(243,641)

Net (Loss) before income tax	(20,114,906)	(14,509,669)
Income tax (Corporate tax)	(11,881)	-
Net (Loss)	$(20,126,787)	$(14,509,669)

Net (Loss) per common share - basic and fully diluted:	(0.9499)	(1.1444)

Weighted average number of basic and fully diluted common shares outstanding*	21,187,556	12,678,904

*	The weighted average number of shares of common stock has been retroactively restated to reflect the 1 for 13 reverse stock-split on February 25, 2020

The accompanying notes are an integral part of these financial statements.

LOGIQ, INC.

Consolidated Statements of Cash Flows

	For the year ended December 31,
	2021	2020
	(Audited)	(Audited)
OPERATING ACTIVITIES:
Net loss	$(20,126,787)	$(14,509,669)
Adjustments to reconciled net loss to net cash used by operating activities:
Depreciation of property, plant, and equipment	52,824	46,565
Amortization of intangible assets	3,729,313	1,919,480
PPP Loan forgiveness	(507,068)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,347,592)	(271,049)
Intangible assets	-	(116,000)
Prepayments, deposit and other receivables	(597,569)	(91,664)
Accounts payable	1,284,654	642,393
Accruals and payables	693,399	405,347
Deferred revenue	(36,357)	-
Net cash (used in) operating activities	(16,855,183)	(11,974,597)

INVESTING ACTIVITIES:
Increase in amount due from associate	(1,535,000)	(9,101)
Financial assets held for resale	593,582	2,136,100
Net restricted cash acquired in acquisitions	7,736	1,676,968
Net cash provided by (used in) investing activities	(933,682)	3,803,967

FINANCING ACTIVITIES:
Advances to associate	-	(2,848,000)
Repayment of bank loan	-	(500,000)
Borrowings under long term loan	-	10,000
Proceeds from Convertible bond	-	2,911,000
Proceeds from notes payable-US government CARES Act	-	507,068
Proceeds from shares to be issued	401,028	-
Proceeds from stock issuance, net of expenses	11,573,540	8,607,691
Proceeds from stock issuance from IPO, net of expenses	3,910,784	-
Net cash provided by (used in) financing activities	15,885,352	8,687,759

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(1,903,513)	517,129

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	3,489,778	2,972,649

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$1,586,265	$3,489,778

NON-CASH TRANSACTION
Issuance of shares for services received	$3,534,545	$2,014,223

The accompanying notes are an integral part of these consolidated financial statements

LOGIQ, INC.

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2021 and 2020

	Common Stock *	Amount	Additional paid-in capital	Subscriptions received/Capital reserves	Accumulated (Deficit)	Stockholders’ (Deficit)/Equity
Balance December 31, 2018	36,915,343	$3,692	$46,177,521	$-	$(41,071,971)	$5,109,242
Issuance of Shares	58,627,601	5,748	9,614,508	-	-	9,620,256
Cancelation of shares	(3,550,000)	(355)	355	-	-	-
Shares issued for services	19,311,309	2,045	2,265,734	-	-	2,267,779
Net loss for the year	-	-	-	-	(6,541,686)	(6,541,686)
Balance December 31, 2019	111,304,253	$11,130	$58,058,118	$-	$(47,613,657)	$10,455,591
Effect of reverse split from 13 shares to 1 share	(102,742,549)	(10,274)	10,274	-	-	-
Issuance of Shares	2,366,016	237	6,657,412	-	-	6,657,649
Issuance of Shares for acquisitions	3,311,668	331	-	19,285,383	-	19,285,714
Cancelation of shares	(404,439)	(40)	(616,841)	-	-	(616,881)
Shares issued for services	1,722,490	172	2,630,932	-	-	2,631,104
Net loss for the year	-	-	-	-	(14,509,669)	(14,509,669)
Balance December 31, 2020	15,557,439	$1,556	$66,739,895	$19,285,383	$(62,123,326)	$23,903,508
Issuance of Shares	5,675,343	568	9,287,284	-	-	9,287,852
Issuance of Shares for acquisitions	1,032,056	103	-	10,064,412	-	10,064,515
Cancelation of shares	(90,000)	(9)	-	-	-	(9)
Shares issued for services	2,313,941	231	3,534,825	-	-	3,535,056
Issuance of Shares for Convertible Note	1,861,977	186	2,911,000	-	-	2,911,186
Net loss for the year	-	-	-	-	(20,126,787)	(20,126,787)
Balance December 31, 2021	26,350,756	$2,635	$82,473,004	$29,349,795	$(82,250,113)	$29,575,321

*	The number of shares of common stock has been retroactively restated to reflect the 1 for 13 reverse stock-split on February 25, 2020

The accompanying notes are an integral part of these financial statements

Logiq, Inc.

DECEMBER 31, 2021 AND 2020

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Corporate Information

Logiq, Inc., formerly known as Weyland Tech, Inc., is a Delaware corporation that was incorporated in 2004. Logiq is headquartered in New York, with offices in New York City, Singapore, Minneapolis, MN, Denver, CO, and Jakarta, Indonesia. The Company’s common stock is quoted on the OTCQX under the symbol, “LGIQ”, and NEO Exchange in Canada under the same symbol.

Business Overview

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally. The Company’s solutions are provided through (i) its core platform, “AppLogiq” (operated as CreateApp), which allows SMBs to establish their point-of-presence on the web, and (ii) “DataLogiq”, a digital marketing analytics business unit that offers proprietary data management, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “AppLogiq”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s customers. The Company’s DataLogiq business unit offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

We provide our PaaS and digital marketing to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business and on our SaaS platform when provisioning services for their marketing campaigns. We also recognize revenue on a Cost per lead (“CPL”) and other metrics for engagements undertaken on a performance marketing basis.

The Company continues to expand its portfolio of offerings and the industries they serve:

●	In May 2018, the Company expanded its portfolio to fintech applications with the launch of its PayLogiq mobile payments platform in Indonesia.

●	In the fall of 2019, the Company expanded its portfolio to short-distance food delivery service with the launch of GoLogiq, a PaaS platform that provides mobile payment capabilities for the local food delivery service industry in Indonesia.

●	In January 2020, the Company completed the acquisition of substantially all of the assets of Push Holdings, Inc., headquartered in Minneapolis, Minnesota. This acquired business, which the Company has rebranded as its DataLogiq division, operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. DataLogiq has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. DataLogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DataLogiq is located in Minneapolis, Minnesota, USA.

●	On November 2, 2020, the Company completed the acquisition of Fixel AI Inc., thereby acquiring its self-serve MarTech Audience Targeting platform as a further expansion of its DataLogiq product suite.

●	On March 29, 2021, the Company completed the acquisition of Rebel AI, Inc., thereby acquiring its “The Rebel AI” advertising platform as a further expansion of its DataLogiq product suite.

●	On June 21, 2021, the Company completed the Canadian IPO offering of 1,976,434 units of its securities, consisting of shares common stock and warrants to purchase shares of common stock, on the NEO exchange in Canada.

AppLogiq Spin-Off

On December 15, 2021, we entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to Lovarra, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). Lovarra is a fully reporting U.S. public company, which is approximately 78.5% owned by the Company’s wholly owned subsidiary GoLogiq LLC (“GoLogiq”). In connection with the Separation, the Company intends to distribute, on a pro rata basis, 100% of the Company’s ownership interests in Lovarra to the Company’s shareholders of record as of December 30, 2021 (the “Record Date”) (the “Distribution,” and collectively with the “Separation,” the “Spin Off”), which Distribution of said shares is expected to occur six months from completion of the Separation (the “Distribution Date”).

On January 27, 2022, we completed the transfer of our AppLogiq business to Lovarra. In connection with the completion of the transfer of AppLogiq to Lovarra, Lovarra issued 26,350,756 shares of its common stock to the Company (the “Lovarra Shares”). The Company will hold the Lovarra Shares until it distributes 100% of the Lovarra Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof will receive 1 share of Lovarra), which the Company intends to complete approximately 6 months from now, subject to customary conditions and approvals.

Until such time as the Distribution is complete, we will consolidate and report the financials of the AppLogiq business as a consolidated subsidiary of Logiq.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Logiq, Inc (Delaware). and its wholly owned material operating subsidiaries, Logiq, Inc (Nevada), Push Holdings Inc and Fixel AI Inc. Material intercompany balances and transactions have been eliminated on consolidation.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

BUSINESS COMBINATIONS

The Company accounts for acquisitions of entities that include inputs and processes and have the ability to create outputs as business combinations. The Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition related expenses and integration costs are expensed as incurred.

CERTAIN RISKS AND UNCERTAINTIES

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

SEGMENT REPORTING

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by our chief operating decision maker, or decision- making group, in deciding how to allocate resources and in assessing performance.

The Company has 2 operating business segments:

APPLogiq marketed as CreateAPP platform acquired in 2015 and subsequently enhanced in 2016 and 2017, offered on a Platform-as-a-Service (“PaaS”) basis providing digital marketing to SMBs in a wide variety of industry sectors, to increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business; and

DATALogiq is a business segment created in January 2020 from our acquisition of Push Holdings Inc, comprising a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands by Push Holdings Inc. and Fixel AI Inc. DataLogiq has developed a proprietary data management platform and integrates with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and data enrichment to maximize its return on acquisition through repeat monetization of each consumer.

We identify our reportable segments as those customer groups that represent more than 10% of our combined revenue or gross profit or loss of all reported operating segments. We manage our business on the basis of the two reportable segment e-commerce solutions and service provider. The accounting policies for segment reporting are the same as for the Company as a whole. We do not segregate assets by segments since our chief operating decision maker, or decision-making group, does not use assets as a basis to evaluate a segment’s performance.

GOODWILL AND INTANGIBLE ASSETS, NET

Goodwill is recorded as the difference between the aggregate consideration in a business combination and the fair value of the acquired net tangible and intangible assets acquired. The Company evaluates goodwill for impairment on an annual basis in the fourth quarter or more frequently if indicators of impairment exist that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Based on that qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company conducts a quantitative goodwill impairment test, which involves comparing the estimated fair value of the reporting unit with its carrying value, including goodwill. The Company estimates the fair value of a reporting unit using a combination of the income and market approach. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss is recorded for the difference. The Company performed its qualitative assessment and determined that no impairment indicators were present during the years ended December 31, 2021 and 2020.

The Company’s intangible assets consist of software technology, which is amortized using the straight-line method over five years. Amortization expense for the years ended December 31, 2021 and 2020 amounted to $3,729,313 and $1,919,480, respectively, which was included in the amortization of intangible assets expense of the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company classifies its long-life assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – life intangible assets.

Long-life assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-life asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

GROUP ACCOUNTING

Subsidiaries are entities (including special purpose entities) over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values on the date of acquisition, irrespective of the extent of any minority interest. Subsidiaries are consolidated from the date on which control is transferred to the Group to the date on which that control ceases. In preparing the consolidated financial statements, intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, adjustments are made to the financial statements of subsidiaries to ensure consistency of accounting policies with those of the Group. Minority interest is that part of the net results of operations and of net assets of a subsidiary attributable to interests which are not owned directly or indirectly by the Group. It is measured at the minorities’ share of the fair value of the subsidiaries’ identifiable assets and liabilities at the date of acquisition by the Group and the minorities’ share of changes in equity since the date of acquisition, except when the losses applicable to the minority in a subsidiary exceed the minority interest in the equity of that subsidiary. In such cases, the excess and further losses applicable to the minority are attributed to the equity holders of the Company, unless the minority has a binding obligation to, and is able to, make good the losses. When that subsidiary subsequently reports profits, the profits applicable to the minority are attributed to the equity holders of the Company until the minority’s share of losses previously absorbed by the equity holders of the Company has been recovered. Please refer to Note 5 for the Company’s accounting policy on investments in subsidiaries.

SUBSIDIARIES

When subsidiaries are excluded from consolidation on the basis that their inclusion involving expense and delay out of proportion to the value to members of the Company, investments in subsidiaries are stated at cost less accumulated impairment losses in the Company’s balance sheet. On disposal of investments in subsidiaries, the difference between net disposal proceeds and the carrying amount of the investment is taken to the income statement.

ASSOCIATES

Associates are all entities over which the group has significant influence but not control or joint control, generally accompanying a shareholding interest of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting, after initially being recognized at cost. The group’s investment in associates includes goodwill identified on acquisition. The group’s share of its associates’ post-acquisition profits or losses is recognized in profit or loss, and its share of post-acquisition other comprehensive income is recognized in other comprehensive income. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. Dividends receivable from associates are recognized as a reduction in the carrying amount of the investment. Where the group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured long-term receivables, the group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate. Unrealized gains on transactions between the group and its associates are eliminated to the extent of the group’s interest in the associates. Unrealized losses are also eliminated, unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed, where necessary, to ensure consistency with the policies adopted by the group.

FINANCIAL ASSETS

Financial assets at fair value through profit or loss are stated at fair value, with any resultant gain or loss recognized in profit or loss. The net gain or loss recognized in profit or loss incorporates any dividend or interest earned on the financial asset and is included in ‘other gains and losses’ line in the statement of profit or loss and other comprehensive income. Fair value is determined in the manner described in Note 7.

The Company measures certain financial assets at fair value on a recurring basis, including the available-for-sale debt securities. Fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. The Company uses a three-level hierarchy established by the Financial Accounting Standards Board (FASB) that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach).

The levels of the fair value hierarchy are described below:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs with little or no market data available, which require the reporting entity to develop its own assumptions.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most conservative level of input that is significant to the fair value measurement.

LEASE

The Company adopted ASU 2016-02, Leases (Topic 842), on January 8, 2020, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets as of December 31, 2020.

Available-for-sale investments

Certain shares and debt securities held by the group are classified as being available for sale and are stated at fair value. Fair value is determined in the manner described in Note 4. Gains and losses arising from changes in fair value, impairment losses, interest calculated using the effective interest method and foreign exchange gains and losses on monetary assets are recognized directly in profit or loss. Dividends on available-for-sale equity instruments are recognized in profit or loss when the Company’s right to receive payments is established. The fair value of available-for-sale monetary assets denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at end of the reporting period. The change in fair value attributable to translation differences that result from a change in amortised cost of the available-for-sale monetary asset is recognized in profit or loss, and other changes are recognised in other comprehensive income.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF RISK

Accounts receivable consists of trade receivables from customers. The Company records accounts receivable at its net realizable value, recognizing an allowance for doubtful accounts based on our best estimate of probable credit losses on our existing accounts receivable. Balances are written off against the allowance after all means of collection have been exhausted and the possibility of recovery is considered remote.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of twelve months or less and are readily convertible to known amounts of cash.

EARNINGS PER SHARE

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

REVENUE RECOGNITION

The Company’s Platform as a Service (“PaaS”) provides the infrastructure allowing users to develop their own applications and IT services, which users can access anywhere via a web or desktop browser. The Company recognizes revenue on a pay-to-use subscription basis when our customers use our platform. For the territories licensed to our distributors and on a white label basis, we derive royalty income from the end user use of our platform on a white label basis.

The Company maintains the PaaS software platform at its own cost. Any enhancements and minor customization for our resellers/distributors are not separately billed. Major new proprietary features are billed to the customer separately as development income while re-usable features are added to the features available to all customers on subsequent releases of our platform.

COST OF REVENUE

The Company cost of revenue comprises fees from third party cloud-based hosting services and media costs

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

STOCK BASED COMPENSATION

We value stock compensation based on the fair value recognition provisions ASC 718, Compensation – Stock Compensation, which establishes accounting for stock-based awards exchanged for employee services and requires companies to expense the estimated grant date fair value of stock awards over the requisite employee service period.

We do not ascertain the fair value of restricted stock awards using the Black-Scholes-Merton option pricing model.

See Note 15, Stock-Based Compensation, for further details on our stock awards.

RECENT ACCOUNTING PRONOUNCEMENTS

On October 2, 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The ASU adds SEC paragraphs to the new revenue and leases sections of the Codification on the announcement the SEC Observer made at the 20 July 2017 Emerging Issues Task Force (EITF) meeting. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements or financial information is required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt ASC 606, Revenue from Contracts with Customers, and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X, significant equity method investees under Rule 3-09 of Regulation S-X and equity method investees whose summarized financial information is included in a registrant’s financial statement notes under Rule 4-08(g) of Regulation S-X. The ASU also supersedes certain SEC paragraphs in the Codification related to previous SEC staff announcements and moves other paragraphs, upon adoption of ASC 606 or ASC 842. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

On November 22, 2017, the FASB ASU No. 2017-14, “Income Statement-Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606): Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403.” The ASU amends various paragraphs in ASC 220, Income Statement - Reporting Comprehensive Income; ASC 605, Revenue Recognition; and ASC 606, Revenue From Contracts With Customers, that contain SEC guidance. The amendments include superseding ASC 605-10-S25-1 (SAB Topic 13) as a result of SEC Staff Accounting Bulletin No. 116 and adding ASC 606-10-S25-1 as a result of SEC Release No. 33-10403. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Reclassification of Certain Tax Effects From Accumulated Other Comprehensive Income.” The ASU amends ASC 220, Income Statement - Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under the ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

In March 2018, the FASB issued ASU 2018-05 - Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company does not believe this guidance will have a material impact on its condensed consolidated financial statements.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic 842, Leases.” The ASU addresses 16 separate issues which include, for example, a correction to a cross reference regarding residual value guarantees, a clarification regarding rates implicit in lease contracts, and a consolidation of the requirements about lease classification reassessments. The guidance also addresses lessor reassessments of lease terms and purchase options, variable lease payments that depend on an index or a rate, investment tax credits, lease terms and purchase options, transition guidance for amounts previously recognized in business combinations, and certain transition adjustments, among others. For entities that early adopted Topic 842, the amendments are effective upon issuance of this Update, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842. The Company does not believe this guidance will have a material impact on its condensed consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11 - Leases (Topic 842): Targeted Improvements. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. Specifically, the ASU provides: (1) an optional transition method that entities can use when adopting ASC 842 and (2) a practical expedient that permits lessors to not separate non-lease components from the associated lease component if certain conditions are met. For entities that have not adopted Topic 842 before the issuance of this Update, the effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Update 2016-02. For entities that have adopted Topic 842 before the issuance of this Update, the transition and effective date of the amendments in this Update are as follows: 1) The practical expedient may be elected either in the first reporting period following the issuance of this Update or at the original effective date of Topic 842 for that entity. 2) The practical expedient may be applied either retrospectively or prospectively. All entities, including early adopters, that elect the practical expedient related to separating components of a contract in this Update must apply the expedient, by class of underlying asset, to all existing lease transactions that qualify for the expedient at the date elected. The Company does not believe this guidance will have a material impact on its condensed consolidated financial statements.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

NOTE 3 – INTANGIBLE ASSETS, NET

As of December 31, 2021 and 2020, the Company has the following amounts related to intangible assets:

	Logiq (Delaware)	DataLogiq	Total

Cost as of January 1, 2021	$1,885,330	$12,928,422	$14,813,752
Additions	$-	$6,789,969	$6,789,969
Cost as of December 31, 2021	$1,885,330	$19,718,391	$21,603,721

Amortization
Brought forward as of January 1, 2021	$1,271,265	$1,805,947	$3,077,212
Charge for the period	$125,133	$3,604,180	$3,729,313
Accumulated depreciation as of December 31, 2021	$1,396,398	$5,410,127	$6,806,525

Net intangible assets as of December 31, 2021	$488,932	$14,308,264	$14,797,196

Net intangible assets as of December 31, 2020	$614,065	$11,122,475	$11,736,540

Amortization expenses related to intangible assets for the three months ended December 31, 2021 and 2010 amounted to $1,017,202 and $599,730, respectively. Amortization expenses related to intangible assets for the twelve months ended December 31, 2021 and 2020 amounted to $3,729,313 and $1,919,480, respectively.

No significant residual value is estimated for these intangible assets.

The estimated future amortization expense of intangible costs as of December 31, 2021 in the following fiscal years is as follows:

2022	$4,068,811
2023	4,068,811
2024	4,068,811
2025	2,251,265
2026 and thereafter	339,498
$14,797,196

NOTE 4 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2021, and December 31, 2020, the Company’s DataLogiq business segment has the following amounts related to property and equipment:

	Leasehold Improvements	Computer and Equipment	Total

Cost as of January 1, 2021	$165,957	$59,169	$225,126
Additions	$-	28,236	$28,236
Cost as of December 31, 2021	$165,957	$87,405	$253,362

Amortization
Brought forward as of January 1, 2021	$33,635	$12,930	$46,565
Charge for the period	$33,636	$19,188	$52,824
Accumulated depreciation as of December 31, 2021	$67,271	$32,118	$99,389

Net property and equipment as of December 31, 2021	$98,686	$55,287	$153,973

Net property and equipment as of December 31, 2020	$132,322	$46,239	$178,561

Depreciation expenses for the years ended December 31, 2021 and 2020 amounted to $52,824 and $46,565, respectively.

NOTE 5 – GOODWILL

	As of December 31,	As of December 31,
	2021	2020

Goodwill at cost - Push	$4,781,208	$4,781,208
Goodwill at cost - Fixel	296,882	296,882
Goodwill at cost - Rebel	499,836	-
Total	5,577,926	5,078,090

Accumulated impairment losses	$-	$-

Balance at end of period	$5,577,926	$5,078,090

Goodwill has been allocated for impairment testing purposes to the acquisition of Push Holdings Inc.

The recoverable amount of this unit is determined based on external valuation performed by a third party valuation firm on March 20, 2020 as updated to December 31, 2021.

The assets were valued using a Fair Market Value basis as defined by The Financial Accounting Standards Board (FASB ASC 820-10-20). Liabilities were taken from Push Holdings Inc Consolidated Balance Sheet as of January 8, 2020.

NOTE 6 – ACCOUNTS RECEIVABLE

	December 31,	December 31,
	2021	2020

Accounts receivable - gross	$4,121,678	$2,673,113
Allowance for doubtful debts	(155,592)	(54,619)
Accounts receivable - net	3,966,086	2,618,494

Movement in allowance for doubtful debts

Balance as at beginning of period	$54,619	$54,619
Provision for bad debts	100,973	60,324
Reversal of the provision	-	(60,324)
Balance at end of period	155,592	54,619

Age of Impaired trade receivables

Current	$2,305,065	58.1%
1 - 30 days	1,333,789	33.6%
31 - 60 days	97,110	2.4%
61-90 days	125,456	3.2%
91 and over	104,666	2.7%
Total	3,966,086	100.0%

NOTE 7 – FINANCIAL ASSETS

	Fair value
	As at December 31, 2021		As at December 31, 2020
	Assets	Liabilities	Assets	Liabilities
Held-for-trading investments	$681	$-	$594,263	$-

The investments above include investments in quoted fixed income securities that offer the Company the opportunity for return through interest income and fair value gains. They have various fixed maturity and coupon rate. The fair values of these securities are based on closing quoted market prices on the last market day of the financial year.

Fair value of the Company’s financial assets and financial liabilities are measured at fair value on recurring quoted bid prices on an active market basis. All the available for sale financial assets are classified as Level 1 as described in the Company’s accounting policies.

During the quarter ended June 30, 2020, certain investments were disposed and the proceeds utilized to repay the Company’s loan in note 12 below

NOTE 8 – INVESTMENT IN ASSOCIATE

On April 23, 2018, the Company participated in the incorporation of a company in Indonesia, PT Weyland Indonesia Perkasa (“WIP’), an Indonesian limited liability company of which the Company held a 49% equity interest with the option to purchase an additional 31% equity interest at a later date. In April 2019, the Company completed the distribution as a dividend in specie, to the Company’s shareholders of record at October 12, 2018 of 49% equity interest in WIP to Weyland AtoZPay Inc. and now holds an equitable interest of 31% in WIP.

The results of operations under brand name PAY/GOLogiq of WIP from April 23, 2018 to September 30, 2020 has not been included as the amount had been fully impaired.

The Company held an 31% unexercised option in WIP as at December 31, 2018. Due to the continuing legal restructuring in Indonesia, all the conditions precedent had not been satisfied and the 31% option had not been exercised as December 31, 2021.

The Company is in the process of increasing its equity interest in WIP to 51% in order to consolidate the financial results of WIP on a going-forward basis.

NOTE 9 – AMOUNT DUE FROM ASSOCIATE

The amount due from Associate is interest free, unsecured with no fixed repayment terms.

NOTE 10 – PREPAYMENTS, DEPOSIT AND OTHER RECEIVABLES

The following amounts are outstanding at December 31, 2021 and December 31, 2020:

	As of December 31,	As of December 31,
	2021	2020

Deposit	$400,801	$60,000
Other receivables	-	1,876
Prepayments	403,210	144,567
	$804,011	$206,443

NOTE 11 – ACCRUALS AND OTHER PAYABLES

Accruals and other payable consist of the following:

	As of December 31,	As of December 31,
	2021	2020

Accruals	$1,804,131	$910,325
Other payables	-	200,407
	$1,804,131	$1,110,732

NOTE 12 – INCOME TAX

The United States of America

Logiq, Inc. is incorporated in the State of Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 21%. The Company generated no taxable income for the year ended December 31, 2021 and 2020, and which is subject to U.S. federal corporate income tax rate of 21% and 21%, respectively.

	As of December 31, 2021	As of December 31, 2020
U.S. statutory tax rate	21.00%	21.00%
Effective tax rate	21.00%	21.00%

DATALogiq business segment (Logiq, Inc. (Nevada) formerly known as Origin8, Inc.)

As of December 31, 2021, this company does not have any deferred tax asset.

NOTE 13 – NOTES PAYABLE

On April 24, 2020, the Company’s subsidiary Logiq, Inc. (Nevada) formerly known as Origin8, Inc. received loan proceeds in the amount of $503,700 (the “PPP Loan”) under the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief and Economic Security Act and applicable regulations (the “CARES Act”).

NOTE 14 – CONVERTIBLE PROMISSORY NOTES

From April to August 20, 2020, the Company entered into convertible promissory notes issued to various investors (the “2020 Notes”), whereby the Company borrowed $2,911,000. Proceeds received by the Company are in consideration for convertible promissory notes issued to the investors. The maturity date is July 20, 2021 and interest accrues at 10% per annum throughout the term of the 2020 Notes.

The 2020 Notes contained a contingent conversion feature as follows:

Qualifying Event shall be any of the following events: (i) a sale of any subsidiary. (ii) repayment to the Company in cash in full of amounts advanced to Weyland Indonesia Perkasa (“WIP”), an Indonesian limited liability company, an “Associate” of the Company, or (iii) upon the closing of a financing (or aggregated financings) of five million dollars ($5,000,000) or more, in gross proceeds to the Company.

The derivative liability is recorded at fair value with changes in fair value recognized in interest income (expense), net.

Contingent Conversion Upon a Qualifying Event –Effective upon closing a qualifying event, as defined above, the 2020 Notes will automatically be converted into common stock at a conversion price of $2.50. In the event there is no Qualifying event prior to Maturity Date, the Note holders would have the right either to be paid back principal with interest or to convert the outstanding principal and accrued interest at a conversion price of $1.20.

As disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 16, 2021, with the exception of 2 convertible promissory notes issued amounting to principal of $30,000, the 2020 Notes were converted into shares of our common stock at $2.50 following the qualifying conversion date of July 17, 2021. On September 1, 2021, 1,169,652 shares of our common stock underlying the 2020 Notes were issued pursuant to this conversion.

NOTE 15 – STOCKHOLDERS’ EQUITY

Common Stock

On February 25, 2020, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a rate of approximately 1-for-13 (the “Reverse Stock Split”).

Upon the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, every 13 outstanding shares of the Company’s Common Stock were, without any further action by the Company, or any holder thereof, combined into and automatically became 1 share of the Company’s Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. In lieu thereof, fractional shares were cancelled, and stockholders received a cash payment in an amount equal to the fair market value of such fractional shares on the effective date. All shares of Common Stock eliminated as a result of the Reverse Stock Split have been returned to the Company’s authorized and unissued capital stock, and the Company’s capital was reduced by an amount equal to the par value of the shares of Common Stock so retired.

The Reverse Stock Split did not change the Company’s current authorized number of shares of Common Stock or its par value. As such, the Company is authorized to issue up to 250,000,000 shares of Common Stock, par value $0.0001.

Issuance of Common Stock

In July 2019, the Company issued a total of 51,762,839 Reg S shares to high net worth individuals and family offices in South East Asia.

During the year ended December 31, 2019, a total of 19,311,309 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received and 58,627,601 shares with par value of $0.0001 per share were issued to various stockholders.

During the year ended December 31, 2020, a total of 6,995,735 shares (post reverse split of approximately 13:1) with par value of $0.0001 per share were issued to various stockholders.

In the year 2021 we have below common stock issuance:

Sale of Common Stock – January 2021

On January 12, 2021, Logiq entered into a Stock Purchase Agreement with certain investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 101,694 shares of the Company’s common stock to the purchasers at an offering price of $8.50 per share.

The offering resulted in gross proceeds of approximately $864,000 before deducting offering expenses. The shares of common stock were offered by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-248069), which was initially filed with the Securities and Exchange Commission on August 17, 2020, and was declared effective on August 26, 2020 (the “Registration Statement”).

Agreement and Plan of Merger – Rebel AI, Inc.

On March 29, 2021, Logiq, RAI Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Rebel AI, Inc., a Delaware corporation (“Rebel AI”), and Emmanuel Puentes, on behalf of the stockholders of Rebel AI (in such capacity, the “Stockholders’ Agent”), consummated a transaction pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) whereby the parties effectuated a merger of Merger Sub with and into Rebel AI, and as a result, Rebel AI became a wholly-owned subsidiary of the Company (the “Merger”).

As consideration for the Merger, the Company delivered to those persons set forth in the Merger Agreement an aggregate total cash payment of $1,126,000 (the “Cash Consideration”), and an aggregate number of restricted shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to (i) (x) $7,000,000, divided by (ii) the volume weighted average closing price of the Company’s Common Stock for the twenty consecutive trading days prior to Closing (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”), subject in each case to adjustment as provided in the Merger Agreement. Notwithstanding the foregoing, pursuant to the terms of the Merger Agreement, (i) a portion of the Cash Consideration, in an amount equal to the outstanding balance of that PPP Loan made to Rebel AI in January 2021, shall be withheld at Closing and placed into an escrow account, pending forgiveness or repayment of the PPP Loan, as applicable, and (ii) $2,000,000 of Common Stock shall be withheld from the Stock Consideration and deposited into an escrow account, pending release in accordance with the terms of the Merger Agreement.

On June 30, 2021, the parties entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), pursuant to which the parties amended the Merger Agreement to eliminate any potential reductions to the total cash purchase price payable pursuant to the Merger Agreement in the event that the PPP Loan made to Rebel AI in January 2021 is not forgiven in full. As a result, Schedule A to the Merger Agreement was deleted and eliminated in its entirety.

Sale of Common Stock – March 2021

On March 8, 2021, Logiq entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 100,000 shares of the Company’s common stock, to the purchaser at an offering price of $5.00 per share.

The offering resulted in gross proceeds of approximately $500,000 before deducting offering expenses. The shares were offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement.

Sale of Common Stock – April 2021

On April 15, 2021, Logiq entered into a Stock Purchase Agreement with certain investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 304,000 shares of the Company’s common stock, to the purchasers at an offering price of $5.00 per share.

The offering resulted in gross proceeds of approximately $1,520,000 before deducting offering expenses. The shares were offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement.

Sale of Units in Connection With Canadian IPO - June 2021

On June 9, 2021, Logiq entered into an Agency Agreement (the “Agency Agreement”) with Research Capital Corporation (the “Agent”) relating to the offering (the “Offering”) by the Company of a minimum of 1,666,667 units of securities (each, a “Unit”), and a maximum of 3,333,333 Units, at a price of C$3.00 per Unit (the “Offering Price”), for minimum gross proceeds of C$5,000,000, and maximum gross proceeds of C$10,000,000. Each Unit consists of (i) one share of common stock of the Company, par value $0.0001 per share (and the Common Stock included in a Unit being a “Unit Share”), and (ii) one Common Stock purchase warrant (each, a “Warrant”), where each Warrant entitles the holder thereof to acquire one share of Common Stock (each, a “Warrant Share”) at an exercise price of C$3.50 per Warrant Share, subject to adjustment, at any time before the third anniversary (the “Warrant Expiry Date”) of June 17, 2021 (the “Closing Date”).

In consideration for the Agent’s services to the Company in connection with the Offering, the Company agreed to pay the Agent a cash fee (the “Agent’s Commission”) equal to 8.0% of the aggregate gross proceeds of the Offering. As additional compensation, the Company also agreed to issue to the Agent such number of non-transferrable compensation options (the “Agent Options”) equal to 8.0% of the number of Units sold pursuant to the Offering. Each Agent Option is exercisable for one Unit (an “Agent Unit”) at an exercise price of C$3.00 until the third anniversary of the Closing Date. Each Agent Unit consists of (i) one share of Common Stock, and (ii) one Common Stock purchase warrant (each, an “Agent Unit Warrant”). The Agent Unit Warrants will be issued under a Warrant Indenture, and have the same attributes as the Warrants to be comprised in the Units.

Furthermore, the Company agreed to issue 83,333 units of securities (the “Advisory Fee Units”) to the Agent as compensation for certain strategic advisory and support services rendered. This number was determined by dividing C$250,000 by the Offering Price. Each Advisory Fee Unit is comprised of (i) one share of Common Stock, and (ii) one warrant exercisable to purchase one share of Common Stock at an exercise price of C$3.50 for a period of 36 months from the Closing Date.

Pursuant to the terms of the Agency Agreement, the Company also agreed to grant the Agent an option (the “Over-Allotment Option”), exercisable in whole or in part, at the sole discretion of the Agent, at any time up to 30 days following the Closing Date, to purchase from the Company: (i) up to such additional number of Units (the “Over-Allotment Units”) equal to 15% of the number of Units sold under the Offering (the “Over-Allotment Number”) at the Offering Price; (ii) up to such number of additional Warrants (the “Over-Allotment Warrants”) equal to 15% of the number of Warrants comprising the Units sold under the Offering at C$0.4898 per Over-Allotment Warrant; (iii) up to such number of additional shares of Common Stock (the “Over-Allotment Unit Shares”) equal to 15% of the number of shares of Common Stock comprising the Units sold under the Offering at C$2.5102 per Over-Allotment Unit Share; or (iv) any combination of Over-Allotment Units, Over-Allotment Warrants, and Over-Allotment Unit Shares, so long as the aggregate number of Over-Allotment Units, Over-Allotment Warrants, and Over-Allotment Unit Shares does not comprise together more than what is included in the Over-Allotment Number of Over-Allotment Units. The Over-Allotment Option was granted to the Agent solely to cover over-allotments, if any, and for market stabilization purposes.

On June 21, 2021, the Offering closed whereby the Company sold 1,976,434 Units for aggregate gross proceeds of C$5,929,302 before deducting offering expenses. The Company also issued 83,333 Advisory Fee Units and 158,115 Agent Options to the Agent at the closing of the Offering. In connection with the closing of the Offering, the Company entered into a Warrant Indenture (the “Warrant Indenture”) with Odyssey Trust Company (the “Warrant Agent”), pursuant to which the Company issued Warrants to purchase up to a maximum of 4,223,333 shares of Common Stock. Each Warrant is exercisable at any time after June 21, 2021, and prior to June 21, 2024.

On June 21, 2021, the Company filed a prospectus supplement (the “Resale Prospectus Supplement”) to the Registration Statement. The Resale Prospectus Supplement covered the resale of the shares of Common Stock, Warrants (and the Warrant Shares underlying the Warrants), and Agent Options sold in the Offering, and may be used by the selling stockholders or certain of their respective assigns identified therein to resell such securities.

Overallotment-Allotment Offering – July 2021

On July 27, 2021, the Company closed the partial exercise of the over-allotment option granted to the Agent in connection with the Offering in Canada (the “Over-Allotment Offering”), whereby the Company sold an additional 201,700 Units for aggregate gross proceeds of C$605,100 before deducting offering expenses. The Company also issued an additional 16,136 non-transferrable Agent Options to the Agent as compensation for certain strategic advisory and support services rendered to the Company in connection with the Offering.

In connection with the Over-Allotment Offering, on July 27, 2021, the Company filed a prospectus supplement to its shelf registration statement on Form S-3 (Registration No. 333-248069), which was initially filed with the Commission on August 17, 2020, and was declared effective on August 26, 2020. The prospectus supplement covers the resale of the shares of Common Stock, Warrants (and the Warrant Shares underlying the Warrants), and Agent Options sold in the Over-Allotment Offering, and may be used by the selling stockholders or certain of their respective assigns identified therein to resell such securities.

Conversion of promissory notes-July 2021

On July 21, 2021, the total outstanding convertible promissory notes of $2,911,000, with the exception of two convertible promissory notes issued amounting to principal amount of $30,000, converted their notes into shares issued as additional paid in capital.

Sale of Common stock & Warrants - August 2021

On August 6, 2021, Logiq entered into a Stock Purchase Agreement with certain investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 1,668,042 shares of the Company’s common stock to the purchasers at an offering price of $2.40 per share.

The offering resulted in gross proceeds of approximately $4,003,301 before deducting offering expenses. The Shares were offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement.

On August 6, 2021, the Company issued warrants (each, a “Warrant”) to purchase up to 1,668,042 shares of common stock. Each Warrant is a cash warrant and is exercisable at any time after August 6, 2021, and prior to August 6, 2024, with an exercise price of $2.85 per share (subject to a contractual 8% discount for one holder).

The Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to a limited number of persons who are “accredited investors” or “sophisticated persons” as those terms are defined in Rule 501 of Regulation D promulgated by the SEC or Regulation S thereunder, without the use of any general solicitation or advertising to market or otherwise offer the Warrants for sale. None of the Warrants or the Common Stock underlying such Warrants have been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an exemption from such registration requirements.

During the period from October 1, 2021 to December 31, 2021, a total of 106,041 shares with par value of $0.0001 per share were issued to various stockholders.

Capital reserve

On January 9, 2020, the Company issued 35,714,285 shares to Conversion Point Technologies Inc. as consideration for the acquisition of all the assets of Logiq, Inc. Nevada formerly known as Origin8, Inc. incorporating Push Holdings Inc) in the amount of $14,284,714 and represents the excess of consideration over the par value of common stock of $0.0001 issued.

On November 2, 2020, the Company acquired substantially all the assets of Fixel AI Inc., a Delaware corporation (“Fixel”) in exchange for 564,467 shares of the Company’s common stock. In the amount of $5,000,000 and represents the excess of consideration over the par value of common stock of $0.0001 issued.

In July 2019, the Company issued a total of 51,762,839 Reg S shares to high net worth individuals and family offices in South East Asia.

During the year ended December 31, 2019, a total of 19,311,309 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received and 58,627,601 shares with par value of $0.0001 per share were issued to various stockholders.

During the year ended December 31, 2020, a total of 1,318,640 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received and 5,677,684 shares with par value of $0.0001 per share were issued to various stockholders.

Cancellation of Common Stock

During the year ended December 31, 2019, 3,550,000 shares with par value of $0.0001 per share were cancelled by various stockholders.

During the year ended December 31, 2020, 404,439 shares with par value of $0.0001 per share were cancelled by various stockholders.

During the year ended December 31, 2021, 2,788,972 shares with par value of $0.0001 per share were cancelled by various stockholders.

Employee Stock Option Plan

The Company has a stock option and incentive plan, the “Stock Option Plan”. The exercise price for all equity awards issued under the Stock Option Plan is based on the fair market value of the common share price which is the closing price quoted on the Pink Sheets on the last trading day before the date of grant. The stock options generally vest on a monthly basis over a two-year to three-year period, and have a five-year life.

A summary of the Company’s stock option activity during the year ended December 31, 2019 is presented below:

	Number of options	Weighted Average Exercise Price	Weighted Average Grant-date Fair Value	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Options Outstanding, December 31, 2014	250,000	0.6	2.8	0.67	$-
Less: Option expired	(250,000)	0.6	2.8	-	-
Options Outstanding, December 31, 2015	-	-	-	-	-
Options Outstanding, December 31, 2016	-	-	-	-	-
Options Outstanding, December 31, 2017	-	-	-	-	-
Options Outstanding, December 31, 2018	-	-	-	-	-
Options Outstanding, December 31, 2019	-	-	-	-	-
Options Outstanding, December 31, 2020	-	-	-	-	-
Options Outstanding, December 31, 2021	-	-	-	-	-

All options outstanding are fully expired as of December 31, 2020. No new options were granted in the fiscal year 2020 or 2019.

Stock-Based Compensation

For the fiscal year ended December 31, 2021, a total of 2,313,941 shares of common stock was issued as stock-based compensation to directors, consultants, advisors and other professional parties.

NOTE 16 – (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings per common share for the twelve months ended December 31, 2021 and 2020, respectively:

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
Numerator - basic and diluted
Net (Loss)	$(5,295,993)	$(7,142,483)	$(20,126,787)	$(14,509,669)

Denominator
Weighted average number of common shares outstanding - basic and diluted	26,307,321	14,093,979	21,187,556	12,678,904
(Loss) per common share - basic and diluted	$(0.2013)	$(0.5068)	$(0.9499)	$(1.1444)

The weighted average number of shares of common stock has been retroactively restated to reflect the 1 for 13 reverse stock-split on February 25, 2020.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Operating lease

The Company’s current executive offices are currently leased for $923 per month.

Logiq Inc (Nevada) leases approximately 12,422 square feet comprising 8,737 square feet of office space and 3,685 square feet of warehouse space in Minneapolis, Minnesota, at a rate of $210,000 per annum. The original lease of office space from a related party under common ownership was a 7.5-year lease expiring December 31, 2021.   The company extended its lease on the primary offices with a renewal option providing for additional lease period of twelve (12) months expiring December 31, 2022.

The operating lease is listed as separate line item on Logiq, Inc. (Nevada)’s December 31, 2020 and 2019 consolidated balance sheets and represent the Group’s right to use the underlying asset for the lease term. The Group’s obligations to make lease payments are also listed as a separate line items on the Group’s December 31, 2021 and 2020 consolidated balance sheets. Based on the present value of the lease payments for the remaining lease term of the Group’s existing leases, the Group recognized right-of-use assets and lease liabilities for operating leases of approximately $693,000, on January 8, 2020. Operating lease right-of-use assets and liabilities commencing after January 8, 2020 are recognized at commencement date based on the present value of lease payments over the lease term. As of December 31, 2021 and 2020, total operating right-of-use assets were $91,571 and $364,234, respectively. All operating lease expense is recognized on a straight-line basis over the lease term.

For the years-ended December 31, 2021 and 2020, the Group recorded approximately nil and $8,400 in amortization expense related to finance leases.

Because the rate implicit in the lease is not readily determinable, the Group uses its incremental borrowing rate to determine the present value of the lease payments.

Information related to the Group’s operating lease liabilities are as follows:

	As of December 31, 2021	As of December 31, 2020
Cash paid for operating lease liabilities	$367,200	367,200
Remaining lease term	1 year	1 year
Discount rate	1.5%	1.5%

Future minimum lease payments under the non-cancellable operating lease agreements are as follows:

2021	$91,800

Less imputed interest	(229)
Total lease liability	$91,571

Legal proceedings

None.

NOTE 18 – SEGMENT INFORMATION

The Group has determined that it operates in two operating and reportable business segments: AppLogiq and DataLogiq. The Company determined its reportable segments based on operating and financial reports regularly reviewed by the Company’s Chief Operating Decision Maker (“CODM”), which is the Company’s Chief Executive Officer (“CEO”).

The AppLogiq reportable segment is comprised of the accounts of CreateApp and Corporate activities.

The DataLogiq reportable segment is comprised of the subsidiaries of Logiq, Inc. (a Nevada corporation), Fixel AI, Inc. and Rebel AI Inc.

The following table presents the segment information for the years ended December 31, 2021 and 2020:

	For the three months ended December 31,		For the twelve months ended December 31,
	2021	2020	2021	2020
Logiq (Delaware) incl APPLogiq
Segment operating income	$6,206,027	$2,112,988	$14,340,379	$22,758,572
Other corporate expenses, net	8,486,664	7,951,920	26,075,798	32,772,548
Total operating income	(2,280,637)	(5,838,932)	(11,735,419)	(10,013,976)

Logiq (Nevada) incl DATALogiq
Segment operating income	$6,930,284	$4,470,646	$23,006,480	$15,151,821
Other corporate expenses, net	9,945,640	5,774,197	31,397,848	19,647,514
Total operating income	(3,015,356)	(1,303,551)	(8,391,368)	(4,495,693)

Consolidated
Segment operating income	$13,136,311	$6,583,634	$37,346,859	$37,910,393
Other corporate expenses, net	18,432,304	13,726,117	57,473,646	52,420,062
Total operating income	(5,295,993)	(7,142,483)	(20,126,787)	(14,509,669)

Significant Customers

No revenues from any single customer exceeded 10% of total net revenues in 2021 and 2020.

NOTE 19 – GEOGRAPHICAL INFORMATION

	2021	%	2020	%	2019	%
Southeast Asia	$7,170,190	19.2	12,109,193	31.9	25,988,621	75.0
EU	3,585,095	9.6	5,570,000	14.7	5,888,800	17.0
South Korea	2,151,056	5.8	3,770,000	9.9	2,771,200	8.0
Africa	1,434,038	3.8	961,200	2.5	-	-
North America	23,006,480	61.6	15,500,000	40.9	-	-
Total revenue	$37,346,859	100.0	$37,910,393	100.0	$34,648,621	100.0

NOTE 20 – BUSINESS COMBINATION

Push Holdings Inc.

On January 8, 2020, the Company acquired substantially all the assets of Push Holdings Inc in exchange for 35,714,285 shares of the Company’s common stock. The fair value of the shares of common stock at the close of the transaction was $14,285,714.

The acquisition of substantially all the assets of Pushing Holding was accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the results of Logiq, Inc. (Nevada)’s operations included in the Company’s consolidated financial statements from January 9, 2020. Goodwill has been measured as the excess of the total consideration over the amounts assigned to identifiable assets acquired and liabilities assumed.

During the period ended December 31, 2020, the Company, through its wholly-owned subsidiary, Logiq, Inc. (Nevada) acquired substantially all of the assets of Push Holdings, Inc. The fair values of assets acquired and liabilities assumed were as follows:

Cash and cash equivalents	$574,572
Restricted cash	1,025,000
Accounts receivable, net	709,053
Prepaid expenses and other current assets	11,940
Property, plant and equipment	225,126
Intangible assets	8,250,000
Accounts payable	(367,091)
Accrued expenses and other current liabilities	(424,094)
Due to parent company	(500,000)
Goodwill	4,781,208
Net assets acquired	$14,285,714

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Push has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that Push Holdings would have paid if Push Holdings did not own the software technology.

On the acquisition date, goodwill of $4,781,208 and other intangible assets of $8,250,000 were recorded. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The Company incurred some accounting and legal fees related to the acquisition of the assets of Push Holdings. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2021.

In the consolidated statements of operations, revenues and expenses include the operations of Logiq, Inc. (Nevada) since January 9, 2020, which is the day after the acquisition date.

Fixel AI Inc.

On November 2, 2020, the Company acquired substantially all the assets of Fixel AI Inc., a Delaware corporation (“Fixel”) in exchange for 564,467 shares of the Company’s common stock. The fair value of the shares of common stock at the close of the transaction was $8.86.

On the Closing Date, the Company issued 564,467 restricted shares of its common stock to Fixel Stockholders, of which the shares allocated to the Fixel stockholders that are residents of Israel (“Israel Stockholders”) will be delivered to an independent third-party escrow (the “Escrow Shares”), where (i) such shares will be released to Israel Stockholders upon each Israel Stockholder’s compliance with the 104H tax ruling issued by certain tax authorities of Israel in connection with the Merger and (ii) shares held by Founders making up approximately 20% of the shares issued will be held subject to offset for indemnification purposes. The Shares were issued at a trailing twenty (20) day VWAP of $8.86 per share.

The fair values of assets acquired and liabilities assumed were as follows:

Cash and cash equivalents	$67,167
Restricted cash	10,229
Accounts receivable, net	29,036
Prepaid expenses and other current assets	20,963
Property, plant and equipment	-
Intangible assets	4,678,422
Accounts payable	280
Accrued expenses and other current liabilities	(47,021)
Deferred revenue	(55,958)
Goodwill	296,882
Net assets acquired	$5,000,000

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Fixel has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that Fixel would have paid if Fixel did not own the software technology.

On the acquisition date, goodwill of $296,882 and other intangible assets of $4,678,422 were recorded. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The Company incurred some accounting and legal fees related to the acquisition of the assets of Fixel. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the year ended December 31, 2021.

In the consolidated statements of operations, revenues and expenses include the operations of Fixel AI, Inc. since November 3, 2020, which is the day after the acquisition date.

Rebel AI Inc.

On March 29, 2021, the Company acquired Rebel for a total cash consideration of $1,126,000 and in exchange for 1,032,056 shares of the Company’s common stock. The fair value of the shares of common stock at the close of the transaction was $6.00.

On the Closing Date, the Company issued 1,032,056 restricted shares of its common stock to Rebel Stockholders, and at a trailing twenty (20) day VWAP of $6.00 per share.

Cash and cash equivalents	$7,736
Accounts receivable, net	10,052
Prepaid expenses and other current assets	14,617
Property, plant and equipment	28,236
Intangible assets	6,789,969
Accrued expenses and other current liabilities	(32,110)
Goodwill	499,836
Net assets acquired	$7,318,336

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Rebel has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that Rebel would have paid if Rebel did not own the software technology.

On the acquisition date, goodwill of $499,836 and other intangible assets of $6,789,969 were recorded. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The Company incurred some accounting and legal fees related to the acquisition of the assets of Rebel. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the period ended December 31, 2021.

In the consolidated statements of operations, revenues and expenses include the operations of Rebel AI, Inc. since March 29, 2021, which is the day after the acquisition date.

NOTE 21 – SUBSEQUENT EVENTS

AppLogiq Spin-Off

On December 15, 2021, we entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to Lovarra, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). Lovarra is a fully reporting U.S. public company, which is approximately 78.5% owned by the Company’s wholly owned subsidiary GoLogiq LLC (“GoLogiq”). In connection with the Separation, the Company intends to distribute, on a pro rata basis, 100% of the Company’s ownership interests in Lovarra to the Company’s shareholders of record as of December 30, 2021 (the “Record Date”) (the “Distribution,” and collectively with the “Separation,” the “Spin Off”), which Distribution of said shares is expected to occur six months from completion of the Separation (the “Distribution Date”).

On January 27, 2022, we completed the transfer of our AppLogiq business to Lovarra. In connection with the completion of the transfer of AppLogiq to Lovarra, Lovarra issued 26,350,756 shares of its common stock to the Company (the “Lovarra Shares”). The Company will hold the Lovarra Shares until it distributes 100% of the Lovarra Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof will receive 1 share of Lovarra), which the Company intends to complete approximately 6 months from now, subject to customary conditions and approvals.

Until such time as the Distribution is complete, we will consolidate and report the financials of the AppLogiq business as a consolidated subsidiary of Logiq.

LOGIQ, INC.

Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Non-current assets
Intangible assets, net	12,770,005	14,797,196
Property and equipment, net	128,560	153,973
Goodwill	5,577,926	5,577,926
Total non-current assets	18,476,491	20,529,095

Current assets
Amount due from associate	-	7,208,700
Accounts receivable	2,309,247	3,966,086
Right to use assets - operating lease	104,542	91,571
Prepayment, deposit and other receivables	650,750	804,011
Financial assets held for resale	-	681
Restricted cash	20,004	22,513
Cash and cash equivalents	396,385	1,563,752
Total current assets	3,480,928	13,657,314
Total assets	$21,957,419	$34,186,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	1,854,497	2,293,858
Accruals and other payables	1,807,996	1,804,131
Deferred revenue	705	10,500
Lease liability - operating lease	104,542	91,571
Deposits received for share to be issued	88,932	401,028
Total current liabilities	3,856,672	4,601,088

Non-Current Liabilities
Other loan	10,000	10,000
Total non-current liabilities	10,000	10,000
Total liabilities	$3,866,672	$4,611,088

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 250,000,000 shares authorized, 33,401,334 and 26,350,756 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3,340	2,635
Additional paid-in capital	85,768,372	82,473,004
Capital reserves	25,010,514	29,349,795
Accumulated deficit brought forward	(92,691,478)	(82,250,113)
Total stockholder’s equity	18,090,748	29,575,321
Total liabilities and stockholders’ equity	$21,957,420	$34,186,409

The accompanying notes are an integral part of these financial statements

LOGIQ, INC.

Consolidated Statements of Operations

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Service Revenue	$4,949,976	$8,303,987	$13,055,360	$16,384,299
Cost of Service	3,130,360	5,855,138	9,031,083	11,709,194
Gross Profit	1,819,616	2,448,849	4,024,277	4,675,105

Operating Expenses
Depreciation and amortization	1,030,930	1,030,931	2,061,860	1,720,276
General and administrative	5,637,766	4,992,774	9,238,763	9,137,139
Sales and marketing	572,085	351,992	871,401	721,253
Research and development	1,039,094	1,459,535	2,296,178	2,562,672
Total Operating Expenses	8,279,875	7,835,232	14,468,202	14,141,340

(Loss) from Operations	(6,460,259)	(5,386,383)	(10,443,925)	(9,466,235)

Other (Expenses)/Income, net	(582)	421,189	2,560	419,292

Net (Loss) before income tax	(6,460,841)	(4,965,194)	(10,441,365)	(9,046,943)
Income tax (Corporate tax)	-	(10,441)	-	(10,441)
Net (Loss)	$(6,460,841)	$(4,975,635)	$(10,441,365)	$(9,057,384)

Net (Loss) profit per common share - basic and fully diluted:	(0.1981)	(0.2678)	(0.3538)	(0.5300)

Weighted average number of basic and fully diluted common shares outstanding	32,620,160	18,577,937	29,511,254	17,090,133

The accompanying notes are an integral part of these financial statements.

LOGIQ, INC.

Consolidated Statements of Cash Flows

	For the six months ended June 30,
	2022	2021
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(10,441,365)	$(9,057,384)
Adjustments to reconciled net loss to net cash used by operating activities:
Depreciation of property, plant, and equipment	25,413	25,368
Amortization of intangible assets	2,027,191	1,694,907
PPP Loan forgiveness	-	(507,068)
Changes in operating assets and liabilities:
Accounts receivable	1,656,839	(900,630)
Prepayments, deposit and other receivables	153,261	(530,526)
Accounts payable	(439,361)	1,650,626
Accruals and other payables	3,864	292,197
Deferred revenue	(9,795)	(8,742)
Net cash (used in) operating activities	(7,023,953)	(7,341,252)

INVESTING ACTIVITIES:
Amount due from associate	7,208,700	(905,000)
Financial assets held for resale	681	593,582
Net restricted cash acquired in acquisitions	-	7,736
Net cash provided by (used in) investing activities	7,209,381	(303,682)

FINANCING ACTIVITIES:
Proceeds from shares to be issued	(312,096)	1,744,665
Proceeds from stock issuance, net of expenses	(1,043,208)	4,287,446
Proceeds from stock issuance from IPO, net of expenses	-	3,910,784
Net cash provided by (used in) financing activities	(1,355,304)	9,942,895

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,169,876)	2,297,961

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	1,586,265	3,489,778

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	$416,389	$5,787,739

NON-CASH TRANSACTION
Issuance of shares for services received	$2,326,347	$2,932,731

The accompanying notes are an integral part of these financial statements

LOGIQ, INC.

Consolidated Statements of Stockholders’ Equity

	Common stock	Amount	Additional paid-in capital	Capital reserves	Accumulated (deficit)	Stockholders’ (equity)

Balance December 31, 2021	26,350,756	$2,635	$82,473,004	$29,349,795	$(82,250,113)	$29,575,321
Issuance of Shares	2,951,080	295	1,595,486	(4,380,399)	-	(2,784,618)
Cancelation of shares	(132,320)	(13)	-	-	-	(13)
Net loss for period	-	-	-	-	(3,980,524)	(3,980,524)
Balance March 31, 2022	29,169,516	$2,917	$84,068,490	$24,969,396	$(86,230,637)	$22,810,166
Issuance of Shares	4,231,824	423	1,699,882	41,118	-	1,741,423
Cancelation of shares	(6)	-	-	-	-	-
Net loss for period	-	-	-	-	(6,460,841)	(6,460,841)
Balance June 30, 2022	33,401,334	$3,340	$85,768,372	$25,010,514	$(92,691,478)	$18,090,748

	Common stock	Amount	Additional paid-in capital	Capital reserves	Accumulated (deficit)	Stockholders’ (equity)

Balance December 31, 2020	15,557,439	$1,556	$66,739,895	$19,285,383	$(62,123,326)	$23,903,508
Issuance of shares for proceeds	238,194	24	1,420,389	-	-	1,420,413
Issuance of shares for acquisitions	1,032,056	103	-	6,192,336	-	6,192,439
Issuance of shares for services	998,955	100	1,525,904	-	-	1,526,004
Net loss for the period	-	-	-	-	(4,081,749)	(4,081,749)
Balance March 31, 2021	17,826,644	$1,783	$69,686,188	$25,477,719	$(66,205,075)	$28,960,615
Issuance of shares for proceeds	2,488,767	249	3,851,650	-	-	3,851,899
Issuance of shares for acquisitions	-	-	-	1,126,331	-	1,126,331
Issuance of shares for services	921,000	92	1,406,828	-	-	1,406,920
Net loss for the period	-	-	-	-	(4,975,635)	(4,975,635)
Balance June 30, 2021	21,236,411	$2,124	$74,944,666	$26,604,050	$(71,180,710)	$30,370,130

The accompanying notes are an integral part of these financial statements

NOTES TO UNAUDITED CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Corporate Information

Logiq, Inc., formerly known as Weyland Tech, Inc., is a Delaware corporation that was incorporated in 2004. Logiq is headquartered in New York, with offices in New York City, Singapore, Minneapolis, MN, Denver, CO, and Jakarta, Indonesia. The Company’s common stock is quoted on the OTCQX under the symbol “LGIQ”, and the NEO Exchange in Canada under the same symbol.

Business Overview

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally. The Company’s solutions are provided through (i) its “AppLogiq” business segment (operated as CreateApp (https://www.createapp.com/), which allows SMBs to establish their point-of-presence on the web, and (ii) its “DataLogiq” business segment, a digital marketing analytics business unit that offers proprietary data management, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing AppLogiq’s CreateApp platform that is offered as a Platform as a Service (“PaaS”) to the Company’s customers. The Company’s DataLogiq business segment offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

We provide our PaaS and digital marketing to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business and on our SaaS platform when provisioning services for their marketing campaigns. We also recognize revenue on CPL and other metrics for engagements undertaken on a performance marketing basis.

The Company continues to expand its portfolio of offerings and the industries they serve:

●	In May 2018, the Company expanded its portfolio to fintech applications with the launch of its PayLogiq mobile payments platform in Indonesia.

●	In the fall of 2019, the Company expanded its portfolio to short-distance food delivery service with the launch of GoLogiq, a PaaS platform that provides mobile payment capabilities for the local food delivery service industry in Indonesia.

●	In January 2020, the Company completed the acquisition of substantially all of the assets of Push Holdings, Inc. This acquired business, which the Company has rebranded as its DataLogiq division, operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands. DataLogiq has developed a proprietary data management platform and integrated with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and enrichment to maximize its return on acquisition through repeat monetization of each consumer. DataLogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DataLogiq is located in Minneapolis, Minnesota, USA.

●	On November 2, 2020, the Company completed the acquisition of Fixel AI Inc. (“Fixel”), thereby acquiring its self-serve MarTech Audience Targeting platform as a further expansion of its DataLogiq product suite.

●	On March 29, 2021, the Company completed the acquisition of Rebel AI, Inc., a Delaware corporation (“Rebel”). By acquiring Rebel and its platform, the Company enables brands and agencies to securely transact media and activate first-party data.

●	On June 21, 2021, the Company completed its Canadian IPO offering of 1,976,434 units of its securities, consisting of shares warrants to purchase shares of common stock, on the NEO exchange in Canada.

●

On March 31, 2022 the Company, Battle Bridge Acquisition Co, LLC, a company beneficially owned entirely by the Company (the “Buyer”), Section 2383 LLC, a Wyoming limited liability company (“Seller”), Travis Phipps, an individual (“Phipps”) and Robb Billy (“Billy” and, together with Phipps, the “Founders”) and Travis Phipps, as Representative, entered into an asset purchase agreement (the “Battle Bridge Purchase Agreement”) whereby the Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer substantially all of the assets of Seller which represents the “Battle Bridge Labs” business (the “Battle Bridge Assets”) (collectively, the “Transaction”). The consummation of the Transaction (the “Closing”) occurred simultaneously with execution of the Battle Bridge Purchase Agreement on March 31, 2022.

As consideration for the Buyer’s acquisition of the Battle Bridge Assets, the Company agreed to pay $3,250,000 (the “Purchase Price”) which consisted of $250,000 in cash (the “Cash Consideration”) and the issuance of 2,912,621 shares of restricted common stock of the Company at $1.03 per share (the “Stock Consideration”) (representing $3,000,000 in Stock Consideration) which was the volume weighted average price (VWAP) of the Company’s Common Stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to Closing. $500,000 in Stock Consideration was retained by the Company at the Closing and held as partial security to satisfy indemnification claims for a period of 12 months following the Closing.

In addition, the recipients of the Stock Consideration agreed to sign lock-up and leak-out agreements which provide that, following a 6-month lock-period and ending 18 months after Closing, any sales of the Company’s common stock by such recipients do not exceed one percent (1%) of the then applicable thirty (30) day trading average volume of the Company’s common stock as of such date.

AppLogiq Spin-Off

On December 15, 2021, the Company entered into various agreements with GoLogiq, Inc. (then known as Lovarra), a Nevada corporation (“GoLogiq”) and a public reporting majority owned subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to GoLogiq, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). GoLogiq is a fully reporting U.S. public company. In connection with the Separation, the Company announced that it intended to distribute, on a pro rata basis, 100% of the Company’s ownership interests in GoLogiq to the Company’s shareholders of record as of December 30, 2021 (the “Record Date”) (the “Distribution,” and collectively with the “Separation,” the “Spin Off”), which Distribution of said shares was expected to occur approximately six months from completion of the Separation (the “Distribution Date”), subject to customary conditions and approvals.

On January 27, 2022, the Company completed the transfer of its AppLogiq business to GoLogiq. In connection with the completion of the transfer of AppLogiq to GoLogiq, GoLogiq issued 26,350,756 shares of its common stock to the Company  (the “GoLogiq Shares”). The Company held the GoLogiq Shares until it distributed 100% of the GoLogiq Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof will receive 1 share of Lovarra).

Subsequent to the quarter ended June 30, 2022, the Company completed the Distribution. As a result, the Company no longer has a direct equity ownership of GoLogiq, and going forward, GoLogiq’s results of operations will no longer be consolidated with the Company’s. However, because the Distribution was completed subsequent to June 30, 2022, GoLogiq’s results of operations have been consolidated with the Company’s in the financial statements and these footnotes. Please see Note 19 – Subsequent Events for more information regarding the Company’s completion of the Distribution.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements have been prepared on a historical cost basis to reflect the financial position and results of operations of the Company in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Logiq, Inc. (Delaware) and its wholly owned material operating subsidiaries, Logiq, Inc. (Nevada), Fixel AI Inc. and Rebel AI Inc., as well as the accounts of GoLogiq, Inc., a majority owned subsidiary of Logiq, Inc. Material intercompany balances and transactions have been eliminated on consolidation.

Unless the context indicates otherwise, references in these notes to the consolidated financial statements to “AppLogiq,” “CreateApp” and “GoLogiq” mean the Company’s reportable AppLogiq segment, which reflects the operations of GoLogiq (OTC Pink: GOLQ) within Logiq, Inc.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

BUSINESS COMBINATIONS

The Company accounts for acquisitions of entities that include inputs and processes and have the ability to create outputs as business combinations. The Company allocates the purchase price of the acquisition to the tangible assets, liabilities and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition related expenses and integration costs are expensed as incurred.

CERTAIN RISKS AND UNCERTAINTIES

The Company relies on cloud-based hosting through a global accredited hosting provider. Management believes that alternate sources are available; however, disruption or termination of this relationship could adversely affect our operating results in the near-term.

SEGMENT REPORTING

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by our chief operating decision maker, or decision- making group, in deciding how to allocate resources and in assessing performance.

The Company has two operating business segments:

AppLogiq marketed as CreateApp is a platform acquired in 2015 and subsequently enhanced in 2016 and 2017, offered on a Platform-as-a-Service (“PaaS”) basis providing digital marketing to SMBs in a wide variety of industry sectors, to increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business. Our AppLogiq segment was sold and assigned to GoLogiq, a majority owned subsidiary of the Company, on January 27, 2022.

DataLogiq is a business segment created in January 2020 from our acquisition of the assets of Push Holdings Inc, comprising a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands by Fixel AI Inc and Rebel AI Inc. DataLogiq has developed a proprietary data management platform and integrates with several third-party service providers to optimize the return on its marketing efforts. DataLogiq focuses on consumer engagement and data enrichment to maximize its return on acquisition through repeat monetization of each consumer.

We identify our reportable business segments as those customer groups that represent more than 10% of our combined revenue or gross profit or loss of all reported operating segments. We manage our business on the basis of the two reportable segment e-commerce solutions and service provider. The accounting policies for segment reporting are the same as for the Company as a whole. We do not segregate assets by segments since our chief operating decision maker, or decision-making group, does not use assets as a basis to evaluate a segment’s performance.

GOODWILL AND INTANGIBLE ASSETS, NET

Goodwill is recorded as the difference between the aggregate consideration in a business combination and the fair value of the acquired net tangible and intangible assets acquired. The Company evaluates goodwill for impairment on an annual basis in the fourth quarter or more frequently if indicators of impairment exist that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. Based on that qualitative assessment, if it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company conducts a quantitative goodwill impairment test, which involves comparing the estimated fair value of the reporting unit with its carrying value, including goodwill. The Company estimates the fair value of a reporting unit using a combination of the income and market approach. If the carrying value of the reporting unit exceeds its estimated fair value, an impairment loss is recorded for the difference. The Company performed its qualitative assessment and determined that no impairment indicators were present during the six months ended June 30, 2022 and 2021.

The Company’s intangible assets consist of software technology, which is amortized using the straight-line method over five years. Amortization expense for the six months ended June 30, 2022 and 2021 amounted to $2,027,191 and $1,694,907, respectively, which was included in the amortization of intangible assets expense of the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company classifies its long-life assets into: (i) computer and office equipment; (ii) furniture and fixtures, (iii) leasehold improvements, and (iv) finite – life intangible assets.

Long-life assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-life asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

The Company makes various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as the Company’s business strategy and its forecasts for specific market expansion.

GROUP ACCOUNTING

Subsidiaries are entities (including special purpose entities) over which the Group has power to govern the financial and operating policies, generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the Group controls another entity. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values on the date of acquisition, irrespective of the extent of any minority interest. Subsidiaries are consolidated from the date on which control is transferred to the Group to the date on which that control ceases. In preparing the consolidated financial statements, intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. Where necessary, adjustments are made to the financial statements of subsidiaries to ensure consistency of accounting policies with those of the Group. Minority interest is that part of the net results of operations and of net assets of a subsidiary attributable to interests which are not owned directly or indirectly by the Group. It is measured at the minorities’ share of the fair value of the subsidiaries’ identifiable assets and liabilities at the date of acquisition by the Group and the minorities’ share of changes in equity since the date of acquisition, except when the losses applicable to the minority in a subsidiary exceed the minority interest in the equity of that subsidiary. In such cases, the excess and further losses applicable to the minority are attributed to the equity holders of the Company, unless the minority has a binding obligation to, and is able to, make good the losses. When that subsidiary subsequently reports profits, the profits applicable to the minority are attributed to the equity holders of the Company until the minority’s share of losses previously absorbed by the equity holders of the Company has been recovered.

SUBSIDIARIES

When subsidiaries are excluded from consolidation on the basis that their inclusion involving expense and delay out of proportion to the value to members of the Company, investments in subsidiaries are stated at cost less accumulated impairment losses in the Company’s balance sheet. On disposal of investments in subsidiaries, the difference between net disposal proceeds and the carrying amount of the investment is taken to the income statement.

ASSOCIATES

Associates are all entities over which the group has significant influence but not control or joint control, generally accompanying a shareholding interest of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of accounting, after initially being recognized at cost. The group’s investment in associates includes goodwill identified on acquisition. The group’s share of its associates’ post-acquisition profits or losses is recognized in profit or loss, and its share of post-acquisition other comprehensive income is recognized in other comprehensive income. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment. Dividends receivable from associates are recognized as a reduction in the carrying amount of the investment. Where the group’s share of losses in an associate equals or exceeds its interest in the associate, including any other unsecured long-term receivables, the group does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate. Unrealized gains on transactions between the group and its associates are eliminated to the extent of the group’s interest in the associates. Unrealized losses are also eliminated, unless the transaction provides evidence of an impairment of the asset transferred. Accounting policies of associates have been changed, where necessary, to ensure consistency with the policies adopted by the group.

FINANCIAL ASSETS

Financial assets at fair value through profit or loss are stated at fair value, with any resultant gain or loss recognized in profit or loss. The net gain or loss recognized in profit or loss incorporates any dividend or interest earned on the financial asset and is included in ‘other gains and losses’ line in the statement of profit or loss and other comprehensive income.

The Company measures certain financial assets at fair value on a recurring basis, including the available-for-sale debt securities. Fair value is the price the Company would receive to sell an asset or pay to transfer a liability in an orderly transaction with a market participant at the measurement date. The Company uses a three-level hierarchy established by the Financial Accounting Standards Board (FASB) that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach).

The levels of the fair value hierarchy are described below:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly; these include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

●	Level 3: Unobservable inputs with little or no market data available, which require the reporting entity to develop its own assumptions.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most conservative level of input that is significant to the fair value measurement.

LEASE

The Company adopted ASU 2016-02, Leases (Topic 842), on January 8, 2020, using a modified retrospective approach reflecting the application of the standard to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements.

The Company leases its offices which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. The Company determined that there was no impairment for right-of-use lease assets as of June 30, 2022.

AVAILABLE-FOR-SALES INVESTMENTS

Certain shares and debt securities held by the group are classified as being available for sale and are stated at fair value. Gains and losses arising from changes in fair value, impairment losses, interest calculated using the effective interest method and foreign exchange gains and losses on monetary assets are recognized directly in profit or loss. Dividends on available-for-sale equity instruments are recognized in profit or loss when the Company’s right to receive payments is established. The fair value of available-for-sale monetary assets denominated in a foreign currency is determined in that foreign currency and translated at the spot rate at end of the reporting period. The change in fair value attributable to translation differences that result from a change in amortized cost of the available-for-sale monetary asset is recognized in profit or loss, and other changes are recognized in other comprehensive income.

ACCOUNTS RECEIVABLE AND CONCENTRATION OF RISK

Accounts receivable consists of trade receivables from customers. The Company records accounts receivable at its net realizable value, recognizing an allowance for doubtful accounts based on our best estimate of probable credit losses on our existing accounts receivable. Balances are written off against the allowance after all means of collection have been exhausted and the possibility of recovery is considered remote.

As of June 30, 2022 and 2021, the allowance for bad debt was approximately $155,592 and $54,619, respectively.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents represent cash on hand, demand deposits, and other short-term highly liquid investments placed with banks, which have original maturities of twelve months or less and are readily convertible to known amounts of cash.

EARNINGS PER SHARE

Basic (loss) earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share.

FASB Accounting Standard Codification Topic 260 (“ASC 260”), “Earnings Per Share,” requires that employee equity share options, non-vested shares and similar equity instruments granted to employees be treated as potential common shares in computing diluted earnings per share. Diluted earnings per share should be based on the actual number of options or shares granted and not yet forfeited, unless doing so would be anti-dilutive. The Company uses the “treasury stock” method for equity instruments granted in share-based payment transactions provided in ASC 260 to determine diluted earnings per share. Antidilutive securities represent potentially dilutive securities which are excluded from the computation of diluted earnings or loss per share as their impact was antidilutive.

REVENUE RECOGNITION

The Company’s Platform as a Service (“PaaS”) provides the infrastructure allowing users to develop their own applications and IT services, which users can access anywhere via a web or desktop browser. The Company recognizes revenue on a pay-to-use subscription basis when our customers use our platform. For the territories licensed to our distributors and on a white label basis, we derive royalty income from the end user use of our platform on a white label basis.

The Company maintains the PaaS software platform at its own cost. Any enhancements and minor customization for our resellers/distributors are not separately billed. Major new proprietary features are billed to the customer separately as development income while re-usable features are added to the features available to all customers on subsequent releases of our platform.

COST OF REVENUE

The Company cost of revenue comprises fees from third party cloud-based hosting services and media costs.

INCOME TAXES

The Company uses the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes” (“ASC 740”). Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

STOCK BASED COMPENSATION

We value stock compensation based on the fair value recognition provisions ASC 718, Compensation – Stock Compensation, which establishes accounting for stock-based awards exchanged for employee services and requires companies to expense the estimated grant date fair value of stock awards over the requisite employee service period.

We do not ascertain the fair value of restricted stock awards using the Black-Scholes-Merton option pricing model.

See Note 13, Stockholders’ Equity, for further details on our stock awards.

RECENT ACCOUNTING PRONOUNCEMENTS

On October 2, 2017, the FASB issued Accounting Standards Update (ASU) No. 2017-13, “Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842): Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Rescission of Prior SEC Staff Announcements and Observer Comments.” The ASU adds SEC paragraphs to the new revenue and leases sections of the Codification on the announcement the SEC Observer made at the July 20, 2017 Emerging Issues Task Force (EITF) meeting. The SEC Observer said that the SEC staff would not object if entities that are considered public business entities only because their financial statements or financial information is required to be included in another entity’s SEC filing use the effective dates for private companies when they adopt ASC 606, Revenue from Contracts with Customers, and ASC 842, Leases. This would include entities whose financial statements are included in another entity’s SEC filing because they are significant acquirees under Rule 3-05 of Regulation S-X, significant equity method investees under Rule 3-09 of Regulation S-X and equity method investees whose summarized financial information is included in a registrant’s financial statement notes under Rule 4-08(g) of Regulation S-X. The ASU also supersedes certain SEC paragraphs in the Codification related to previous SEC staff announcements and moves other paragraphs, upon adoption of ASC 606 or ASC 842. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

On November 22, 2017, the FASB ASU No. 2017-14, “Income Statement-Reporting Comprehensive Income (Topic 220), Revenue Recognition (Topic 605), and Revenue from Contracts with Customers (Topic 606): Amendments to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 116 and SEC Release 33-10403.” The ASU amends various paragraphs in ASC 220, Income Statement - Reporting Comprehensive Income; ASC 605, Revenue Recognition; and ASC 606, Revenue From Contracts With Customers, that contain SEC guidance. The amendments include superseding ASC 605-10-S25-1 (SAB Topic 13) as a result of SEC Staff Accounting Bulletin No. 116 and adding ASC 606-10-S25-1 as a result of SEC Release No. 33-10403. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Reclassification of Certain Tax Effects From Accumulated Other Comprehensive Income.” The ASU amends ASC 220, Income Statement - Reporting Comprehensive Income, to “allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act.” In addition, under the ASU, an entity will be required to provide certain disclosures regarding stranded tax effects. The ASU is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. The Company does not expect that the adoption of this guidance will have a material impact on its condensed consolidated financial statements.

In March 2018, the FASB issued ASU 2018-05 - Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118 (“ASU 2018-05”), which amends the FASB Accounting Standards Codification and XBRL Taxonomy based on the Tax Cuts and Jobs Act (the “Act”) that was signed into law on December 22, 2017 and Staff Accounting Bulletin No. 118 (“SAB 118”) that was released by the Securities and Exchange Commission. The Act changes numerous provisions that impact U.S. corporate tax rates, business-related exclusions, and deductions and credits and may additionally have international tax consequences for many companies that operate internationally. The Company does not believe this guidance will have a material impact on its condensed consolidated financial statements.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic 842, Leases.” The ASU addresses 16 separate issues which include, for example, a correction to a cross reference regarding residual value guarantees, a clarification regarding rates implicit in lease contracts, and a consolidation of the requirements about lease classification reassessments. The guidance also addresses lessor reassessments of lease terms and purchase options, variable lease payments that depend on an index or a rate, investment tax credits, lease terms and purchase options, transition guidance for amounts previously recognized in business combinations, and certain transition adjustments, among others. For entities that early adopted Topic 842, the amendments are effective upon issuance of this Update, and the transition requirements are the same as those in Topic 842. For entities that have not adopted Topic 842, the effective date and transition requirements will be the same as the effective date and transition requirements in Topic 842. The Company does not believe this guidance will have a material impact on its condensed consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11 - Leases (Topic 842): Targeted Improvements. The ASU simplifies transition requirements and, for lessors, provides a practical expedient for the separation of non-lease components from lease components. Specifically, the ASU provides: (1) an optional transition method that entities can use when adopting ASC 842 and (2) a practical expedient that permits lessors to not separate non-lease components from the associated lease component if certain conditions are met. For entities that have not adopted Topic 842 before the issuance of this Update, the effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Update 2016-02. For entities that have adopted Topic 842 before the issuance of this Update, the transition and effective date of the amendments in this Update are as follows: 1) The practical expedient may be elected either in the first reporting period following the issuance of this Update or at the original effective date of Topic 842 for that entity. 2) The practical expedient may be applied either retrospectively or prospectively. All entities, including early adopters, that elect the practical expedient related to separating components of a contract in this Update must apply the expedient, by class of underlying asset, to all existing lease transactions that qualify for the expedient at the date elected. The Company does not believe this guidance will have a material impact on its condensed consolidated financial statements.

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial condition, or cash flows, based on current information.

NOTE 3 – INTANGIBLE ASSETS, NET

As of June 30, 2022 and 2021, the Company has the following amounts related to intangible assets:

	GoLogiq (fka Lovarra) (Including CreateApp)	Data Logiq	Total

Cost as of January 1, 2022	$1,885,330	$19,718,391	$21,603,721
Additions	$-	$-	$-
Cost as of June 30, 2022	$1,885,330	$19,718,391	$21,603,721

Amortization
Brought forward as of January 1, 2022	$1,396,398	$5,410,127	$6,806,525
Charge for the period	$62,566	$1,964,625	$2,027,191
Accumulated depreciation as of June 30, 2022	$1,458,964	$7,374,752	$8,833,716

Net intangible assets as of June 30, 2022	$426,366	$12,343,639	$12,770,005

Net intangible assets as of December 31, 2021	$488,932	$14,308,264	$14,797,196

Amortization expense related to intangible assets for the three months ended June 30, 2022 and 2021 amounted to $1,009,988 and $1,017,202, respectively.

Amortization expense related to intangible assets for the six months ended June 30, 2022 and 2021 amounted to $2,027,191 and $1,694,907, respectively.

No significant residual value is estimated for these intangible assets.

The estimated future amortization expense of intangible costs as of June 30, 2022 in the next five fiscal years and thereafter is as follows:

Remaining of 2022	$2,041,620
2023	4,068,811
2024	4,068,811
2025	2,251,265
2026 and thereafter	339,498
$12,770,005

NOTE 4 – PROPERTY AND EQUIPMENT, NET

As of June 30, 2022 and 2021, the Company has the following amounts related to property and equipment:

	Leasehold Improvements	Computer and Equipment	Total

Cost as of January 1, 2022	$165,957	$87,405	$253,362
Additions	$-	-	$-
Cost as of June 30, 2022	$165,957	$87,405	$253,362

Amortization
Brought forward as of January 1, 2022	$67,271	$32,118	$99,389
Charge for the period	$16,818	$8,595	$25,413
Accumulated depreciation as of June 30, 2022	$84,089	$40,713	$124,802

Net property and equipment as of June 30, 2022	$81,868	$46,692	$128,560

Net property and equipment as of December 31, 2021	$98,686	$55,287	$153,973

Depreciation expense for the three months ended June 30, 2022 and 2021 amounted to $11,686 and $13,727, respectively.

Depreciation expense for the six months ended June 30, 2022 and 2021 amounted to $25,413 and $25,368, respectively.

NOTE 5 – GOODWILL

	As of June 30,	As of December 31,
	2022	2021

Goodwill at cost - Push	$4,781,208	$4,781,208
Goodwill at cost - Fixel	296,882	296,882
Goodwill at cost - Rebel	499,836	499,836
Total	5,577,926	5,577,926

Accumulated impairment losses	$-	$-

Balance at end of period	$5,577,926	$5,577,926

Goodwill has been allocated for impairment testing purposes to the acquisition of the assets of Push Holdings Inc.

The recoverable amount of this unit is determined based on external valuation performed by a third-party valuation firm on March 20, 2020 as updated to December 31, 2021.

The assets were valued using a Fair Market Value basis as defined by the Financial Accounting Standards Board (FASB ASC 820-10-20). Liabilities were taken from Push Holdings Inc Consolidated Balance Sheet as of January 8, 2020, Fixel AI Inc Consolidated Balance Sheet as of November 2, 2020 and Rebel AI Inc Consolidated Balance Sheet as of March 29, 2021.

NOTE 6 – ACCOUNTS RECEIVABLE

	As of June 30,	As of December 31,
	2022	2021

Accounts receivable - gross	$2,464,839	$4,121,678
Allowance for doubtful debts	(155,592)	(155,592)
Accounts receivable - net	2,309,247	3,966,086

Movement in allowance for doubtful debts

Balance as at beginning of period	$155,592	$54,619
Provision for bad debts	-	100,973
Reversal of the provision	-	-
Balance at end of period	155,592	155,592

Age of Impaired trade receivables

Current	$1,443,763	62.5%
1 - 30 days	603,980	26.2%
31 - 60 days	80,152	3.5%
61-90 days	37,007	1.6%
91 and over	144,345	6.3%
Total	2,309,247	100.0%

NOTE 7 – INVESTMENT IN ASSOCIATE

On April 23, 2018, the Company participated in the incorporation of a company in Indonesia, PT Weyland Indonesia Perkasa (“WIP’), an Indonesian limited liability company of which the Company held a 49% equity interest with the option to purchase an additional 31% equity interest at a later date. In April 2019, the Company completed the distribution as a dividend in specie, to the Company’s shareholders of record at October 12, 2018 of its 49% equity interest in WIP to Weyland AtoZPay Inc. and now holds an equitable interest of 31% in WIP.

The results of operations under brand name PAY/GOLogiq of WIP from April 23, 2018 has not been included as the amount had been fully impaired.

The Company held a 31% unexercised option in WIP as of December 31, 2018. Due to the continuing legal restructuring in Indonesia, all the conditions precedent had not been satisfied and the 31% option had not been exercised as of June 30, 2022.

NOTE 8 – AMOUNT DUE FROM ASSOCIATE

The amount due from associate is interest free, unsecured with no fixed repayment terms.

The amount due from associate of $7,243,700 has been acquired by GoLogiq as of January 27, 2022.

	As of June 30,	As of December 31,
	2022	2021

Amount due from associate	$-	$7,208,700
	$-	$7,208,700

NOTE 9 – PREPAYMENTS, DEPOSIT AND OTHER RECEIVABLES

Prepayments, deposits and other receivables consist of the following:

	As of June 30,	As of December 31,
	2022	2021

Deposit	$452,151	$400,801
Prepayments	198,599	403,210
	$650,750	$804,011

NOTE 10 – ACCRUALS AND OTHER PAYABLE

Accruals and other payable consist of the following:

	As of June 30,	As of December 31,
	2022	2021

Accruals	$1,807,996	$1,804,131
	$1,807,996	$1,804,131

NOTE 11 – INCOME TAX

The United States of America

Logiq, Inc. is incorporated in the State of Delaware in the U.S., and is subject to a gradual U.S. federal corporate income tax of 21%. The Company generated no taxable income for the three months ended June 30, 2022 and 2021, which, had the Company generated any taxable income, would have been subject to U.S. federal corporate income tax rate of 21% and 34%, respectively.

	As of June 30, 2022	As of December 31, 2021
U.S. statutory tax rate	21.00%	21.00%
Effective tax rate	21.00%	21.00%

As of June 30, 2022, the Company does not have any deferred tax assets.

History of Deferred tax assets

Potential benefits of income tax losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely-than-not it will utilize the net operating losses carried forward in future years.

Income tax recovery differs from what would be expected by applying the effective rates to net income (loss) as follows:

	As of June 30,	As of December 31,
	2015	2014

Net Profit/(Loss) for the year	$733,721	$(255,693)
Statutory and effective tax rates	39.8%	39.8%

Expected income tax expenses (recovery) based on effective rate	292,201	(101,765)
Tax losses carryforward deferred	(292,201)	101,765
Corporate Income Tax expenses (recovery) recognized in the accounts	-	-

The Company has accumulated net operating losses totaling $2,619,205 (2014: 3,352,926) for income tax purposes which expire starting in 2032. The components of the net deferred tax asset at December 31, 2015 and 2014 and the statutory tax rate, the effective tax rate and the amount of the valuation allowance are scheduled below:

	As of June 30,	As of December 31,
	2015	2014

Net operating loss carryforward	$2,619,205	$3,352,926
Accruals and reserves	-	-
	2,619,205	3,352,926
Statutory tax rate	39.8%	39.8%
Deferred tax assets	1,042,444	1,334,465
Valuation allowance	(1,042,444)	(1,334,465)
Net deferred tax asset	-	-

NOTE 12 – NOTES PAYABLE

On April 24, 2020, the Company’s subsidiary Logiq, Inc. (Nevada) formerly known as Origin8, Inc. received loan proceeds in the amount of $503,700 (the “PPP Loan”) under the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief and Economic Security Act and applicable regulations (the “CARES Act”).

Under the terms of the CARES Act, as amended by the Paycheck Protection Program Flexibility Act of 2020, Logiq, Inc. (Nevada) was eligible to apply for and receive forgiveness for all or a portion of its PPP Loan. Such forgiveness was to be determined, subject to limitations, based on the use of the loan proceeds for certain permissible purposes as set forth in the PPP, including, but not limited to, payroll costs (as defined under the PPP) and mortgage interest, rent or utility costs (collectively, “Qualifying Expenses”) incurred during the 24 weeks subsequent to funding, and on the maintenance of employee and compensation levels, as defined, following the funding of the PPP Loan. Logiq, Inc. (Nevada) used the proceeds of its PPP Loan for Qualifying Expenses.

On May 20, 2021, the PPP Loan of $503,700 was fully forgiven by the Small Business Administration of the CARES Act.

NOTE 13 – STOCKHOLDERS’ EQUITY

Common Stock

On February 25, 2020, the Company filed a certificate of amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, to effect a reverse stock split of the Company’s common stock, $0.0001 par value per share, at a rate of approximately 1-for-13 (the “Reverse Stock Split”).

Upon the filing of the Certificate of Amendment, and the resulting effectiveness of the Reverse Stock Split, every 13 outstanding shares of the Company’s common stock were, without any further action by the Company, or any holder thereof, combined into and automatically became 1 share of the Company’s Common Stock. No fractional shares were issued as a result of the Reverse Stock Split. In lieu thereof, fractional shares were cancelled, and stockholders received a cash payment in an amount equal to the fair market value of such fractional shares on the effective date. All shares of common stock eliminated as a result of the Reverse Stock Split were returned to the Company’s authorized and unissued capital stock, and the Company’s capital was reduced by an amount equal to the par value of the shares of common stock so retired.

The Reverse Stock Split did not change the Company’s authorized number of shares of common stock or its par value. As such, the Company is authorized to issue up to 250,000,000 shares of common stock, par value $0.0001.

Issuance of Common Stock

In the year 2021 we had the below common stock issuances:

Sale of Common Stock – January 2021

On January 12, 2021, Logiq entered into a Stock Purchase Agreement with certain investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 101,694 shares of the Company’s common stock to the purchasers at an offering price of $8.50 per share.

The offering resulted in gross proceeds of approximately $864,000 before deducting offering expenses. The shares of common stock were offered by the Company pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-248069), which was initially filed with the Securities and Exchange Commission on August 17, 2020, and was declared effective on August 26, 2020 (the “Registration Statement”).

Agreement and Plan of Merger – Rebel AI, Inc.

On March 29, 2021, Logiq, RAI Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Rebel AI, Inc., a Delaware corporation (“Rebel AI”), and Emmanuel Puentes, on behalf of the stockholders of Rebel AI (in such capacity, the “Stockholders’ Agent”), consummated a transaction pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) whereby the parties effectuated a merger of Merger Sub with and into Rebel AI, and as a result, Rebel AI became a wholly-owned subsidiary of the Company (the “Merger”).

As consideration for the Merger, the Company delivered to those persons set forth in the Merger Agreement an aggregate total cash payment of $1,126,000 (the “Cash Consideration”), and an aggregate number of restricted shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to (i) (x) $7,000,000, divided by (ii) the volume weighted average closing price of the Company’s Common Stock for the twenty consecutive trading days prior to Closing (the “Stock Consideration,” and together with the Cash Consideration, the “Merger Consideration”), subject in each case to adjustment as provided in the Merger Agreement. Notwithstanding the foregoing, pursuant to the terms of the Merger Agreement, (i) a portion of the Cash Consideration, in an amount equal to the outstanding balance of that PPP Loan made to Rebel AI in January 2021, shall be withheld at Closing and placed into an escrow account, pending forgiveness or repayment of the PPP Loan, as applicable, and (ii) $2,000,000 of Common Stock shall be withheld from the Stock Consideration and deposited into an escrow account, pending release in accordance with the terms of the Merger Agreement.

On June 30, 2021, the parties entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), pursuant to which the parties amended the Merger Agreement to eliminate any potential reductions to the total cash purchase price payable pursuant to the Merger Agreement in the event that the PPP Loan made to Rebel AI in January 2021 is not forgiven in full. As a result, Schedule A to the Merger Agreement was deleted and eliminated in its entirety.

Sale of Common Stock – March 2021

On March 8, 2021, Logiq entered into a Stock Purchase Agreement with an accredited investor, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 100,000 shares of the Company’s common stock, to the purchaser at an offering price of $5.00 per share.

The offering resulted in gross proceeds of approximately $500,000 before deducting offering expenses. The shares were offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement.

Sale of Common Stock – April 2021

On April 15, 2021, Logiq entered into a Stock Purchase Agreement with certain investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 304,000 shares of the Company’s common stock, to the purchasers at an offering price of $5.00 per share.

The offering resulted in gross proceeds of approximately $1,520,000 before deducting offering expenses. The shares were offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement.

Sale of Units in Connection With Canadian IPO - June 2021

On June 9, 2021, Logiq entered into an Agency Agreement (the “Agency Agreement”) with Research Capital Corporation (the “Agent”) relating to the offering (the “Offering”) by the Company of a minimum of 1,666,667 units of securities (each, a “Unit”), and a maximum of 3,333,333 Units, at a price of C$3.00 per Unit (the “Offering Price”), for minimum gross proceeds of C$5,000,000, and maximum gross proceeds of C$10,000,000. Each Unit consists of (i) one share of common stock of the Company, par value $0.0001 per share (and the Common Stock included in a Unit being a “Unit Share”), and (ii) one Common Stock purchase warrant (each, a “Warrant”), where each Warrant entitles the holder thereof to acquire one share of Common Stock (each, a “Warrant Share”) at an exercise price of C$3.50 per Warrant Share, subject to adjustment, at any time before the third anniversary (the “Warrant Expiry Date”) of June 17, 2021 (the “Closing Date”).

In consideration for the Agent’s services to the Company in connection with the Offering, the Company agreed to pay the Agent a cash fee (the “Agent’s Commission”) equal to 8.0% of the aggregate gross proceeds of the Offering. As additional compensation, the Company also agreed to issue to the Agent such number of non-transferrable compensation options (the “Agent Options”) equal to 8.0% of the number of Units sold pursuant to the Offering. Each Agent Option is exercisable for one Unit (an “Agent Unit”) at an exercise price of C$3.00 until the third anniversary of the Closing Date. Each Agent Unit consists of (i) one share of Common Stock, and (ii) one Common Stock purchase warrant (each, an “Agent Unit Warrant”). The Agent Unit Warrants will be issued under a Warrant Indenture, and have the same attributes as the Warrants to be comprised in the Units.

Furthermore, the Company agreed to issue 83,333 units of securities (the “Advisory Fee Units”) to the Agent as compensation for certain strategic advisory and support services rendered. This number was determined by dividing C$250,000 by the Offering Price. Each Advisory Fee Unit is comprised of (i) one share of Common Stock, and (ii) one warrant exercisable to purchase one share of Common Stock at an exercise price of C$3.50 for a period of 36 months from the Closing Date.

Pursuant to the terms of the Agency Agreement, the Company also agreed to grant the Agent an option (the “Over-Allotment Option”), exercisable in whole or in part, at the sole discretion of the Agent, at any time up to 30 days following the Closing Date, to purchase from the Company: (i) up to such additional number of Units (the “Over-Allotment Units”) equal to 15% of the number of Units sold under the Offering (the “Over-Allotment Number”) at the Offering Price; (ii) up to such number of additional Warrants (the “Over-Allotment Warrants”) equal to 15% of the number of Warrants comprising the Units sold under the Offering at C$0.4898 per Over-Allotment Warrant; (iii) up to such number of additional shares of Common Stock (the “Over-Allotment Unit Shares”) equal to 15% of the number of shares of Common Stock comprising the Units sold under the Offering at C$2.5102 per Over-Allotment Unit Share; or (iv) any combination of Over-Allotment Units, Over-Allotment Warrants, and Over-Allotment Unit Shares, so long as the aggregate number of Over-Allotment Units, Over-Allotment Warrants, and Over-Allotment Unit Shares does not comprise together more than what is included in the Over-Allotment Number of Over-Allotment Units. The Over-Allotment Option was granted to the Agent solely to cover over-allotments, if any, and for market stabilization purposes.

On June 21, 2021, the Offering closed whereby the Company sold 1,976,434 Units for aggregate gross proceeds of C$5,929,302 before deducting offering expenses. The Company also issued 83,333 Advisory Fee Units and 158,115 Agent Options to the Agent at the closing of the Offering. In connection with the closing of the Offering, the Company entered into a Warrant Indenture (the “Warrant Indenture”) with Odyssey Trust Company (the “Warrant Agent”), pursuant to which the Company issued Warrants to purchase up to a maximum of 4,223,333 shares of Common Stock. Each Warrant is exercisable at any time after June 21, 2021, and prior to June 21, 2024.

On June 21, 2021, the Company filed a prospectus supplement (the “Resale Prospectus Supplement”) to the Registration Statement. The Resale Prospectus Supplement covered the resale of the shares of Common Stock, Warrants (and the Warrant Shares underlying the Warrants), and Agent Options sold in the Offering, and may be used by the selling stockholders or certain of their respective assigns identified therein to resell such securities.

Overallotment-Allotment Offering – July 2021

On July 27, 2021, the Company closed the partial exercise of the over-allotment option granted to the Agent in connection with the Offering in Canada (the “Over-Allotment Offering”), whereby the Company sold an additional 201,700 Units for aggregate gross proceeds of C$605,100 before deducting offering expenses. The Company also issued an additional 16,136 non-transferrable Agent Options to the Agent as compensation for certain strategic advisory and support services rendered to the Company in connection with the Offering.

In connection with the Over-Allotment Offering, on July 27, 2021, the Company filed a prospectus supplement to its shelf registration statement on Form S-3 (Registration No. 333-248069), which was initially filed with the Commission on August 17, 2020, and was declared effective on August 26, 2020. The prospectus supplement covers the resale of the shares of Common Stock, Warrants (and the Warrant Shares underlying the Warrants), and Agent Options sold in the Over-Allotment Offering, and may be used by the selling stockholders or certain of their respective assigns identified therein to resell such securities.

Conversion of promissory notes-July 2021

On July 21, 2021, the total outstanding convertible promissory notes of $2,911,000, with the exception of two convertible promissory notes issued amounting to principal amount of $30,000, converted their notes into shares issued as additional paid in capital.

Sale of Common stock & Warrants - August 2021

On August 6, 2021, Logiq entered into a Stock Purchase Agreement with certain investors, pursuant to which the Company agreed to issue and sell, in a registered direct offering, 1,668,042 shares of the Company’s common stock to the purchasers at an offering price of $2.40 per share.

The offering resulted in gross proceeds of approximately $4,003,301 before deducting offering expenses. The Shares were offered by the Company pursuant to a prospectus supplement to the Company’s Registration Statement.

On August 6, 2021, the Company issued warrants (each, a “Warrant”) to purchase up to 1,668,042 shares of common stock. Each Warrant is a cash warrant and is exercisable at any time after August 6, 2021, and prior to August 6, 2024, with an exercise price of $2.85 per share (subject to a contractual 8% discount for one holder).

The Warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to a limited number of persons who are “accredited investors” or “sophisticated persons” as those terms are defined in Rule 501 of Regulation D promulgated by the SEC or Regulation S thereunder, without the use of any general solicitation or advertising to market or otherwise offer the Warrants for sale. None of the Warrants or the Common Stock underlying such Warrants have been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, or an exemption from such registration requirements.

During the period from October 1, 2021 to December 31, 2021, a total of 106,041 shares with par value of $0.0001 per share were issued to various stockholders.

In the year 2022 we had the below common stock issuances:

Sale of Common Stock – March 2022

On March 30, 2022, Logiq, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement with Ionic Ventures, LLC (“Ionic”), whereby the Company has the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $40,000,000 worth of the Company’s common stock (the “Purchase Shares”), par value $0.0001 per share. Sales of common stock by the Company under the Purchase Agreement will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing on March 30, 2020 (the “Primary Commencement Date”).

In connection with the execution of the Purchase Agreement, the Company is registering 2,926,000 shares of common stock to Ionic in connection with the purchase of $3,000,000 in shares of common stock (the “Primary Shares”) in connection with the initial purchase of common stock under the Purchase Agreement, which reflects an estimated value equal to the product of (A) the quotient of (y) the purchase amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price (defined below), multiplied by (B) 125% (which Ionic may increase at its discretion). The “Pre-Settlement Regular Purchase Price” is equal to 80% of the closing price of the common stock on the OTCQX Market on the date immediately preceding the Company’s receipt of a purchase notice under the Purchase Agreement.

The Regular Purchase Price, which is the price at which future shares of common stock sold under the Purchase Agreement will be sold at, for the Purchase Shares shall equal 97% of the arithmetic average of the five lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five times the Purchase Amount, in the aggregate, subject to a five Trading Day minimum (provided, however, that each day on which Ionic has requested Purchase Shares which cannot be delivered to Ionic shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up and as of the date of this filing, the Regular Purchase Price has yet to be calculated.

Also in connection with the execution of the Purchase Agreement, the Company issued a Warrant to purchase 631,579 shares of common stock (1.5% of the total $40,000,000 commitment amount) to Ionic for no consideration as a commitment fee, and has agreed to register the shares issuable upon exercise of the Warrant. The Warrant may be exercised for cash, but may also be exercised on a cashless exercise basis, which means the Company may not receive any proceeds from such cashless exercise. Under the Warrant, the Company does not have the right to control the timing and amount of any Warrant exercises by Ionic, except that there is a 9.99% ownership limitation blocker in the Warrant. Ionic may ultimately decide to exercise all, some or none of the Warrant.

The Company intends to register the remaining up to $37,000,000 worth of common stock under the Purchase Agreement, or any additional Primary Shares that may be issued after the date hereof to Ionic, or any Purchase Shares which may be issuable to Ionic as a “true up” pursuant to the initial purchase described above pursuant to a resale registration statement on Form S-1, which the Company filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2022, but which not yet been declared effective by the SEC. The Company and Ionic entered into a Registration Rights Agreement (the “RRA”) dated as of March 30, 2022, for such purpose.

Actual sales of common stock to Ionic under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, an effective resale registration statement, which is a condition to the commencement of additional sales under the Purchase Agreement (each, a “Secondary Commencement”), market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Company expects that any net proceeds received by the Company from sales to Ionic under the Purchase Agreement will be used for working capital and general corporate purposes.

The purchase price of the common stock purchased by the Ionic under the Purchase Agreement will be derived from prevailing market prices of the Company’s common stock immediately preceding the time of sale. The Company will control the timing and amount of future sales, if any, of Common Stock to Ionic. Ionic has no right to require the Company to sell any common stock to it, but Ionic is obligated to make purchases as the Company directs, subject to certain conditions.

The Purchase Agreement and the RRA each contains certain representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Ionic may not assign or transfer its rights and obligations under the Purchase Agreement.

The issuance of the Primary Shares and the shares issuable upon exercise of the Warrant have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-259851) (the “Registration Statement”), and the related base prospectus included in the Registration Statement dated October 8, 2021, as supplemented by a prospectus supplement to be filed on or about March 31, 2022 (the “Prospectus Supplement”).

On March 31, 2022 the Company, Battle Bridge Acquisition Co, LLC, a company beneficially owned entirely by the Company (the “Buyer”), Section 2383 LLC, a Wyoming limited liability company (“Seller”), Travis Phipps, an individual (“Phipps”) and Robb Billy (“Billy” and, together with Phipps, the “Founders”) and Travis Phipps, as Representative, entered into an asset purchase agreement (the “Battle Bridge Purchase Agreement”) whereby the Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer substantially all of the assets of Seller which represents the “Battle Bridge Labs” business (the “Battle Bridge Assets”) (collectively, the “Transaction”). The consummation of the Transaction (the “Closing”) occurred simultaneously with execution of the Battle Bridge Purchase Agreement on March 31, 2022.

As consideration for the Buyer’s acquisition of the Battle Bridge Assets, the Company agreed to pay $3,250,000 (the “Purchase Price”) which consisted of $250,000 in cash (the “Cash Consideration”) and the issuance of 2,912,621 shares of restricted common stock of the Company at $1.03 per share (the “Stock Consideration”) (representing $3,000,000 in Stock Consideration) which was the volume weighted average price (VWAP) of the Company’s common stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to Closing. $500,000 in Stock Consideration was retained by the Company at the Closing and held as partial security to satisfy indemnification claims for a period of 12 months following the Closing.

In addition, the recipients of the Stock Consideration agreed to sign lock-up and leak-out agreements which provide that, following a 6-month lock-period and ending 18 months after Closing, any sales of the Company’s common stock by such recipients do not exceed one percent (1%) of the then applicable thirty (30) day trading average volume of the Company’s common stock as of such date.

During the period from January 1, 2022 to March 31, 2022, a total of 2,951,080 shares with par value of $0.0001 per share were issued to various stockholders.

During the period from April 1, 2022 to June 30, 2022, a total of 4,231,824 shares with par value of $0.0001 per share were issued to various stockholders.

Capital Reserve

On January 9, 2020, the Company issued 35,714,285 shares to Conversion Point Technologies Inc. as consideration for the acquisition of all the assets of Logiq, Inc. Nevada formerly known as Origin8, Inc. incorporating Push Holdings Inc) in the amount of $14,284,714 and represents the excess of consideration over the par value of common stock of $0.0001 issued.

On November 2, 2020, the Company acquired substantially all the assets of Fixel AI Inc., a Delaware corporation (“Fixel”) in exchange for 564,467 shares of the Company’s common stock. In the amount of $5,000,000 and represents the excess of consideration over the par value of common stock of $0.0001 issued.

In July 2019, the Company issued a total of 51,762,839 shares of common stock to high net worth individuals and family offices in South East Asia pursuant to Regulation S.

During the year ended December 31, 2019, a total of 19,311,309 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received and 58,627,601 shares with par value of $0.0001 per share were issued to various stockholders.

During the year ended December 31, 2020, a total of 1,318,640 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received and 5,677,684 shares with par value of $0.0001 per share were issued to various stockholders.

During the year ended December 31, 2021, a total of 2,313,941 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received and 8,479,376 shares with par value of $0.0001 per share were issued to various stockholders.

During the period from January 1, 2022 to March 31, 2022, a total of 25,080 shares with par value of $0.0001 per share were issued for consultancy services received.

During the period from April 1, 2022 to June 30, 2022, a total of 1,017,286 shares with par value of $0.0001 per share were issued for consultancy services received.

Cancellation of Common Stock

During the three months ended March 31, 2022, 132,320 shares of common stock par value of $0.0001 per share, were cancelled.

During the three months ended June 30, 2022, 6 shares of common stock par value of $0.0001 per share, were cancelled.

Stock-Based Compensation

For the three months ended March 31, 2022 for Logiq, Inc., a total of 132,320 shares of common stock was returned and 25,080 shares of common stock were issued for stock-based compensation to consultants.

For the three months ended June 30, 2022 for Logiq, Inc., a total of 1,017,286 shares of common stock was issued for stock-based compensation to consultants.

NOTE 14 – (LOSS) PER SHARE

The following table sets forth the computation of basic and diluted earnings per common share for the three months and six months ended June 30, 2022 and 2021, respectively:

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021

Numerator - basic and diluted
Net (Loss)	$(6,460,841)	$(4,975,635)	(10,441,365)	9,057,384

Denominator
Weighted average number of common shares outstanding - basic and diluted	32,620,160	18,577,937	29,511,254	17,090,133
(Loss) per common share - basic and diluted	$(0.1981)	$(0.2678)	(0.3538)	0.5300

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Leases

The Company’s executive offices are currently leased for $923 per month.

Logiq Inc (Nevada) leases approximately 12,422 square feet comprising 8,737 square feet of office space and 3,685 square feet of warehouse space in Minneapolis, Minnesota, at a rate of $210,000 per annum. The original lease of office space from a related party under common ownership was a 7.5-year lease expiring December 31, 2021.   The Company extended its lease on the primary offices with a renewal option providing for additional lease period of twelve (12) months expiring December 31, 2022.

The operating lease is listed as separate line item on Logiq, Inc. (Nevada)’s June 30, 2022 and December 31, 2021 consolidated balance sheets and represent the Group’s right to use the underlying asset for the lease term. The Group’s obligations to make lease payments are also listed as a separate line items on the Group’s June 30, 2022 and December 31, 2021 consolidated balance sheets. Based on the present value of the lease payments for the remaining lease term of the Group’s existing leases, the Group recognized right-of-use assets and lease liabilities for operating leases of approximately $693,000, on January 8, 2020. Operating lease right-of-use assets and liabilities commencing after January 8, 2020 are recognized at commencement date based on the present value of lease payments over the lease term. As of June 30, 2022 and December 31, 2021, total operating right-of-use assets were $104,542 and $91,571, respectively. All operating lease expense is recognized on a straight-line basis over the lease term.

Because the rate implicit in the lease is not readily determinable, the Group uses its incremental borrowing rate to determine the present value of the lease payments.

Information related to the Group’s operating lease liabilities are as follows:

	As of June 30, 2022	As of December 31, 2021
Cash paid for operating lease liabilities	$208,304	367,200
Remaining lease term	6 months	1 years
Discount rate	1.5%	1.5%

Future minimum lease payments under the non-cancellable operating lease agreements are as follows:

2022	$105,000
Less imputed interest	(458)
Total lease liability	$104,542

Legal proceedings

None.

NOTE 16 – SEGMENT INFORMATION

The Group has determined that it operates in two operating and reportable business segments: DataLogiq and GoLogiq (including CreateApp (formerly known as AppLogiq). The Company determined its reportable segments based on operating and financial reports regularly reviewed by the Company’s Chief Operating Decision Maker (“CODM”), which is the Company’s Chief Executive Officer (“CEO”).

The DataLogiq reportable segment is comprised of the subsidiaries’ accounts of Logiq, Inc. (a Nevada Corporation), Fixel AI, Inc. and Rebel AI Inc.

The GoLogiq (fka Lovarra) reportable segment is comprised of the reportable segment of the CreateApp (formerly known as AppLogiq), which was held by the Company’s majority owned subsidiary, GoLogiq LLC, as of June 30, 2022.

The Logiq reportable segment is not a business segment but comprise Corporate activities.

The following table presents the segment information for the three months and six months ended June 30, 2022 and 2021:

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Logiq (Delaware)
Segment operating income	$-	$2,843,685	$-	$5,284,813
Other corporate expenses, net	1,764,522	6,504,374	1,507,992	11,774,679
Total operating (loss) income	(1,764,522)	(3,660,689)	(1,507,992)	(6,489,866)

GoLogiq (fka Lovarra) incl CreateApp
Segment operating income	$1,633,375	$-	$4,942,392	$-
Other corporate expenses, net	2,280,192	-	6,979,832	-
Total operating (loss)	(646,817)	-	(2,037,440)	-

Logiq (Nevada) incl DATALogiq
Segment operating income	$3,316,601	$5,460,302	$8,112,968	$11,099,486
Other corporate expenses, net	7,366,103	6,775,248	15,008,901	13,667,004
Total operating (loss)	(4,049,502)	(1,314,946)	(6,895,933)	(2,567,518)

Consolidated
Segment operating income	$4,949,976	$8,303,987	$13,055,360	$16,384,299
Other corporate expenses, net	11,410,817	13,279,622	23,496,725	25,441,683
Total operating (loss)	(6,460,841)	(4,975,635)	(10,441,365)	(9,057,384)

Significant Customers

No revenues from any single customer exceeded 10% of total net revenues for the three months and six months ended June 30, 2022 and 2021.

NOTE 17 – GEOGRAPHICAL INFORMATION

Revenue by geographical region for the three months and six months ended June 30, 2022 and 2021 were as follows:

	For the three months ended June 30,		For the three months ended June 30,
	2022	%	2021	%
Southeast Asia	$1,658,301	33.5	1,421,843	17.1
EU	829,150	16.8	710,921	8.6
South Korea	497,490	10.1	426,553	5.1
Africa	331,660	6.7	284,369	3.4
North America	1,633,375	33.0	5,460,302	65.8
Total revenue	$4,949,976	100.0	$8,303,987	100.0

	For the six months ended June 30,		For the six months ended June 30,
	2022	%	2021	%
Southeast Asia	$4,056,484	31.1	2,642,407	16.1
EU	2,028,242	15.5	1,321,203	8.1
South Korea	1,216,945	9.3	792,722	4.8
Africa	811,297	6.2	528,481	3.2
North America	4,942,392	37.9	11,099,486	67.8
Total revenue	$13,055,360	100.0	$16,384,299	100.0

NOTE 18 – BUSINESS COMBINATION

Push Holdings Inc.

On January 8, 2020, the Company acquired substantially all the assets of Push Holdings Inc in exchange for 35,714,285 shares of the Company’s common stock. The fair value of the shares of common stock at the close of the transaction was $14,285,714.

The acquisition of substantially all the assets of Pushing Holding was accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the results of Logiq Inc (Nevada)’s operations included in the Company’s consolidated financial statements from January 9, 2020. Goodwill has been measured as the excess of the total consideration over the amounts assigned to identifiable assets acquired and liabilities assumed.

During the year ended December 31, 2020, the Company, through its wholly-owned subsidiary, Logiq Inc (Nevada) acquired substantially all of the assets of Push Holdings, Inc. The fair values of assets acquired and liabilities assumed were as follows:

Cash and cash equivalents	$574,572
Restricted cash	1,025,000
Accounts receivable, net	709,053
Prepaid expenses and other current assets	11,940
Property, plant and equipment	225,126
Intangible assets	8,250,000
Accounts payable	(367,091)
Accrued expenses and other current liabilities	(424,094)
Due to parent company	(500,000)
Goodwill	4,781,208
Net assets acquired	$14,285,714

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Push has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that Push Holdings would have paid if Push Holdings did not own the software technology.

On the acquisition date, goodwill of $4,781,208 and other intangible assets of $8,250,000 were recorded. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The Company incurred some accounting and legal fees related to the acquisition of the assets of Push Holdings. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the three months ended March 31, 2021.

In the consolidated statements of operations, revenues and expenses include the operations of Logiq Inc (Nevada) since January 9, 2020, which is the day after the acquisition date.

Fixel AI Inc.

On November 2, 2020, the Company acquired Fixel AI Inc., a Delaware corporation (“Fixel”) in exchange for 564,467 shares of the Company’s common stock. The fair value of the shares of common stock at the close of the transaction was $8.86.

On the closing date, the Company issued 564,467 restricted shares of its common stock to Fixel Stockholders, of which the shares allocated to the Fixel stockholders that are residents of Israel (“Israel Stockholders”) will be delivered to an independent third-party escrow (the “Escrow Shares”), where (i) such shares will be released to Israel Stockholders upon each Israel Stockholder’s compliance with the 104H tax ruling issued by certain tax authorities of Israel in connection with the Merger and (ii) shares held by Founders making up approximately 20% of the shares issued will be held subject to offset for indemnification purposes. The Shares were issued at a trailing twenty (20) day VWAP of $8.86 per share.

The fair values of assets acquired and liabilities assumed were as follows:

Cash and cash equivalents	$67,167
Restricted cash	10,229
Accounts receivable, net	29,036
Prepaid expenses and other current assets	20,963
Intangible assets	4,678,422
Accounts payable	280
Accrued expenses and other current liabilities	(47,021)
Deferred revenue	(55,958)
Goodwill	296,882
Net assets acquired	$5,000,000

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Fixel has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that Fixel would have paid if Fixel did not own the software technology.

On the acquisition date, goodwill of $296,882 and other intangible assets of $4,678,422 were recorded. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The Company incurred some accounting and legal fees related to the acquisition of the assets of Fixel. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the three months ended March 31, 2021.

In the consolidated statements of operations, revenues and expenses include the operations of Fixel AI, Inc. since November 3, 2020, which is the day after the acquisition date.

Rebel AI Inc.

On March 29, 2021, the Company acquired Rebel for a total cash consideration of $1,126,000 and in exchange for 1,032,056 shares of the Company’s common stock. The fair value of the shares of common stock at the close of the transaction was $6.00.

On the Closing Date, the Company issued 1,032,056 restricted shares of its common stock to Rebel Stockholders, and at a trailing twenty (20) day VWAP of $6.00 per share.

Cash and cash equivalents	$7,736
Accounts receivable, net	10,052
Prepaid expenses and other current assets	14,617
Property, plant and equipment	28,236
Intangible assets	6,789,969
Accrued expenses and other current liabilities	(32,110)
Goodwill	499,836
Net assets acquired	$7,318,336

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Rebel has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that Rebel would have paid if Rebel did not own the software technology.

On the acquisition date, goodwill of $499,836 and other intangible assets of $6,789,969 were recorded. The other intangible asset identified during the acquisition is software technology, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The Company incurred some accounting and legal fees related to the acquisition of the assets of Rebel. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the period ended March 31, 2021.

In the consolidated statements of operations, revenues and expenses include the operations of Rebel AI, Inc. since March 29, 2021, which is the day after the acquisition date.

GoLogiq, Inc. (fka Lovarra)

On January 27, 2022, the Company sold substantially all the assets of CreateApp to GoLogiq, Inc. (then known as Lovarra), a fully reporting majority owned subsidiary of the Company, in exchange for 26,350,756 of GoLogiq’s common stock (the “GoLogiq Shares”) at a price per share of $1.195411 (par value $0.001). The fair value of the GoLogiq Shares at the close of the transaction was $31,500,000 as determined by a valuation of the business. As a result of the transaction, GoLogiq became a majority owned subsidiary of the Company.

The acquisition by GoLogiq of substantially all the assets of CreateApp was accounted for as a business combination in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with the results of GoLogiq’s operations included in the Company’s consolidated financial statements from January 1, 2022. Goodwill has been measured as the excess of the total consideration over the amounts assigned to identifiable assets acquired and liabilities assumed.

As discussed above, during the period ended March 31, 2022, GoLogiq acquired substantially all of the assets of CreateApp. The fair value of assets acquired assumed were as follows:

Intangible assets, net	$24,000,000
Goodwill	7,500,000
Net assets acquired	31,500,000

Fair valuation methods used for the identifiable net assets acquired in the acquisition make use of quoted prices in active markets, discounted cash flows and risk adjusted weighted cost of capital. The methods used in determining fair value of the intangible assets included consideration of the three traditional approaches to value: market, income, and cost. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of intangible assets acquired from Logiq, Inc. has been developed primarily on the basis of the income approach. Under the income approach, the Company evaluated revenue projections derived from the software technology and the appropriate royalty rate that GoLogiq would have paid if GoLogiq did not own the software technology.

On the acquisition date, goodwill of $7,500,000 and intangible assets of $24,000,000 were recorded. The intangible asset identified during the acquisition is software technology for CreateApp and Atoz Pay/Go platform, which has a weighted average useful life of five years, which is management’s best estimate at the time of the acquisition.

The CreateApp platform enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “CreateApp,” which is a platform that is offered as a Platform as a Service (“PaaS”) to our customers.

AtozPay competes primarily with credit card and debit card service providers, banks with payment processing offerings, other offline payment options and other electronic payment system operators. AtozGo is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry.

The Company incurred some accounting and legal fees related to the acquisition of the assets of CreateApp. The amount attributable to the Company has been included in general and administrative expenses in the accompanying consolidated statement of operations for the quarter ended March 31, 2022.

In the consolidated statements of operations, revenues and expenses include the operations of CreateApp since January 27, 2022, which is the day after the acquisition date.

NOTE 19 – SUBSEQUENT EVENTS

On July 27, 2022 (the “Separation Date”), the Company completed the previously announced distribution of its direct ownership interest in GoLogiq (formerly known as Lovarra), consisting of 26,350,756 shares of GoLogiq common stock (collectively, the “GoLogiq Shares”), to the Company’s shareholders of record as of the close of business on December 30, 2021 (the “Record Date”) through a special dividend. The distribution was structured as a spin-off (the “Spin-off”), which occurred by way of a pro rata distribution, on a 1-for-1 basis (the “Distribution”), of the GoLogiq Shares to Logiq’s shareholders of record as of the Record Date (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof received 1 share of GoLogiq common stock). As a result, GoLogiq is now a completely independent public company trading under the symbol “GOLQ” on the OTC PINK tier of the OTC Markets marketplace. After the Distribution, the Company will no longer consolidate GoLogiq into its financial results.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee	$867.68
FINRA Filing Fee	$-
Printing Fees and Expenses*	$-
Accounting Fees and Expenses*	$10,000.00
Legal Fees and Expenses*	$15,000.00
Transfer Agent and Registrar Fees	$-
Miscellaneous Fees and Expenses*	$1,000
Total*	$26,867.68

*	Estimated expenses.

Item 14. Indemnification of Directors and Officers

Our Amended and Restated Bylaws, effective January 25, 2022, as amended (the “A&R Bylaws”) contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions, or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

Our A&R Bylaws provides that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our A&R Bylaws also provides that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.

The limitation of liability and indemnification provisions in our A&R Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

In addition, in the future, we may enter into indemnification agreements with our directors and officers and other employees or agents that may contain certain indemnification and advancement rights arising under their agreements with us. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We may also grant certain indemnification and advancement rights to other employees or agents, or other persons providing services at our request that may be equivalent to, or greater or less than those indemnification and advancement rights as set forth in our A&R Bylaws.

The above discussion of our A&R Bylaws and Delaware law is not intended to be exhaustive and is respectively qualified in its entirety by such A&R Bylaws and applicable Delaware law.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. We have been advised that, in the opinion of the SEC, indemnification of directors or officers for liabilities arising under the Securities Act is against public policy and, therefore, such indemnification provisions may be unenforceable.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2019, the Company engaged in the following sales and issuances of unregistered securities:

In between January 16, 2019 and May 10, 2019, the Company completed a private placement pursuant to which it sold 3,706,000 shares of its common stock to individuals at a price of $0.10 per share resulting in proceeds of $370,600 to the company.

On January 28, 2019, February 12, 2019, May 6, 2019, June 5, 2019, and June 20, 2019, the Company issued 661,202 shares of its common stock to advisor for services provided to the Company.

On February 14, 2019, the Company issued 820,000 shares of its common stock to legal consultant in exchange for services provided to the Company; and 605,000 shares in connection with advisory on the Myanmar initiative.

On March 12, 2019, the Company issued 250,000 shares of its common stock to legal consultant in exchange for services provided to the Company.

On April 30, 2019, the Company issued 250,000 shares of its common stock to financial advisor in exchange for services provided to the Company.

On May 10, 2019, the Company issued 875,000 shares of its common stock to finder and consultant in exchange for services provided to the Company.

On June 5, 2019, the Company issued 1,086,000 shares of its common stock to legal consultant, technology consultants and strategy consultant in exchange for services provided to the Company.

On June 14, 2019, the Company issued 325,500 shares of its common stock to strategy consultants and up listing consultant in exchange for services provided to the Company.

On June 14, 2019, the Company completed a private placement pursuant to which it sold 500,000 shares of its common stock to an individual at a price of $0.20 per share resulting in proceeds of $100,000 to the Company.

On June 20, 2019, the Company issued 3,329,940 shares of its common stock with a two-year lock-up from the date of issuance, as part of a legal settlement. On 9 July, 2019, 3,550,000 shares of the Company’s common stock were returned to treasury as part of the legal settlement.

On July 12, 2019, July 16, 2019 and July 26, 2019, the Company issued 2,545,000 shares of its common stock to consultants and up listing consultant in exchange for services provided to the Company.

On July 12, 2019, the Company issued 250,000 shares of its common stock to board advisor in exchange for services provided to the Company.

On July 16, 2019, the Company issued 447,000 shares of its common stock to legal consultants in exchange for services provided to the Company.

On July 16, 2019, the Company completed a private placement pursuant to which it sold 500,000 shares of its common stock to an individual at a price of $0.20 per share resulting in proceeds of $100,000 to the Company.

On August 22, 2019, the Company issued 1,450,000 shares of its common stock to strategy consultant in exchange for services provided to the Company.

On August 22, 2019, the Company issued 666,667 shares to individual investor in advance of $100,000 investment to come in 2020.

On August 22, 2019, the Company completed a private placement pursuant to which it sold 270,000 shares of its common stock to individuals at a price of $0.15 per share resulting in proceeds of $40,500 to the Company.

On October 23, 2019, the Company issued 250,000 shares of its common stock to legal consultants in exchange for services provided to the Company.

On November 13, 2019, the Company issued 2,150,000 shares of its common stock to senior management and founder in exchange for services provided to the Company.

On November 21, 2019, the Company issued 6,000,000 shares of its common stock to senior management, directors and operational staff in exchange for services provided to the Company.

On November 21, 2019, the Company issued 144,761 shares of its common stock to strategy consultants in exchange for services provided to the Company.

On December 4, 2019, the Company completed a private placement pursuant to which it sold 40,000 shares of its common stock to an individual at the price of $0.10 per share resulting in proceeds of $4,000 to the Company.

On December 5, 2019, the Company issued 160,000 shares of its common stock to consultant in exchange for services provided to the Company.

On August 19, 2019 and November 15, 2019, the Company completed private placements pursuant to which it sold 45,511,676 shares of its common stock to individuals at prices of $0.15 and $0.25 per share resulting in proceeds of $7,023,350.

On December 31, 2019, the Company partially completed a private placement pursuant to which it sold 6,251,162.67 shares of its common stock to individuals at prices of $$0.30 and $0.15 per share resulting in proceeds of $1,808,350 to the Company.

During the year ended December 31, 2020, the Company engaged in the following sales and issuances of unregistered securities:

None.

During the year ended December 31, 2021, the Company engaged in the following sales and issuances of unregistered securities:

On August 6, 2021, the Company issued warrants (each, a “Warrant”) to purchase up to 1,668,042 shares of Common Stock. Each Warrant is a cash warrant and is exercisable at any time after August 6, 2021, and prior to August 6, 2024, with an exercise price of $2.85 per share (subject to a contractual 8% discount for one holder).

On March 29, 2021, the Company issued 1,032,056 shares of the Company’s common stock in connection with its acquisition of Rebel.

During the nine months ended September 30, 2021, a total of 2,292,135 shares with par value of $0.0001 per share were issued for consultancy services received including shares issued to Senior Management, Directors, Operational Staff, Legal Consultants, Strategy Advisors and Technology Consultants received, and 6,418,707 shares with par value of $0.0001 per share were issued to various stockholders and 1,976,434 shares with par value of $0.0001 per share were issued to various stockholders of the IPO on NEO Exchange in Canada on June 21, 2021.

Subsequent to the year ended December 31, 2021, the Company engaged in the following sales and issuances of unregistered securities:

On March 31, 2022, the Company issued 2,912,621 shares of the Company’s common stock in connection with its acquisition of the Battle Bridge Labs assets.

No underwriters were involved in the transactions described above. All of the securities issued in the foregoing transactions were issued by the Company in reliance upon the exemption from registration available under Section 4(a)(2) of the Securities Act, including Regulation D and/or Regulation S promulgated thereunder, in that the transactions involved the issuance and sale of the Company’s securities to financially sophisticated individuals or entities that were aware of the Company’s activities and business and financial condition, and took the securities for investment purposes and understood the ramifications of their actions. The Company did not engage in any form of general solicitation or general advertising in connection with the transactions. The individuals or entities represented that they were each an “accredited investor” as defined in Regulation D at the time of issuance of the securities, and that each of such individuals or entities was acquiring such securities for their own account and not for distribution. All certificates representing the securities issued have a legend imprinted on them stating that the shares have not been registered under the Securities Act and cannot be transferred until properly registered under the Securities Act or an exemption applies.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement by and among Logiq, Inc. and its wholly-owned subsidiary, Origin8, Inc., Push Holdings, Inc. and ConversionPoint Technologies, Inc., dated as of December 16, 2019 (3)
2.2	Agreement and Plan of Merger by and among Fixel AI Inc., Logiq, Inc., Logiq Merger Sub, Inc., Etgar Shpivak, Hadar Shpivak and Elad Levy, dated as of October 30, 2020 (7)
2.3	Agreement and Plan of Merger by and among Logiq, Inc., RAI Acquisition Sub, Inc., Rebel AI, Inc, and Emmanuel Puentes, dated as of March 3, 2021 (9)
2.4	Amendment No. 1 to Agreement and Plan of Merger, dated June 30, 2021 (13)
2.5	Master Distribution Agreement by and between Logiq, Inc. and Lovarra, dated December 15, 2021 (16)
2.6	Separation Agreement by and between Logiq, Inc. and Lovarra, dated December 15, 2021 (16)
2.7	Binding Letter of Intent, dated February 16, 2022 by and between Logiq, Inc., Battle Bridge Labs LLC, and Section 2383 LLC. (18)
2.8	Asset Purchase Agreement, dated March 31, 2022, by and among Logiq, Inc., Battle Bridge Acquisition Co, LLC, Section 2383 LLC, Travis Phipps and Robb Billy (19)
3.1	Certificate of Incorporation, filed November 18, 2004 (1)
3.2	Certificate of Amendment to the Certificate of Incorporation of the Company, filed March 1, 2007 (4)
3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, filed August 2, 2011(4)
3.4	Certificate of Amendment to the Certificate of Incorporation of the Company, filed January 14, 2013(4)
3.5	Certificate of Amendment to the Certificate of Incorporation of the Company, filed April 10, 2013(4)
3.6	Certificate of Amendment to the Certificate of Incorporation of the Company, filed May 10, 2013(4)
3.7	Certificate of Amendment to the Certificate of Incorporation of the Company, filed September 18, 2013(4)
3.8	Certificate of Amendment to the Certificate of Incorporation of the Company, filed December 5, 2013(4)
3.9	Certificate of Amendment to the Certificate of Incorporation of the Company, filed August 5, 2015(4)
3.10	Certificate of Amendment to the Certificate of Incorporation of the Company, filed February 25, 2020(4)
3.11	Certificate of Amendment to the Certificate of Incorporation of the Company, filed July 31, 2020 (4)
3.12	Bylaws (1)
3.13	First Amended and Restated Bylaws, dated January 25, 2022 (11)
4.2	Form of Warrant Indenture, dated June 21, 2021 (12)
4.3	Form of Warrant to Purchase Common Stock (14)
4.4	Form of Indenture (15)
4.5	Warrant to Purchase Common Stock, dated March 30, 2022. (17)
5.1**	Opinion of Procopio, Cory, Hargreaves & Savitch LLP
10.1	Consultancy Service Agreement by and between the Company and Falcon Capital Partners Limited, dated June 7, 2019 (2)
10.2	Executive Employment Agreement with Tom Furukawa, dated as of September 1, 2020 (5)
10.3	Executive Employment Agreement by and between Logiq, Inc. and Steven J. Hartman, dated as of November 4, 2020 (8)
10.4	Logiq, Inc. 2020 Equity Incentive Plan and related form agreements (6)
10.5	Logiq, Inc. Amended and Restated 2020 Equity Incentive Plan and related form agreements (10)
10.6	Second Amended and Restated 2020 Equity Incentive Plan (11)
10.7	Transition Services Agreement by and between Logiq, Inc. and Lovarra, dated December 15, 2021 (16)
10.8	Tax Sharing Agreement by and between Logiq, Inc. and Lovarra, dated December 15, 2021 (16)
10.9	Purchase Agreement, dated March 30, 2022, by and between Logiq, Inc. and Ionic Ventures, LLC. (17)
10.10	Registration Rights Agreement, dated March 30, 2022, by and between Logiq, Inc. and Ionic Ventures, LLC. (17)
21.1*	Subsidiaries of the Company
23.1*	Consent of Centurion ZD CPA & Co.
24.1	Power of Attorney (included on signature page)
23.2**	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Calculation of Filing Fee

*	Filed herewith
**	To be filed by amendment.
(1)	Incorporated by reference to Form SB-2 of the Company filed with the Securities and Exchange Commission on September 19, 2005
(2)	Incorporated by reference to Form 10-Q of the Company filed with the Securities and Exchange Commission on November 14, 2019
(3)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on December 18, 2019
(4)	Incorporated by reference to Form 10-K of the Company filed with the Securities and Exchange Commission on March 31, 2021

(5)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on September 4, 2020
(6)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on October 1, 2020
(7)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on November 5, 2020
(8)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on November 10, 2020
(9)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on March 5, 2021
(10)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on April 27, 2021
(11)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on January 26, 2022
(12)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on June 21, 2021
(13)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on June 30, 2021
(14)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on August 6, 2021
(15)	Incorporated by reference to Form S-3 of the Company filed with the Securities and Exchange Commission on September 28, 2021
(16)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on December 16, 2021
(17)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on March 31, 2022
(18)	Incorporated by reference to Form 10-K of the Company filed with the Securities and Exchange Commission on April 1, 2022
(19)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on April 6, 2022
(20)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on May 16, 2022
(21)	Incorporated by reference to Form 10-Q of the Company filed with the Securities and Exchange Commission on May 16, 2022
(22)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on July 27, 2022
(23)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on August 12, 2022
(24)	Incorporated by reference to Form 8-K of the Company filed with the Securities and Exchange Commission on September 12, 2022

(b) Financial Statement Schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1993 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on October 7, 2022.

LOGIQ, INC.

By:	/s/ Brent Suen
Name:	Brent Suen
Title:	Chief Executive Officer, Principal Executive & Financial Officer

Each person whose signature appears below constitutes and appoints Brent Suen his/her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Brent Suen	Chief Executive Officer, President, Executive Chairman & Director (Principal Executive and Financial Officer)	October 7, 2022
Brent Suen

/s/ Lionel Choong	Chief Financial Officer, Director	October 7, 2022
Lionel Choong	(Principal Accounting Officer)

/s/ John MacNeil	Chief Operating Officer, Chief Of Staff, Director	October 7, 2022
John MacNeil

/s/ Josh Jacobs	Independent Director	October 7, 2022
Josh Jacobs